As filed with the Securities and Exchange Commission on August 28, 2013

Registration Nos. 333-                       , 333-                       , 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

NV Energy, Inc.

(Exact name of registrant as specified in its charter)

NEVADA	6226 West Sahara Avenue	88-0198358
(State or other jurisdiction of of incorporation or organization)	Las Vegas, Nevada 89146 (702) 402-5000	(I.R.S. Employer Identification No.)

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Nevada Power Company

d/b/a NV Energy

(Exact name of registrant as specified in its charter)

NEVADA	6226 West Sahara Avenue	88-0420104
(State or other jurisdiction of incorporation or organization)	Las Vegas, Nevada 89146 (702) 402-5000	(I.R.S. Employer Identification No.)

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Sierra Pacific Power Company

d/b/a NV Energy

(Exact name of registrant as specified in its charter)

NEVADA	P.O. Box 10100	88-0044418
(State or other jurisdiction of incorporation or organization)	(6100 Neil Road) Reno, Nevada 89520-0400 (775) 834-4011	(I.R.S. Employer Identification No.)

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Paul J. Kaleta, Esq.

Executive Vice President, Shared Services, General Counsel and Corporate Secretary

NV Energy, Inc.

6226 West Sahara Avenue

Las Vegas, Nevada 89146

(702) 402-5690

(Name, address, including zip code, and telephone number, including area code, of agent for service)

With a copy to:

James A. McDaniel, Esq.

Andrew J. Hickey, Esq.

Choate, Hall & Stewart LLP

Two International Place

Boston, Massachusetts 02110

(617) 248-5000

Approximate date of commencement of proposed sale of the securities to the public: From time to time after the effective date of this Registration Statement as determined by market conditions and other factors.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 (the “Securities Act”), other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☑

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is to be a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the registration statement of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☑

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act (Check one):

NV Energy, Inc.

Large Accelerated Filer ☑	Accelerated Filer ☐	Non-accelerated Filer ☐ (Do not check if smaller reporting company)	Smaller reporting company ☐

Nevada Power Company

Large Accelerated Filer ☐	Accelerated Filer ☐	Non-accelerated Filer ☑ (Do not check if smaller reporting company)	Smaller reporting company ☐

Sierra Pacific Power Company

Large Accelerated Filer ☐	Accelerated Filer ☐	Non-accelerated Filer ☑ (Do not check if smaller reporting company)	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered/ Proposed Maximum Aggregate Offering Price Per Unit/ Proposed Maximum Aggregate Offering Price/Amount of Registration Fee(1) (2)
Common Stock, Debt Securities, Warrants, Stock Purchase Contracts and Stock Purchase Units (3) of NV Energy, Inc.
General and Refunding Mortgage Securities, Debt Securities, Trust Preferred Securities (4) and Guarantees of Trust Preferred Securities of Nevada Power Company
General and Refunding Mortgage Securities, Debt Securities, Trust Preferred Securities (4) and Guarantees of Trust Preferred Securities of Sierra Pacific Power Company

(1)	An indeterminate amount or number of the securities of each identified class is being registered as may from time to time be offered by NV Energy, Inc., Nevada Power Company or Sierra Pacific Power Company at indeterminate prices, along with an indeterminate number of securities that may be issued upon exercise, settlement, exchange or conversion of securities offered hereunder. Separate consideration may or may not be received for securities that are issuable upon exercise, settlement, conversion or exchange of other securities or that are issued in units.

(2)	The Registrants are deferring payment of all of the registration fee in accordance with Rules 456(b) and 457(r).

(3)	Each Stock Purchase Unit will consist of (a) a Stock Purchase Contract, under which the holder, upon settlement, will purchase an indeterminate number of shares of Common Stock of NV Energy, Inc. and (b) a beneficial interest in Debt Securities of NV Energy, Inc., or debt obligations of third parties, including U.S. Treasury securities, purchased with the proceeds from the sale of the Stock Purchase Units. Each beneficial interest will be pledged to secure the obligation of such holder to purchase such shares of Common Stock. No separate consideration will be received for the Stock Purchase Contracts or the related beneficial interests.

(4)	The trust preferred securities may be issued by trusts that the Registrant may form in the future.

EXPLANATORY NOTE

This registration statement contains three (3) separate forms of prospectus, each of which is to be used in connection with offerings of the following securities:

(1)	The common stock, debt securities, warrants, stock purchase contracts and stock purchase units of NV Energy, Inc. registered pursuant to this registration statement;

(2)	The general and refunding mortgage securities, debt securities, trust preferred securities and guarantees of trust preferred securities of Nevada Power Company d/b/a NV Energy registered pursuant to this registration statement; and

(3)	The general and refunding mortgage securities, debt securities, trust preferred securities, and guarantees of trust preferred securities of Sierra Pacific Power Company d/b/a NV Energy registered pursuant to this registration statement.

This combined registration statement is separately filed by NV Energy, Inc., Nevada Power Company and Sierra Pacific Power Company. The registration statement of each of the respective registrants consists of the registrant’s prospectus (including the documents incorporated therein by reference) and the information set forth in Part II of this registration statement that is applicable to such registrant. No registrant makes any representation as to, or takes any responsibility for, the information relating to the other registrants, set forth herein or incorporated herein by reference, except to the extent that any such information is specifically included or incorporated in the registration statement of such registrant.

PROSPECTUS

NV ENERGY, INC.

COMMON STOCK

DEBT SECURITIES

WARRANTS

STOCK PURCHASE CONTRACTS

STOCK PURCHASE UNITS

NV Energy, Inc., a Nevada corporation, may offer and sell, from time to time, these securities in one or more offerings. We may offer the securities simultaneously or at different times, in one or more separate series, in amounts, at prices and on terms to be determined at or prior to the time or times of sale.

This prospectus provides you with a general description of these securities. We will provide specific information about the offering and the terms of these securities in one or more supplements to this prospectus. The supplements may also add, update or change information contained in this prospectus. This prospectus may not be used to offer and sell our securities unless accompanied by a prospectus supplement. You should read this prospectus and the related prospectus supplements carefully before you invest in these securities.

The common stock of NV Energy, Inc. is listed on the New York Stock Exchange under the symbol “NVE.”

Our principal executive offices are located at 6226 West Sahara Avenue, Las Vegas, NV 89146 and our telephone number is (702) 402-5000.

Investing in these securities involves certain risks. See “Risk Factors” on page 1.

We may offer and sell these securities through one or more underwriters or agents. We will set forth in the related prospectus supplement the names of the underwriters or agents, the discount or commission received by them from us as compensation, our other expenses for the offering and sale of these securities and the net proceeds we receive from the sale. See “Plan of Distribution.”

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this prospectus is August 28, 2013.

About This Prospectus	1
Risk Factors	1
Forward-Looking Statements	2
Where You Can Find More Information	2
Incorporation Of Information We File With The Securities And Exchange Commission	2
NV Energy, Inc.	4
Use Of Proceeds	4
Description Of Common Stock	5
Description Of Debt Securities	7
Description Of Stock Purchase Contracts And Stock Purchase Units Or Warrants For Stock	15
Book-Entry System	15
Legal Matters	18
Experts	19
EX-5.1
EX-5.2
EX-5.3
EX-5.4
EX-5.6
EX-5.7
EX-23.1
EX-23.4
EX-23.8

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement (No. 333-             ) that we filed with the Securities and Exchange Commission (the “SEC”) utilizing a shelf registration process. Under this process, we may offer from time to time any combination of the securities described in this prospectus in one or more offerings. We may offer any of the following securities: senior debt securities or subordinated debt securities, each of which may be convertible into our common stock, stock purchase contracts and stock purchase units. We may also offer warrants to purchase shares of our common stock. In this prospectus, we refer to the common stock, senior debt securities, subordinated debt securities, stock purchase contracts, stock purchase units and warrants collectively as the “securities.” This prospectus provides you with a general description of the securities we may offer. Each time we offer securities, we will provide you with a prospectus supplement and, if applicable, a pricing supplement. The prospectus supplement and any applicable pricing supplement will describe the specific amounts, prices and terms of the debt securities being offered and, in the case of the common stock, the offering price. The prospectus supplement and any applicable pricing supplement may also add to, update or change the information in this prospectus. It is important for you to read and consider all information contained or incorporated by reference in this prospectus, the applicable prospectus supplement and any applicable pricing supplement. You should also read and consider the information in the documents to which we have referred you in “Where You Can Find More Information” in this prospectus.

No person is authorized to give any information or to make any representations other than those contained or incorporated by reference in this prospectus, and, if given or made, such information or representations must not be relied upon as having been authorized. Neither the delivery of this prospectus, the applicable prospectus supplement or any applicable pricing supplement, nor any sale made hereunder, shall under any circumstances create any implication that there has been no change in our affairs since the date of this prospectus, or that the information contained or incorporated by reference in this prospectus is correct as of any time subsequent to the date of such information.

The distribution of this prospectus, the applicable prospectus supplement and any applicable pricing supplement and the offering of the securities in certain jurisdictions may be restricted by law. This prospectus does not constitute an offer, or any invitation on our behalf, to subscribe to or purchase any of the securities, and may not be used for or in connection with an offer or solicitation by anyone, in any jurisdiction in which such an offer or solicitation is not authorized or to any person to whom it is unlawful to make such an offer or solicitation.

In this prospectus, “NV Energy, Inc.,” the “Company,” “we,” “us,” and “our” refer specifically to NV Energy, Inc., the holding company which holds, among other things, all the common stock of NPC and SPPC, as defined below.

RISK FACTORS

Investing in our securities involves risks. You are urged to read and carefully consider the information under the heading “Risk Factors” in:

•	our Annual Report on Form 10-K for the fiscal year ended December 31, 2012, which is incorporated by reference into this prospectus;

•	our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2013 and June 30, 2013, which are incorporated by reference into this prospectus; and

•	documents we file with the SEC after the date of this prospectus and which are deemed incorporated by reference into this prospectus.

Before making an investment decision, you should carefully consider these risks as well as other information we incorporate by reference in this prospectus. The risks and uncertainties that we have described are not the only ones facing us or Nevada Power Company (“NPC”) or Sierra Pacific Power Company (“SPPC” and, together with NPC, the “Utilities”). The prospectus supplement applicable to each type or series of securities we offer under this registration statement may contain additional information about risks applicable to an investment our company and the particular type of securities we are offering under that prospectus supplement.

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FORWARD-LOOKING STATEMENTS

This prospectus, including the documents incorporated by reference, contains forward-looking statements. These forward-looking statements can be identified by the use of words such as “assume,” “expect,” “intend,” “plan,” “project,” “believe,” “estimate,” “predict,” “anticipate,” “may,” “might,” “should,” “could,” “goal,” “potential” and similar expressions. We base these forward-looking statements on our current expectations and projections about future events, our assumptions regarding these events and our knowledge of facts at the time the statements are made. These forward-looking statements are subject to various risks and uncertainties that may be outside our control, and our actual results could differ materially from our projected results. For a discussion of these risks and uncertainties and the additional factors that could affect the validity of our forward-looking statements, as well as our financial condition and our results of operations, you should read the sections titled “Forward-Looking Statements” in Part II, Item 7 and “Risk Factors” in Part I, Item 1A of our most recent annual report on Form 10-K, as may be updated in our quarterly reports on Form 10-Q, all of which are also incorporated by reference into this prospectus. We are not able to predict all the factors that may affect future results. We qualify all our forward-looking statements by these cautionary statements. These forward-looking statements speak only as of the date of this prospectus or the date of the document incorporated by reference. Except as required by applicable laws or regulations, we do not undertake any obligation to update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the informational requirements of the Exchange Act and file reports, proxy statements and other information with the SEC. Such reports, proxy statements and other information can be inspected and copied at the public reference facilities maintained by the SEC at the SEC’s Public Reference Room at 100 F Street, N.E., Room 1580, Washington, D.C. 20549.

Information on the public reference rooms and their copy charges may be obtained from the SEC by calling 1-800-SEC-0330. The SEC also maintains an Internet site (http://www.sec.gov) that contains reports, proxy and information statements and other information regarding registrants, including us, that have been filed electronically with the SEC. Our common stock is listed and traded on the New York Stock Exchange (the “NYSE”). You may also inspect the information we file with the SEC at the NYSE’s offices at 20 Broad Street, New York, New York 10005. Our SEC filings are also available on our website at www.nvenergy.com. The contents of our website are not incorporated into this prospectus or the accompanying prospectus supplement.

We have filed a registration statement on Form S-3 with the SEC covering the securities. This prospectus is part of that registration statement. As allowed by the SEC’s rules, this prospectus does not contain all of the information you can find in the registration statement and the exhibits to the registration statement. Because the prospectus may not contain all the information that you may find important, you should review the full text of these documents.

INCORPORATION OF INFORMATION WE FILE WITH THE

SECURITIES AND EXCHANGE COMMISSION

The SEC allows us to incorporate by reference the information we file with them, which means:

•	incorporated documents are considered part of the prospectus;

•	we can disclose important information to you by referring you to those documents; and

•	information that we file with the SEC will automatically update and supersede this incorporated information.

We incorporate by reference the documents listed below which were filed with the SEC under the Exchange Act:

•	our Annual Report on Form 10-K for the year ended December 31, 2012;

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•	our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2013 and June 30, 2013; and

•	our Current Reports on Form 8-K filed on February 13, 2013, May 13, 2013, May 29, 2013, July 25, 2013, August 14, 2013, August 15, 2013, and August 19, 2013.

We also incorporate by reference each of the following documents that we will file with the SEC after the date of this prospectus until this offering is completed:

•	reports filed under Sections 13(a) and (c) of the Exchange Act; and

•	any reports filed under Section 15(d) of the Exchange Act.

You should rely only on information contained or incorporated by reference in this prospectus. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted.

You should assume that the information appearing in this prospectus is accurate as of the date of this prospectus only. Our business, financial condition and results of operations may have changed since that date.

You may request a copy of any filings referred to above (excluding certain exhibits to the documents), at no cost, by writing or telephoning us at the following address:

NV Energy, Inc.

Attention: Controller

P.O. Box 230

6226 W. Sahara Avenue

Las Vegas, Nevada 89146

(702) 402-5000

Copies of the reports that we file with the SEC can also be found on its website at www.sec.gov, or on our website www.nvenergy.com, under the “Investors” tab. The foregoing reference to our website is for convenience only. Other than the documents or portions of documents specially incorporated by reference into this prospectus, the information on or accessible through our website is not incorporated by reference, and you should not consider it a part of this prospectus.

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NV ENERGY, INC.

NV Energy, Inc., is an investor-owned holding company that was incorporated under Nevada law on December 12, 1983. The company’s stock is traded on the New York Stock Exchange under the symbol “NVE”. Our mailing address is P.O. Box 98910 (6226 West Sahara Avenue), Las Vegas, Nevada 89151, and our telephone number is 702-402-5000.

We engage primarily in the power and energy businesses through our two wholly-owned regulated subsidiaries, NPC and SPPC, each of which does business under the name “NV Energy.” As of the date of this prospectus, we serve approximately 95% of Nevada residents, providing electricity and/or gas to approximately 1.3 million customers in service territories that cover northern and southern Nevada. The numerical information under the section entitled “Our Subsidiaries” below, reflects such figures as of the date of this prospectus.

Our Subsidiaries

Nevada Power Company d/b/a NV Energy, is a regulated public utility engaged in the distribution, transmission, generation and sale of electric energy in southern Nevada, including the communities of Las Vegas, North Las Vegas, Henderson and their adjoining areas. At the date of this prospectus, NPC has generating capacity of approximately 4,570 megawatts (“MW”) and provides electricity to approximately 850,000 residential and business customers in a 4,500 square mile service area.

Sierra Pacific Power Company d/b/a NV Energy, is a regulated public utility primarily engaged in the distribution, transmission, generation and sale of electric energy and the distribution of natural gas in northern Nevada. SPPC has a total summer generating capacity of 1,508 MW of coal and natural gas/oil fired generating plants and provides electricity to approximately 324,000 customers in a 42,000 square mile service area in western, central and northeastern Nevada, including the cities of Reno, Sparks, Carson City and Elko. SPPC also provides natural gas service in Nevada to approximately 153,000 customers in an area of about 800 square miles in Nevada’s Reno/Sparks area.

We also operate non-utility businesses which, collectively, do not comprise a material amount of our total revenues or total assets.

Dividends from Subsidiaries

Since we are a holding company, substantially all of our cash flow is provided by dividends paid to us by NPC and SPPC on their common stock, all of which is owned by us. NPC and SPPC are public utilities and are subject to regulation by federal and state utility commissions, which may impose limits on investment returns or otherwise impact the amount of dividends that the Utilities may declare and pay. Currently, NPC and SPPC are subject to restrictions on the amount of dividends they may pay under the terms of certain financing agreements and the Federal Power Act. The specific restrictions on dividends contained in agreements to which NPC and SPPC are party, as well as specific regulatory limitations on dividends, are described in our Forms 10-K and 10-Q, which are incorporated by reference into this prospectus. The prospectus supplement applicable to each type of securities we offer under this registration statement will, to the extent necessary, contain information regarding dividend restrictions applicable to NPC, SPPC or us.

USE OF PROCEEDS

Unless we indicate differently in a supplement to this prospectus, we intend to use the net proceeds from the issuance and sale of the securities offered by this prospectus for any or all of the following purposes: (a) to make capital contributions to our utility and other subsidiaries, (b) to refinance long-term debt at maturity or earlier redemption or purchase, (c) to repay short-term debt, (d) to accomplish other general corporate purposes and (e) to reimburse our treasury for funds previously expended for any of these purposes.

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DESCRIPTION OF COMMON STOCK

General

The authorized capital stock of NV Energy, Inc. consists of 350,000,000 shares of Common Stock, $1.00 par value per share (the “Common Stock”). The Company’s Common Stock is listed on the NYSE under the trading symbol “NVE.” The following description of the Common Stock summarizes provisions of, and is qualified in its entirety by reference to, the Company’s Articles of Incorporation and the laws of the State of Nevada.

All shares of Common Stock participate equally with respect to dividends and rank equally upon liquidation. Each share of Common Stock is entitled to one vote per share at all meetings of stockholders. The Common Stock has no preemptive rights or cumulative voting rights.

Our directors serve one-year terms, expiring at the following Annual Meeting and when their successors are duly elected and qualified. In uncontested elections of directors, our By-laws require that a nominee receive a majority of the votes cast with respect to that nominee to be elected. If an incumbent director is not re-elected in an uncontested election, that director must submit an offer to resign, and our Board is required to act on the offer within 120 days of the certification of the stockholder vote. In a contested election, our By-laws provide that directors are to be elected by a plurality of the votes represented at the meeting. The vote of the holders of two-thirds of the issued and outstanding shares of Common Stock is required to remove a director or directors from office, and the affirmative vote of the holders of a majority of the issued and outstanding shares of Common Stock is required to amend the provisions of the Articles of Incorporation relating to election and removal of directors.

The vote of the holders of a majority of the issued and outstanding shares of Common Stock, in addition to any class vote required by law, is required to approve certain mergers, sales of assets or stock issuances involving the Company and any holder of more than 10 percent of the Common Stock, unless certain “fair price” criteria and procedural requirements are satisfied or the transaction is approved by a majority of the directors (excluding any director affiliated with such 10 percent stockholder). The vote of the holders of a majority of the issued and outstanding shares of Common Stock is required to amend these “fair price” provisions.

The Company may amend its Articles of Incorporation upon the affirmative vote of the holders of a majority of the issued and outstanding shares of Common Stock.

In the event of any liquidation, dissolution or winding-up of the Company, the holders of Common Stock are entitled to receive pro rata the assets and funds of the Company remaining after satisfaction of all of its creditors.

The Company’s transfer agent and registrar is Wells Fargo Shareowner Services.

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Nevada Statutory Provisions

Nevada law provides that no person may acquire direct or indirect control of an entity that holds a controlling interest in a public utility without the prior approval of the Public Utilities Commission of Nevada (“PUCN”). Nevada law, however, permits the transfer of not more than 25 percent of the Common Stock of an entity that holds a controlling interest in a public utility without the prior approval of the PUCN. The Company holds a controlling interest in both NPC and SPPC, which are public utilities in Nevada. Accordingly, no person may acquire more than 25 percent of the Common Stock without first obtaining the approval of the PUCN. Any transaction that violates such restriction is not valid for any purpose.

The Company is also subject to Nevada’s Combination with Interested Stockholders Statute (Nevada Revised Statutes 78.411-78.444) which prohibits an “interested stockholder” from entering into a “combination” with the Company, unless certain conditions are met. An “interested stockholder” is a person who, together with affiliates and associates, beneficially owns (or within the prior two years, did beneficially own) 10 percent or more of the Company’s voting stock.

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DESCRIPTION OF THE DEBT SECURITIES

General

From time to time we may issue debt securities in one or more series of senior debt securities or subordinated debt securities (collectively, the “debt securities”), which, in either case, will represent unsecured obligations of NV Energy, Inc. exclusively, and not the obligations of any of our subsidiaries. We may also issue one or more series of debt securities as part of a stock purchase unit from time to time. The particular terms of a series of debt securities will be described in a prospectus supplement.

We expect that each series of senior debt securities or subordinated debt securities will be issued as a new series of debt securities under one of two separate indentures, as each may be amended or supplemented from time to time. We will issue the senior debt securities in one or more series under the senior indenture dated May 1, 2000 (the “senior indenture”) that we have entered into with The Bank of New York Mellon Trust Company, N.A., as trustee. We will issue the subordinated debt securities in one or more series under a subordinated indenture between a trustee and us.

The senior indenture, the form of the subordinated indenture and the form of any supplemental indenture or other instrument establishing the debt securities of a particular series are filed as exhibits to, or will be subsequently incorporated by reference in, the registration statement of which this prospectus is a part. Each indenture has been or will be qualified under the Trust Indenture Act of 1939, as amended (“Trust Indenture Act”). The following summaries of certain provisions of the senior indenture, the subordinated indenture and the related debt securities do not purport to be complete and are subject to, and qualified in their entirety by, all of the provisions of the senior indenture or the subordinated indenture, as the case may be, and the related debt securities. The Bank of New York Mellon Trust Company, N.A. also acts as trustee under the general and refunding mortgage indentures of SPPC and NPC.

Unless otherwise described in the applicable prospectus supplement, neither the senior indenture nor any subordinated indenture will limit the aggregate amount of debt, including secured debt, we or our subsidiaries may incur. The senior debt securities will rank equally with all of our unsecured and unsubordinated debt.

As a holding company, our cash flows and our ability to service our debt are dependent on the cash flows of our subsidiaries. Our subsidiaries are separate and distinct legal entities and will have no obligation to pay any amounts due under the debt securities. In addition, our two largest subsidiaries, NPC and SPPC, are subject to regulation by federal and state utility commissions, which impose limitations on investment returns or otherwise impact the amount of dividends which may be declared and paid by those companies. Similarly, certain agreements entered into by NPC and SPPC set restrictions on the amount of dividends they may declare and pay and restrict the circumstances under which such dividends may be declared and paid. For a more detailed description of the dividend restrictions applicable to our subsidiaries, see “NV ENERGY, INC.—Dividends from Subsidiaries” above. As a result of these factors, all debt securities of NV Energy, Inc. are effectively subordinated to all existing and future claims of creditors of NPC and SPPC and other subsidiaries, including trade creditors, debt holders, secured creditors, taxing authorities and guarantee holders.

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Terms of the Debt Securities

Each prospectus supplement will describe the terms of a series of debt securities, including:

•	the title and series designation;

•	the aggregate principal amount and authorized denominations of the debt securities;

•	the percentage of principal amount at which the debt securities will be issued;

•	the stated maturity date;

•	any fixed or variable interest rates or rates per annum or the method or procedure for determining the interest rates;

•	the times at which any interest will be payable, the date or dates from which interest will accrue and the regular record dates for interest payments or the method for determining those dates;

•	the principal amount payable, whether at maturity or upon earlier acceleration, and whether the principal amount will be determined with reference to an index, formula or other method;

•	whether the debt securities are denominated or payable in United States dollars;

•	any sinking fund requirements;

•	any terms under which we can redeem the debt securities;

•	any terms for repayment of principal amount at the option of the holder;

•

whether and under what circumstances we will pay additional amounts (“Additional Amounts”) under any debt securities to a person who is not a U.S. person for specified taxes, assessments or other governmental charges and whether we have the option to redeem the affected debt securities rather than pay any Additional Amounts;

•

the form in which we will issue the debt securities, whether registered, bearer or both, and any restrictions applicable to the exchange of one form for another and to the offer, sale and delivery of the debt securities in either form;

•	whether the debt securities will be issued in global form, and any terms and conditions under which the debt securities in global form may be exchanged for definitive debt securities;

•	the defeasance provisions, if any, that apply to the debt securities (other than those described herein);

•

the person to whom any interest on a registered security is payable, if that person is not the registered owner of the debt securities, or the manner in which any interest is payable on a bearer security if other than upon presentation of the coupons pertaining thereto, as the case may be;

•	any addition, deletion or modification to the events of default applicable to that series of debt securities and the covenants for the benefit of the holders of that series;

•	any restrictions on the declaration of dividends or the requirement to maintain certain asset ratios or the creation and maintenance of reserves;

•	any remarketing features of the debt securities;

•	any collateral, security, assurance, or guarantee for the debt security;

•	if other than the principal amount thereof, the portion of the principal amount of the debt securities payable upon declaration of acceleration of the maturity of the debt securities;

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•	the securities exchange(s), if any, on which the debt securities will be listed;

•	the terms, if any, pursuant to which debt securities may be converted into or exchanged for shares of our capital stock or other securities;

•	any interest deferral or extension provisions;

•	the subordination provisions for a series of debt securities;

•	the terms of any warrants we may issue to purchase debt securities;

•	any events of default or covenants not contained in the applicable indenture; and

•	any other specific terms of the debt securities which are not inconsistent with the provisions of the applicable indenture.

The provisions of the senior indenture permit us, without the consent of holders of any debt securities, to issue additional debt securities with terms different from those of debt securities previously issued and to reopen a previous series of debt securities and issue additional debt securities of that series.

We will pay or deliver principal and any premium, Additional Amounts, and interest in the manner, at the places and subject to the restrictions described in the indenture, the debt securities and the applicable prospectus supplement.

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Consolidation, Merger or Sale

The senior indenture permits and the subordinated indenture will permit us to merge or consolidate, sell, lease for a term extending beyond the last stated maturity of debt securities outstanding under the applicable indenture, or convey, transfer or otherwise dispose of all or substantially all of our assets, if the following conditions are satisfied:

•	any successor or acquiror assumes all of our obligations under the applicable indenture and the debt securities;

•	the successor or acquiror is a corporation organized and existing under the laws of any U.S. state; and

•	the successor or acquiror shall not, immediately after such transaction, be in default in the performance of any covenant or condition with respect to the applicable indenture or the debt securities.

The senior indenture does not, unless otherwise described in the applicable prospectus supplement, and the subordinated indenture will not prevent or restrict any of the following:

•

consolidation or merger, where after the consummation of which, we would be the surviving entity, or any conveyance or transfer or lease of any part of our properties which does not constitute the entirety or substantially the entirety of these properties; or

•

our approval or our consent to, any consolidation or merger to which any “restricted subsidiary” or any other of our subsidiaries or affiliates, may be a party, or any conveyance, transfer or lease by any of our subsidiaries or affiliates of any of their assets.

The term “restricted subsidiary” is defined in the indenture as any of our operating subsidiaries that account for 10% or more of our consolidated revenues and/or assets.

Modification of Indenture; Waiver

The indentures may be modified or amended by us and the trustee, without notice to or the consent of any holders, with respect to certain matters contained in the applicable indenture including:

•	conveying to the trustee any property or assets as security for one or more series of debt securities;

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•	evidencing our succession by another corporation and the assumption by the successor corporation of our covenants, agreements and obligations under the applicable indenture;

•

adding to the covenants of the indenture such further covenants, restrictions, conditions or provisions as our board of directors and the trustee shall consider to be for the protection of holders of debt securities;

•	curing any ambiguity or correcting any inconsistency in the applicable indenture;

•	establishing the form or terms of debt securities of any series;

•	evidencing and providing for the acceptance of appointment by a successor trustee with respect to the debt securities of one or more series;

•

adding or changing any other provisions of the applicable indenture that do not adversely affect the rights of any holder of a debt security of any series, such as providing for uncertificated debt securities; or

•	making any other changes or modifications to the applicable indenture, provided that the rights of the holders of any debt securities created prior to such changes and modifications are not affected.

In addition, under the indentures, we and the trustee may change the rights of holders of a series of debt securities with the written consent of the holders of at least a majority in aggregate principal amount of the outstanding debt securities of each affected series. However, the following changes may be made only with the consent of each holder of any outstanding debt securities affected:

•	changing the stated maturity of those debt securities;

•

reducing the principal amount, reducing the rate of or extending the time of payment of interest, or reducing the amount of or extending the time of payment for any premium payable upon redemption of any securities;

•	changing the place or currency of any payment of principal or interest;

•	impairing the right to bring a suit for the enforcement of any payment on or with respect to those debt securities;

•	modifying or affecting the terms and conditions of our obligations under the applicable indenture in any manner adverse to the holders of debt securities;

•	waiving a default in the payment of the principal of or interest or Additional Amounts, if any, on any debt security; and

•

modifying any of the foregoing requirements, reducing the percentage of holders of debt securities required to consent to any amendment or waiver of any covenant or past default or reducing the requirements for establishing a quorum or voting.

The holders of at least a majority in principal amount of the outstanding debt securities of any series may, with respect to that series, waive past defaults under the applicable indenture and waive our compliance with the provisions of such indenture, except as described under “—Events of Default” below.

Events of Default

Except to the extent modified or deleted in a supplemental indenture or other instrument under which a series of debt securities is established and described in the applicable prospectus supplement, each of the following will be an Event of Default with respect to each series of debt securities issued under the indentures:

•

default in the payment of any principal or premium, when due (except when the failure to make payment when due results from mistake, oversight or transfer difficulties and does not continue for more than three business days);

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•	default in the payment of interest or Additional Amounts and the continuance of that default for a period of 30 days;

•

default with respect to any obligation to make payments to a sinking fund, when due (except when the failure to make payment when due results from mistake, oversight or transfer difficulties and does not continue for more than three business days);

•

default in the performance or breach of any other covenant or warranty contained in the indenture or in the debt securities with respect to that series and continuance of the default for a period of 60 days after written notice as provided in the applicable indenture;

•

specified events of bankruptcy, insolvency or reorganization of us which, in the case of a decree or order for relief in an involuntary case, appointment of a receiver, liquidator or similar official or winding up or liquidation of us, remain unstayed and in effect for a period of 60 consecutive days; or

•	any other Event of Default described in the applicable prospectus supplement.

Remedies

Acceleration of Maturity

If an Event of Default with respect to debt securities of any series occurs and is continuing, the trustee or the holders of at least 25% in principal amount of the outstanding debt securities of that series may declare all amounts due and payable or deliverable immediately (except, if the Event of Default (i) under the fourth bullet is with respect to all series of securities then outstanding, (ii) described in the fifth or sixth bullets, occurs and is continuing, then the trustee or holders of at least 25% in principal of all the securities then outstanding under the indenture (treated as one class), may declare all amounts due and payable or deliverable immediately). Holders of a majority in principal amount of the outstanding debt securities of an affected series may rescind and annul a declaration of acceleration if we deposit with the trustee enough money to cover overdue amounts on the outstanding debt securities other than the amounts that would be due as a result of the acceleration.

Notice of Default

The trustee is required to give the holders notice of any default under the senior indenture in the manner and to the extent required by the Trust Indenture Act (within 90 days after it occurs), unless such default shall have been cured or waived. The Trust Indenture Act currently permits the trustee to withhold notices of default (except for certain payment defaults) if the trustee in good faith determines the withholding of such notice to be in the interests of the holders of the securities.

Right to Direct Proceedings

Subject to the provisions of the applicable indenture relating to the duties of the trustee in case an event of default shall occur and be continuing, the trustee generally will be under no obligation to exercise any of its rights or powers under the applicable indenture at the request or direction of any of the holders unless such holders have offered to the trustee reasonable security or indemnity satisfactory to it. Subject to such provisions for the indemnification of the trustee and certain other limitations contained in the applicable indenture, the holders of a majority in aggregate principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or of exercising any trust or power conferred on the trustee, with respect to the debt securities of that series; provided, however, that if an event of default occurs and is continuing with respect to more than one series of debt securities, the holders of a majority in aggregate principal amount of the outstanding debt securities of all those series, considered as one class, will have the right to make such direction, and not the holders of the debt securities of any one series. Any direction provided by the holders shall not be in conflict with any rule of law or with the senior indenture or the subordinated indenture, as the case may be, and will not involve the trustee in personal liability in circumstances where reasonable indemnity would not, in the trustee’s sole discretion, be adequate, and the trustee may take any other action it deems proper that is not inconsistent with such direction.

Limitation on Right to Institute Proceedings

No holder of debt securities of any series may institute any proceeding with respect to the applicable indenture, or for the appointment of a receiver or a trustee, or for any other remedy, unless such holder has previously given to the trustee for such series written notice of a continuing event of default with respect to the debt securities of such series, the holders of a majority in aggregate principal amount of the outstanding debt securities of all series in respect of which an event of default has occurred and is continuing, considered as one class, have made written request to the trustee for such series to institute such proceeding and have offered reasonable indemnity, and the trustee for such series has failed to institute such proceeding within 60 days after such notice, request and offer. Furthermore, no holder of debt securities of any series will be entitled to institute any such action if and to the extent that such action would disturb or prejudice the rights of other holders of those debt securities.

No Impairment of Right to Receive Payment

Notwithstanding any other provision in the indentures (including remedies which are subject to conditions precedent), each holder of debt securities will have the right, which is absolute and unconditional, to receive payment of the principal of and premium, if any, and interest, if any, on the holder’s debt securities, when due and to institute suit for the enforcement of payment. Such rights may not be impaired or affected without the consent of such holder.

Waiver

The holders of a majority in aggregate principal amount of the outstanding debt securities of any series may waive any past default or event of default under the applicable indenture on behalf of all holders of debt securities of that series with respect to the debt securities of that series, except a default in the payment of principal of or any premium or interest on such debt securities.

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Limitations upon Liens on Stock of Restricted Subsidiaries

We will not, nor will we permit any “restricted subsidiary” to, create, issue, assume, guarantee or permit to exist any indebtedness for borrowed money secured by a mortgage, security interest, pledge, lien or other encumbrance upon any shares of stock of any restricted subsidiary without effectively providing that the debt securities offered by this prospectus shall be secured equally and ratably with the indebtedness.

Limitations on the Issuance or Disposition of Stock of Restricted Subsidiaries

We will not, nor will we permit any restricted subsidiary to, issue, sell, assign, transfer or otherwise dispose of, directly or indirectly, any “capital stock” (other than nonvoting preferred stock) of any restricted subsidiary, except for:

•	the purpose of qualifying directors;

•	sales or other dispositions to us or one or more restricted subsidiaries;

•

the disposition of all or any part of the capital stock of any restricted subsidiary for consideration which is at least equal to the fair value of the capital stock as determined by our board of directors (acting in good faith); or

•

an issuance, sale, assignment, transfer or other disposition required to comply with an order of a court or regulatory authority of competent jurisdiction, other than an order issued at the request of us or any restricted subsidiary.

The term “capital stock” is defined in the indenture as any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in corporate stock.

Evidence to be Furnished to the Trustee

Compliance with the senior indenture provisions is evidenced by written statements of our officers or persons selected or paid by us. In certain cases, opinions of counsel must be furnished. In addition, the senior indenture requires us to give the trustee, not less than annually, a brief statement as to our compliance with the conditions and covenants under the senior indenture.

Defeasance

The senior indenture provides, unless otherwise provided in the applicable prospectus supplement, and the subordinated indenture will provide us with the option to discharge us from (a) all obligations of the debt securities of a series (except for administrative obligations) or (b) compliance with the covenants of the applicable indenture with respect to such series. To exercise either option we must irrevocably deposit in trust with the indenture trustee money or obligations of, or guaranteed by, the United States sufficient to pay all of the principal of (including any mandatory redemption payments), premium, Additional Amounts and interest on the debt securities on the dates the payments are due. To exercise either option, we are required to deliver to the indenture trustee an opinion of tax counsel that the deposit and related defeasance would not cause the holders of the debt securities to recognize income, gain or loss for U.S. federal income tax purposes. To exercise the option described in clause (a) above, the tax opinion must be based on a ruling of the Internal Revenue Service.

Form, Registration, Transfer and Exchange

Each series of debt securities will be issued in fully registered form without coupons or in bearer form with or without coupons. Unless otherwise described in the applicable prospectus supplement provides otherwise, registered debt securities will be issued in denominations of $1,000 or integral multiples thereof and debt securities issued in bearer form will be issued in the denomination of $5,000. The indentures provide that debt securities may be issued in global form. The global securities will be registered in the name of a depository, or its nominee, and deposited with, or on behalf of, the depository. Except in the circumstances described under “Book-Entry System,” owners of beneficial interests in a global security will not be entitled to have debt securities registered in their names, will not receive or be entitled to receive physical delivery of any debt securities and will not be considered the registered holders thereof under the applicable indenture. If any series of debt securities is issuable in global form, the applicable prospectus supplement will describe the circumstances, if any, under which beneficial owners of interests in any of those global debt securities may exchange their interests for debt securities of that series and of like tenor and principal amount in any authorized form and denomination.

Holders may present debt securities for exchange, and registered debt securities for transfer, in the manner, at the places and subject to the restrictions set forth in the applicable indenture, the debt securities and the applicable prospectus supplement. Holders may transfer debt securities in bearer form and the coupons, if any, appertaining to the debt securities will be transferable by delivery. There will be no service charge for any registration of transfer of registered debt securities or exchange of debt securities, but we may require payment of a sum sufficient to cover any tax or other governmental charges that may be imposed in connection with any registration of transfer or exchange. Bearer securities will not be issued in exchange for registered securities.

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In the event of any redemption of debt securities of any series, we will not be required to:

•	issue, register the transfer of or exchange debt securities of that series during a period of 15 days next preceding the mailing of a notice of redemption of securities of the series to be redeemed;

•	register the transfer of or exchange any registered debt security called or being called for redemption, except the unredeemed portion of any registered debt security being redeemed in part; or

•

exchange any bearer security called for redemption except, to the extent provided with respect to any series of debt securities and referred to in the applicable prospectus supplement, to exchange the bearer security for a registered debt security of like tenor and principal amount that is immediately surrendered for redemption.

Global Securities

The debt securities of each series may be issued in whole or in part in global form. A debt security in global form will be deposited with, or on behalf of, a depositary, which will be named in an applicable prospectus supplement. A global security may be issued in either registered or bearer form and in either temporary or definitive form. A global debt security may not be transferred, except as a whole, among the depositary for such debt security and/or its nominees and/or successors. If any debt securities of a series are issuable as global securities, the applicable prospectus supplement will describe any circumstances when beneficial owners of interests in any global security may exchange those interests for definitive debt securities of like tenor and principal amount in any authorized form and denomination and the manner of payment of principal and interest on any global debt security. Except in the circumstances described under “Book-Entry System,” owners of beneficial interests in a global security will not be entitled to have debt securities registered in their names, will not receive or be entitled to receive physical delivery of any debt securities and will not be considered the registered holders thereof under the applicable indenture.

“Street Name” and Other Indirect Holders

Investors who hold securities in accounts at banks or brokers generally will not be recognized by us as legal holders of debt securities. This is called holding in “street name.” Instead, we would recognize only the bank or broker, or the financial institution that the bank or broker uses to hold its securities. These intermediary banks, brokers and other financial institutions pass along principal, interest and other payments on the debt securities, either because they agree to do so in their customer agreements or because they are legally required to do so. If you hold debt securities in “street name,” you should check with your own institution to find out, among other things:

•	how it handles payments and notices;

•	whether it imposes fees or charges;

•	how it would handle voting if applicable;

•	whether and how you can instruct it to send you debt securities registered in your own name so you can be a direct holder as described below; and

•	if applicable, how it would pursue rights under your debt securities if there were a default or other event triggering the need for holders to act to protect their interests.

Our obligations, as well as the obligations of the trustee under the indentures and those of any third parties employed by us or the trustee under either of the indentures, run only to persons who are registered as holders of debt securities issued under the applicable indenture. As noted above, we will not have obligations to you if you hold in “street name” or other indirect means, either because you choose to hold debt securities in that manner or because the debt securities are issued in the form of global securities as described below. For example, once we make payment to the registered holder, we have no further responsibility for the payment even if that holder is legally required to pass the payment along to you as a “street name” customer but does not do so.

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Payment and Paying Agents

Unless otherwise indicated in the applicable prospectus supplement, payment of the interest on any debt securities (other than bearer securities) on any interest payment date will be made to the person in whose name the debt securities are registered.

Unless otherwise indicated in the applicable prospectus supplement, principal of and any premium, Additional Amounts and interest on the debt securities (other than bearer securities) of a particular series will be payable at the office of the paying agents designated by us. Unless otherwise indicated in the prospectus supplement, the principal corporate trust office of the trustee in The City of New York will be designated as sole paying agent for payments with respect to debt securities of each series.

All moneys paid by us to a paying agent or the trustee for the payment of the principal, premium additional amounts or interest on a debt security which remains unclaimed at the end of one year will be repaid to us, and the holder of the debt security thereafter may look only to us for payment thereof.

Governing Law

The indentures and debt securities will be governed by and construed under the laws of the State of New York, without regard to conflicts of laws principles thereof.

DESCRIPTION OF STOCK PURCHASE CONTRACTS AND

STOCK PURCHASE UNITS OR WARRANTS FOR STOCK

We may issue stock purchase contracts, including contracts obligating holders to purchase from us, and obligating us to sell to the holders shares of our Common Stock at a future date or dates. We may fix the price and the number of shares of Common Stock subject to the stock purchase contract at the time we issue the stock purchase contracts or we may provide that the price and number of shares of Common Stock will be determined by reference to a specific formula set forth in the stock purchase contracts. The stock purchase contracts may be issued separately or as part of units, often known as stock purchase units, consisting of a stock purchase contract and:

•	our senior debt securities or subordinated debt securities,

•	debt obligations of third parties, including U.S. treasury securities,

securing the holders’ obligations to purchase the Common Stock under the stock purchase contracts. The stock purchase contracts may require us to make periodic payments to the holders of the stock purchase units or vice versa, and these payments may be unsecured or prefunded on some basis. The stock purchase contracts may require holders to secure their obligations under those contracts in a specified manner and, in certain circumstances, we may deliver newly issued prepaid stock purchase contracts, often known as prepaid securities, upon release to a holder of any collateral securing such holder’s obligation under the original stock purchase contract.

The applicable prospectus supplement will describe the terms of the stock purchase contracts or stock purchase units, including, if applicable, collateral or depositary arrangements. The description in the applicable prospectus supplement will not contain all of the information you may find useful and reference will be made to the stock purchase contracts or stock purchase units and, if applicable, the collateral or depository arrangement relating to the stock purchase contracts or stock purchase units.

We may also issue warrants to purchase our Common Stock with the terms of such warrants and any related warrant agreement between us and a warrant agent being described in a prospectus supplement.

BOOK-ENTRY SYSTEM

Unless otherwise indicated in the applicable prospectus supplement, each series of debt securities will initially be issued in the form of one or more global securities, in registered form, without coupons. The global security will be deposited with, or on behalf of, the depository, and registered in the name of the depository or a nominee of the depository. Unless otherwise indicated in the applicable prospectus supplement, the depository for any global securities will be The Depository Trust Company, or DTC.

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So long as the depository, or its nominee, is the registered owner of a global security, such depository or such nominee, as the case may be, will be considered the owner of such global security for all purposes under the applicable indenture, including for any notices and voting. Except in limited circumstances, the owners of beneficial interests in a global security will not be entitled to have securities registered in their names, will not receive or be entitled to receive physical delivery of any such securities and will not be considered the registered holder thereof under the applicable indenture. Accordingly, each person holding a beneficial interest in a global security must rely on the procedures of the depository and, if such person is not a direct participant, on procedures of the direct participant through which such person holds its interest, to exercise any of the rights of a registered owner of such security.

Except as otherwise provided in any applicable prospectus supplement, global securities may be exchanged in whole for certificated securities only if the depository notifies us that it is unwilling or unable to continue as depository for the global securities or the depository has ceased to be a clearing agency registered under the Exchange Act and, in either case, we thereupon fail to appoint a successor depository within 90 days. We may decide to discontinue use of the system of book-entry-only transfers through DTC (or a successor securities depository), subject to DTC’s procedures.

In any such case, we have agreed to notify the applicable trustee in writing that, upon surrender by the direct participants and indirect participants of their interest in such global securities, certificated securities representing the applicable securities will be issued to each person that such direct participants and indirect participants and the depository identify as being the beneficial owner of such securities.

The following is based solely on information furnished by DTC:

DTC will act as depository for the global securities. The global securities will be issued as fully-registered securities registered in the name of Cede & Co. (DTC’s partnership nominee) or such other name as may be requested by an authorized representative of DTC. One fully-registered global security certificate will be issued for each issue of the global securities, each in the aggregate principal amount of such issue and will be deposited with DTC. If, however, the aggregate principal amount of any issue of a series of debt securities exceeds $500 million, one certificate will be issued with respect to each $500 million of principal amount and an additional certificate will be issued with respect to any remaining principal amount of such series. DTC is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code, and a “clearing agency” registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934. DTC holds securities that its direct participants deposit with DTC. DTC also facilitates the post-trade settlement among direct participants of sales and other securities transactions, in deposited securities through electronic computerized book-entry transfers and pledges between direct participants’ accounts, thereby eliminating the need for physical movement of securities certificates.

Direct participants include both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. DTC is a wholly-owned subsidiary of The Depository Trust & Clearing Corporation (“DTCC”). DTCC is the holding company for DTC, National Securities Clearing Corporation and Fixed Income Clearing Corporation, all of which are registered clearing agencies. DTCC is owned by the users of its regulated subsidiaries. Access to the DTC system is also available to others such as both U.S. and non-U.S. securities brokers and dealers, banks, trust companies and clearing corporations that clear through or maintain a custodial relationship with a direct participant, either directly or indirectly, which are referred to as indirect participants and, together with the direct participants, the participants. The rules applicable to DTC and its participants are on file with the Securities and Exchange Commission.

Purchases of global securities under the DTC system must be made by or through direct participants, who will receive a credit for the global securities on DTC’s records. The ownership interest of each actual purchaser of each global security, or beneficial owner, is in turn to be recorded on the direct and indirect participants’ records. Beneficial owners will not receive written confirmation from DTC of their purchase. Beneficial owners, however, are expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the direct or indirect participant through which the beneficial owner entered into the transaction. Transfers of ownership interests in the global securities are to be accomplished by entries made on the books of direct and indirect participants acting on behalf of beneficial owners. Beneficial owners will not receive certificates representing their ownership interests in the global securities, except in the event that use of the book-entry system for the global securities is discontinued.

To facilitate subsequent transfers, all global securities deposited by direct participants with DTC are registered in the name of DTC’s partnership nominee, Cede & Co., or such other name as may be requested by an authorized representative of DTC. The deposit of global securities with DTC and their registration in the name of Cede & Co. or such other DTC nominee do not effect any change in beneficial ownership. DTC has no knowledge of the actual beneficial owners of the global securities; DTC’s records reflect only the identity of the direct participants to whose accounts such global securities are credited which may or may not be the beneficial owners. The direct and indirect participants will remain responsible for keeping account of their holdings on behalf of their customers.

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Conveyance of notices and other communications by DTC to direct participants, by direct participants to indirect participants, and by direct participants and indirect participants to beneficial owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time. Beneficial owners of global securities may wish to take certain steps to augment transmission to them of notices of significant events with respect to the global securities, such as redemptions, tenders, defaults, and proposed amendments to the security documents. For example, beneficial owners of global securities may wish to ascertain that the nominee holding the global securities for their benefit has agreed to obtain and transmit notices to beneficial owners, in the alternative, beneficial owners may wish to provide their names and addresses to the registrar and request that copies of the notices be provided directly to them.

If the global securities are redeemable, redemption notices shall be sent to DTC. If less than all of the global securities are being redeemed, DTC’s practice is to determine by lot the amount of the interest of each direct participant in such issue to be redeemed.

Neither DTC nor Cede & Co. (nor any other DTC nominee) will consent or vote with respect to the global securities unless authorized by a direct participant in accordance with DTC’s procedures. Under its usual procedures, DTC mails an omnibus proxy to us as soon as possible after the record date. The omnibus proxy assigns Cede & Co.’s consenting or voting rights to those direct participants whose accounts the global securities are credited on the record date, identified in a listing attached to the omnibus proxy.

Principal, distributions, interest and premium payments, if any, on the global securities will be made to Cede & Co., or such other nominee as may be requested by an authorized representative of DTC. DTC’s practice is to credit direct participants’ accounts upon DTC’s receipt of funds and corresponding detail information from us or the trustee for such securities, on payable date in accordance with their respective holdings shown on DTC’s records. Payments by participants to beneficial owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in “street name,” and will be the responsibility of such participant and not of DTC, the trustee for such securities, or us, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of principal, distributions, interest and premium, if any, on any of the aforementioned securities represented by global securities to DTC is the responsibility of the appropriate trustee and us. Disbursement of such payments to direct participants shall be the responsibility of DTC, and disbursement of such payments to the beneficial owners shall be the responsibility of the participants.

The information in this section concerning DTC and DTC’s book-entry system has been obtained from sources, including DTC, that we believe to be reliable, but we take no responsibility for the accuracy thereof.

The underwriters, dealers or agents of any of the securities may be direct participants of DTC.

None of the trustees, us or any agent for payment on or registration of transfer or exchange of any global security will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial interests in such global security or for maintaining, supervising or reviewing any records relating to such beneficial interests.

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LEGAL MATTERS

Unless otherwise indicated in the applicable prospectus supplement, certain legal matters will be passed upon for us by Choate, Hall & Stewart LLP, Boston, Massachusetts. Matters of Nevada law will be passed upon by Woodburn and Wedge, Reno, Nevada. Unless otherwise indicated in the applicable prospectus supplement, legal matters in connection with the offered securities will be passed upon for the underwriter(s), dealer(s) or agent(s) by Pillsbury Winthrop Shaw Pittman LLP, New York, New York.

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EXPERTS

The consolidated financial statements, and the related consolidated financial statement schedule, incorporated in this Prospectus by reference from the Company’s Annual Report on Form 10-K for the year ended December 31, 2012, and the effectiveness of the Company’s internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports, which are incorporated herein by reference. Such consolidated financial statements and consolidated financial statement schedule have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

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NV ENERGY, INC.

COMMON STOCK

DEBT SECURITIES

WARRANTS

STOCK PURCHASE CONTRACTS

STOCK PURCHASE UNITS

PROSPECTUS

August 28, 2013

PROSPECTUS

NEVADA POWER COMPANY d/b/a NV Energy

GENERAL AND REFUNDING

MORTGAGE SECURITIES

DEBT SECURITIES

TRUST PREFERRED SECURITIES

GUARANTEES OF TRUST PREFERRED SECURITIES

Nevada Power Company, a Nevada corporation, may offer and sell, from time to time, in one or more offerings, general and refunding mortgage securities or debt securities. Trusts that we may form in the future may also offer trust preferred securities, which we will guarantee. We may offer the securities simultaneously or at different times, in one or more separate series, in amounts, at prices and on terms to be determined at or prior to the time or times of sale.

This prospectus provides you with a general description of these securities. We will provide specific information about the offering and the terms of these securities in one or more supplements to this prospectus. The supplements may also add, update or change information contained in this prospectus. This prospectus may not be used to offer and sell our securities unless accompanied by a prospectus supplement. You should read this prospectus and the related prospectus supplements carefully before you invest in these securities.

Our principal executive offices are located at 6226 West Sahara Avenue, Las Vegas, NV 89146 and our telephone number is (702) 402-5000.

Investing in these securities involves certain risks. See “Risk Factors” on page 1.

We may offer and sell these securities through one or more underwriters or agents. We will set forth in the related prospectus supplement the names of the underwriters or agents, the discount or commission received by them from us as compensation, our other expenses for the offering and sale of these securities and the net proceeds we receive from the sale. See “Plan of Distribution.”

    NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this prospectus is August 28, 2013.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement (No. 333-        ) that we filed with the Securities and Exchange Commission (the “SEC”) utilizing a shelf registration process. Under this process, we may offer, from time to time any combination of the securities described in this prospectus in one or more offerings. In this prospectus, we refer to the general and refunding mortgage securities, the debt securities, the trust preferred securities and the guarantees of trust preferred securities as the “securities.” This prospectus provides you with a general description of the securities we may offer. Each time we offer securities, we will provide you with a prospectus supplement and, if applicable, a pricing supplement. The prospectus supplement and any applicable pricing supplement will describe the specific amounts, prices and terms of the securities being offered. The prospectus supplement and any applicable pricing supplement may also add to, update or change the information in this prospectus. It is important for you to read and consider all information contained or incorporated by reference in this prospectus, the applicable prospectus supplement and any applicable pricing supplement. You should also read and consider the information in the documents to which we have referred you in “Where You Can Find More Information” in this prospectus.

No person is authorized to give any information or to make any representations other than those contained or incorporated by reference in this prospectus, and, if given or made, such information or representations must not be relied upon as having been authorized. Neither the delivery of this prospectus, the applicable prospectus supplement or any applicable pricing supplement, nor any sale made hereunder, shall under any circumstances create any implication that there has been no change in our affairs since the date of this prospectus, or that the information contained or incorporated by reference in this prospectus is correct as of any time subsequent to the date of such information.

The distribution of this prospectus, the applicable prospectus supplement and any applicable pricing supplement and the offering of the securities in certain jurisdictions may be restricted by law. This prospectus does not constitute an offer, or any invitation on our behalf, to subscribe to or purchase any of the securities, and may not be used for or in connection with an offer or solicitation by anyone, in any jurisdiction in which such an offer or solicitation is not authorized or to any person to whom it is unlawful to make such an offer or solicitation.

In this prospectus, “Nevada Power,” the “Company,” “we,” “us,” and “our” refer specifically to Nevada Power Company d/b/a NV Energy.

RISK FACTORS

Investing in our securities involves risks. You are urged to read and carefully consider the information under the heading “Risk Factors” in:

•	our Annual Report on Form 10-K for the fiscal year ended December 31, 2012, which is incorporated by reference into this prospectus;

•	our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2013 and June 30, 2013, which are incorporated by reference into this prospectus; and

•	documents we file with the SEC after the date of this prospectus and which are deemed incorporated by reference into this prospectus.

Before making an investment decision, you should carefully consider these risks as well as other information we incorporate by reference in this prospectus. The risks and uncertainties that we have described are not the only ones facing us. The prospectus supplement applicable to each type or series of securities we offer under this registration statement may contain additional information about risks applicable to an investment our company and the particular type of securities we are offering under that prospectus supplement.

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FORWARD-LOOKING STATEMENTS

This prospectus, including the documents incorporated by reference, contains forward-looking statements. These forward-looking statements can be identified by the use of words such as “assume,” “expect,” “intend,” “plan,” “project,” “believe,” “estimate,” “predict,” “anticipate,” “may,” “might,” “should,” “could,” “goal,” “potential” and similar expressions. We base these forward-looking statements on our current expectations and projections about future events, our assumptions regarding these events and our knowledge of facts at the time the statements are made. These forward-looking statements are subject to various risks and uncertainties that may be outside our control, and our actual results could differ materially from our projected results. For a discussion of these risks and uncertainties and the additional factors that could affect the validity of our forward-looking statements, as well as our financial condition and our results of operations, you should read the sections titled “Forward-Looking Statements” in Part II, Item 7 and “Risk Factors” in Part I, Item 1A of our most recent annual report on Form 10-K, as may be updated in our quarterly reports on Form 10-Q, all of which are also incorporated by reference into this prospectus. We are not able to predict all the factors that may affect future results. We qualify all our forward-looking statements by these cautionary statements. These forward-looking statements speak only as of the date of this prospectus or the date of the document incorporated by reference. Except as required by applicable laws or regulations, we do not undertake any obligation to update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the informational requirements of the Securities Exchange Act of 1934 (the “Exchange Act”) and file reports and other information with the SEC. Such reports and other information can be inspected and copied at the public reference facilities maintained by the Securities and Exchange Commission at the SEC’s Public Reference Room, 100 F Street, N.E., Room 1580, Washington, D.C. 20549.

Information on the public reference rooms and their copy charges may be obtained from the SEC by calling 1-800-SEC-0330. The SEC also maintains an Internet site (http://www.sec.gov) that contains reports, proxy and information statements and other information regarding registrants, including us, that have been filed electronically with the SEC. Our SEC filings are also available on our website at www.nevadapower.com. The contents of our website are not incorporated into this prospectus or the accompanying prospectus supplement.

We have filed a registration statement on Form S-3 with the SEC covering the securities. This prospectus is part of that registration statement. As allowed by the SEC rules, this prospectus does not contain all of the information you can find in the registration statement and the exhibits to the registration statement. Because the prospectus may not contain all the information that you may find important, you should review the full text of these documents.

INCORPORATION OF INFORMATION WE FILE WITH THE

SECURITIES AND EXCHANGE COMMISSION

The SEC allows us to incorporate by reference the information we file with them, which means:

•	incorporated documents are considered part of the prospectus;

•	we can disclose important information to you by referring you to those documents; and

•	information that we file with the SEC will automatically update and supersede this incorporated information.

We incorporate by reference the documents listed below which were filed with the SEC under the Exchange Act:

•	our Annual Report on Form 10-K for the year ended December 31, 2012;

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•	our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2013 and June 30, 2013; and

•	our Current Reports on Form 8-K filed on May 13, 2013, May 29, 2013, and July 25, 2013.

We also incorporate by reference each of the following documents that we will file with the SEC after the date of this prospectus until this offering is completed:

•	reports filed under Sections 13(a) and (c) of the Exchange Act; and

•	any reports filed under Section 15(d) of the Exchange Act.

You should rely only on information contained or incorporated by reference in this prospectus. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted.

You should assume that the information appearing in this prospectus is accurate as of the date of this prospectus only. Our business, financial condition and results of operations may have changed since that date.

You may request a copy of any filings referred to above (excluding exhibits), at no cost, by contacting us at the following address:

Nevada Power Company

d/b/a NV Energy

6226 W. Sahara Avenue

Las Vegas, Nevada 89146

Attention: Controller

Telephone: (702) 402-5000

Copies of the reports and other information that we file with the SEC can also be found at its website at www.sec.gov, or on our website www.nvenergy.com, under the “Company”, then “Investors” tabs. The foregoing reference to our website is for convenience only. Other than the documents or portions of documents specifically incorporated by reference into this prospectus, the information on or accessible through our website is not incorporated by reference, and you should not consider it a part of this prospectus.

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NEVADA POWER COMPANY

We are a regulated public utility engaged in the distribution, transmission, generation, purchase and sale of electric energy in the southern Nevada communities, including the communities of Las Vegas, North Las Vegas, Henderson and their adjoining areas. As of the date of this prospectus, we have generating capacity of approximately 4,750 megawatts and provide electricity to approximately 850,000 residential and business customers in 4,500 square mile service area.

We are incorporated in Nevada. Our principal executive offices are located at 6226 W. Sahara Avenue, Las Vegas, Nevada 89146 and our telephone number is (702) 402-5000.

CERTAIN RELATIONSHIPS WITH NV ENERGY, INC.

AND SIERRA PACIFIC POWER COMPANY

We are a wholly-owned subsidiary of NV Energy, Inc., a holding company that is also the parent company of Sierra Pacific Power Company, the public utility that provides power and natural gas to northern Nevada. NV Energy, Inc. has no significant operations of its own. Its cash flows are substantially derived from dividends paid to it by us and by Sierra Pacific Power Company, which are typically utilized to service debt and pay dividends on the common stock of NV Energy, Inc., with the balance, if any, reinvested in us and in Sierra Pacific Power Company as capital contributions. Currently, we are subject to restrictions on the amount of dividends we may pay to our parent under the terms of certain financing agreements and the Federal Power Act. The specific restrictions on dividends contained in agreements to which we and Sierra Pacific Power Company are party can be found in our Forms 10-K and 10-Q, which are incorporated by reference into this prospectus.

Many of our officers are also officers of NV Energy, Inc. and Sierra Pacific Power Company. In addition, all of the members of our board of directors are also directors of NV Energy, Inc. and Sierra Pacific Power Company. Our board of directors exercises substantial control over our business and operations and makes determinations with respect to, among other things, the following:

•	payment of dividends;

•	decisions on financings and our capital raising activities;

•	mergers or other business combinations; and

•	acquisition or disposition of assets.

Employees of NV Energy, Inc. provide certain accounting, treasury, information technology and administrative services to us and to Sierra Pacific Power Company. The costs of those services are allocated among the three companies according to each company’s usage.

NV Energy, Inc. files a consolidated U.S. federal income tax return for itself and its subsidiaries. Current income taxes are allocated based on each entity’s respective taxable income or loss and investment tax credits as if each subsidiary filed a separate return. Based upon NV Energy, Inc.’s filing practices, we do not believe we would incur any significant tax liability from our parent or its other subsidiaries; however, we may incur certain tax liabilities as a result of the joint tax filing in the event of a change in applicable law or as a result of an audit.

USE OF PROCEEDS

Unless we indicate differently in a supplement to this prospectus, we intend to use the net proceeds from the issuance and sale of the securities offered by this prospectus for any or all of the following purposes; (a) to fund our construction, facility improvement and maintenance programs, (b) to refinance long-term debt at maturity or earlier redemption or purchase, (c) to repay short-term debt, (d) to accomplish other general corporate purposes permitted by law and (e) to reimburse our treasury for funds previously expended for any of these purposes.

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DESCRIPTION OF THE GENERAL AND REFUNDING MORTGAGE SECURITIES

General

From time to time we may issue one or more series of General and Refunding Mortgage Securities (the “G&R Securities”). Below is a description of the general terms of the G&R Securities. The particular terms of a series of G&R Securities will be described in a prospectus supplement.

G&R Securities will be issued under the General and Refunding Mortgage Indenture, dated as of May 1, 2001, as amended and supplemented to the date hereof (the “G&R Indenture”), between us and The Bank of New York Mellon Trust Company, N.A., as trustee (the “Trustee”).

The G&R Indenture has been filed as an exhibit to the registration statement of which this prospectus is a part, and the officer’s certificate or other instrument establishing the G&R Securities of a particular series will be so filed or will otherwise be incorporated by reference herein. The G&R Indenture is qualified under the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”). The following summaries of certain provisions of the G&R Indenture and the G&R Securities do not purport to be complete and are subject to, and qualified in their entirety by reference to, all of the provisions of the G&R Indenture and the G&R Securities. The Bank of New York Mellon Trust Company, N.A. also acts as trustee under the senior debt indenture of NVE and the general and refunding mortgage indenture of Sierra Pacific Power Company.

The G&R Indenture does not limit the amount of G&R Securities that we may issue. The G&R Securities will rank equally in right of payment with existing and future securities issued under the G&R Indenture, and will be senior in right of payment to all of our existing and future subordinated indebtedness.

Terms of the G&R Securities

  Each prospectus supplement will describe the terms of a series of G&R Securities, including:

•	the title and series designation;

•	the aggregate principal amount and authorized denominations of the G&R Securities;

•	the percentage of principal amount at which the G&R Securities will be issued;

•	the stated maturity date;

•	any fixed or variable interest rates or rates per annum or the method or procedure for determining the interest rates;

•	the times at which any interest will be payable, the date or dates from which interest will accrue and the regular record dates for interest payments or the method for determining those dates;

•	the principal amount payable, whether at maturity or upon earlier acceleration, and whether the principal amount will be determined with reference to an index, formula or other method;

•	whether the G&R Securities are denominated or payable in United States dollars;

•	any sinking fund requirements;

•	any terms under which we can redeem the G&R Securities;

•	any terms for repayment of principal amount at the option of the holder;

•

whether and under what circumstances we will pay additional amounts (“Additional Amounts”) under any G&R Securities to a person who is not a U.S. person for specified taxes, assessments or other governmental charges and whether we have the option to redeem the affected G&R Securities rather than pay any Additional Amounts;

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the form in which we will issue the G&R Securities, whether registered, bearer or both, and any restrictions applicable to the exchange of one form for another and to the offer, sale and delivery of the G&R Securities in either form;

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•	whether the G&R Securities will be issued in global form, and any terms and conditions under which the G&R Securities in global form may be exchanged for definitive G&R Securities;

•	the defeasance provisions, if any, that apply to the G&R Securities (other than those described herein);

•

the person to whom any interest on a registered security is payable, if that person is not the registered owner of the G&R Securities, or the manner in which any interest is payable on a bearer security if other than upon presentation of the coupons pertaining thereto, as the case may be;

•	any events of default or covenants not contained in the G&R Indenture; and

•	any other specific terms of the G&R Securities which are not inconsistent with the provisions of the G&R Indenture.

Unless the terms of the securities specify otherwise, the provisions of the G&R Indenture permit us, without the consent of holders of any G&R Securities, to issue additional G&R Securities with terms different from those of G&R Securities previously issued and to reopen a previous series of G&R Securities and issue additional G&R Securities of that series.

We will pay or deliver principal and any premium, Additional Amounts, and interest in the manner, at the places and subject to the restrictions described in the G&R Indenture, the G&R Securities and the applicable prospectus supplement.

Description of the G&R Indenture

General

Except as otherwise contemplated below under this heading and subject to the exceptions specifically discussed under “Release of Property” and “Defeasance,” all Outstanding Indenture Securities, equally and ratably, will be secured by the lien of the G&R Indenture on substantially all properties owned by us located in the State of Nevada (and not excepted or released from the lien thereof), and improvements, extensions and additions to, and renewals and replacements of, such properties.

Capitalized terms used under this heading (“Description of the G&R Indenture”) which are not otherwise defined in this prospectus shall have the meanings ascribed thereto in the G&R Indenture. References to article and section numbers herein, unless otherwise indicated, are references to article and section numbers of the G&R Indenture.

Lien of the G&R Indenture

General

The G&R Indenture constitutes a lien on substantially all of our real property and tangible personal property located in the State of Nevada, other than property excepted from the lien thereof and such property as may have been released from the lien thereof in accordance with the terms thereof, subject to no liens prior to the lien of the G&R Indenture other than Permitted Liens and certain other liens permitted to exist.

The G&R Indenture provides that after-acquired property (other than excepted property) located in the State of Nevada will be subject to the lien of the G&R Indenture; provided, however, that in the case of consolidation or merger (whether or not we are the surviving corporation) or transfer of the Mortgaged Property as or substantially as an entirety, the G&R Indenture will not be required to be a lien upon any of the properties then owned or thereafter acquired by the successor corporation except properties acquired from us in or as a result of such transaction and improvements, extensions and additions (as defined in the G&R Indenture) to such properties and renewals, replacements and substitutions of or for any part or parts thereof. (See Article XIII and “Consolidation, Merger, etc.” herein.) In addition, after-acquired property may be subject to liens existing or placed thereon at the time of acquisition thereof, including, but not limited to, Purchase Money Liens (as hereinafter defined), and, in certain circumstances, to liens attaching to such property prior to the recording and/or filing of an instrument specifically subjecting such property to the lien of the G&R Indenture.

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Without the consent of the Holders, we may enter into supplemental indentures with the Trustee in order to subject to the lien of the G&R Indenture additional property (including property which would otherwise be excepted from such lien). (See Section 14.01.) Such property would thereupon constitute Property Additions (so long as it would otherwise qualify as Property Additions as described below) and be available as a basis for the issuance of Indenture Securities. (See “—Issuance of Additional Indenture Securities.”)

Excepted Property

There are excepted from the lien of the G&R Indenture, among other things, cash, deposit accounts, securities; contracts, leases and other agreements of all kinds; contract rights, bills, notes and other instruments; revenues, accounts and accounts receivable and unbilled revenues, claims, demands and judgments; governmental and other licenses, permits, franchises, consents and allowances (except to the extent that any of the same constitute rights or interests relating to the occupancy or use of real property); certain intellectual property rights, domain names and other general intangibles; vehicles, movable equipment and aircraft; all goods, stock in trade, wares, merchandise and inventory held for sale or lease in the ordinary course of business; materials, supplies, inventory and other personal property consumable in the operation of the Mortgaged Property; fuel; portable tools and equipment; furniture and furnishings; computers and data processing, telecommunications and other facilities used primarily for administrative or clerical purposes or otherwise not used in connection with the operation or maintenance of electric or gas utility facilities; coal, ore, gas, oil and other minerals and timber; electric energy, gas (natural or artificial), steam, water and other products generated, produced, manufactured, purchased or otherwise acquired by us; real property, gas wells, pipe lines, and other facilities used primarily for the production or gathering of natural gas; and leasehold interests held by us as lessee. (See Granting Clauses.)

In addition, our properties located outside of the State of Nevada are not subject to the lien of the G&R Indenture.

Permitted Liens

The lien of the G&R Indenture is subject to Permitted Liens and certain other liens permitted to exist. For purposes of the G&R Indenture, Permitted Liens includes any and all of the following, among other, liens: (a) liens for taxes which are not delinquent or are being contested in good faith; (b) mechanics’, workmen’s and similar liens and other liens arising in the ordinary cause of business; (c) liens in respect of judgments (i) in an amount not exceeding the greater of $10 million and 3% of the aggregate principal amount of Indenture Securities then Outstanding or (ii) with respect to which we shall in good faith be prosecuting an appeal or shall have the right to do so; (d) easements, leases or other rights of others in, and defects in title to, the Mortgaged Property which do not in the aggregate materially impair our use of the Mortgaged Property considered as a whole; (e) certain defects, irregularities and limitations in title to real property subject to rights-of-way in our favor or used primarily for right-of-way purposes; (f) liens securing indebtedness of others upon real property used for transmission or distribution or otherwise to obtain rights-of-way; (g) leases existing at the date of the G&R Indenture and subsequent leases for not more than 10 years or which do not materially impair our use of the property subject thereto; (h) liens of lessors or licensors for amounts due which are not delinquent or are being contested; (i) controls, restrictions or obligations imposed by Governmental Authorities upon our property or the operation thereof; (j) rights of Governmental Authorities to purchase or designate a purchase of our property; (k) liens required by law or governmental regulation as a condition to the transaction of any business or the exercise of any privilege or license, or to enable us to maintain self-insurance or to participate in any funds established to cover insurance risks or in connection with workmen’s compensation, unemployment insurance, social security or any pension or welfare benefit plan or program; (l) liens to secure duties or public or statutory obligations or surety, stay or appeal bonds; (m) rights of others to take minerals, timber, electric energy, gas, water, steam or other products produced by us or by others on our property; (n) rights and interests of Persons other than us arising out of agreements relating to the common ownership or joint use of property, and liens on the interests of such Persons in such property; (o) restrictions or assignment and/or qualification requirements on the assignee; (p) liens which have been bonded for the full amount in dispute or for the payment of which other security arrangements have been made; (q) easements, ground leases or rights-of-way on or across our property for the purpose of roads, pipelines, transmission or distribution lines, communication lines, railways and other similar purposes, provided that the same do not materially impair our use of such property; and (r) Prepaid Liens. (See Granting Clauses and Section 1.01.)

Trustee’s Lien.

The G&R Indenture provides that the Trustee will have a lien, prior to the lien on behalf of the holders of Indenture Securities, upon the Mortgaged Property for the payment of its reasonable compensation and expenses and for indemnity against certain liabilities. (See Section 11.07.)

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Issuance of Additional Indenture Securities

The aggregate principal amount of Indenture Securities which may be authenticated and delivered under the G&R Indenture is unlimited. (See Section 3.01.) Securities of any series may be issued from time to time on the basis of Property Additions, Retired Securities and cash deposited with the trustee, and in an aggregate principal amount not exceeding:

(i) 70% of the Cost or Fair Value to us (whichever is less) of Property Additions (as described below) which do not constitute Funded Property (generally, Property Additions which have been made the basis of the authentication and delivery of Indenture Securities, the release of Mortgaged Property or the withdrawal of cash, which have been substituted for retired Funded Property or which have been used for other specified purposes) after certain deductions and additions, primarily including adjustments to offset property retirements;

(ii) the aggregate principal amount of Retired Securities; and

(iii) an amount of cash deposited with the Trustee. (See Article IV.)

Property Additions generally include any property which is owned by us and is subject to the lien of the G&R Indenture except (with certain exceptions) goodwill, going concern value rights or intangible property, or any property the cost of acquisition or construction of which is properly chargeable to one of our operating expense accounts. (See Section 1.03.)

Retired Securities means, generally, Indenture Securities which are no longer Outstanding under the G&R Indenture, which have not been retired by the application of Funded Cash and which have not been used as the basis for the authentication and delivery of Indenture Securities, the release of property or the withdrawal of cash.

Release of Property

Unless an Event of Default has occurred and is continuing, we may obtain the release from the lien of the G&R Indenture of any Funded Property, except for cash held by the Trustee, upon delivery to the Trustee of an amount in cash equal to the amount, if any, by which 70% of the Cost of the property to be released (or, if less, the Fair Value to us of such property at the time it became Funded Property) exceeds the aggregate of:

(1) an amount equal to 70% of the aggregate principal amount of obligations secured by Purchase Money Lien upon the property to be released and delivered to the Trustee, subject to certain limitations described below;

(2) an amount equal to 70% of the Cost or Fair Value to us (whichever is less) of certified Property Additions not constituting Funded Property after certain deductions and additions, primarily including adjustments to offset property retirements (except that such adjustments need not be made if such Property Additions were acquired or made within the 90-day period preceding the release);

(3) the aggregate principal amount of Indenture Securities we would be entitled to issue on the basis of Retired Securities (with such entitlement being waived by operation of such release);

(4) any amount of cash and/or an amount equal to 70% of the aggregate principal amount of obligations secured by Purchase Money Lien upon the property released delivered to the trustee or other holder of a lien prior to the lien of the G&R Indenture, subject to certain limitations described below;

(5) the aggregate principal amount of Indenture Securities delivered to the Trustee (with such Indenture Securities to be canceled by the Trustee); and

(6) any taxes and expenses incidental to any sale, exchange, dedication or other disposition of the property to be released. (See Section 8.03.)

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As used in the G&R Indenture, the term “Purchase Money Lien” means, generally, a lien on the property being released which is retained by the transferor of such property or granted to one or more other Persons in connection with the transfer or release thereof, or granted to or held by a trustee or agent for any such Persons, and may include liens which cover property in addition to the property being released and/or which secure indebtedness in addition to indebtedness to the transferor of such property. (See Section 1.01.) Generally, the principal amount of obligations secured by Purchase Money Lien used as the basis for the release of property may not exceed 75% of the Fair Value of such property unless no additional obligations are outstanding, or are permitted to be issued, under such Purchase Money Lien. (See Section 8.03.)

Property which is not Funded Property may generally be released from the lien of the G&R Indenture without depositing any cash or property with the Trustee as long as (a) the aggregate amount of Cost or Fair Value to us (whichever is less) of all Property Additions which do not constitute Funded Property (excluding the property to be released) after certain deductions and additions, primarily including adjustments to offset property retirements, is not less than zero or (b) the Cost or Fair Value (whichever is less) of property to be released does not exceed the aggregate amount of the Cost or Fair Value to us (whichever is less) of Property Additions acquired or made within the 90-day period preceding the release. (See Section 8.04.)

The G&R Indenture provides simplified procedures for the release of minor properties and property taken by eminent domain, and provides for dispositions of certain obsolete property and grants or surrender of certain rights without any release or consent by the Trustee. (See Sections 8.05, 8.07 and 8.08.)

If we retain any interest in any property released from the lien of the G&R Indenture, the G&R Indenture will not become a lien on such property or such interest therein or any improvements, extensions or additions to such property or renewals, replacements or substitutions of or for such property or any part or parts thereof. (See Section 8.09.)

Withdrawal of Cash

Unless an Event of Default has occurred and is continuing and subject to certain limitations, cash held by the Trustee may, generally, (1) be withdrawn by us (a) to the extent of an amount equal to 70% the Cost or Fair Value to us (whichever is less) of Property Additions not constituting Funded Property, after certain deductions and additions, primarily including adjustments to offset retirements (except that such adjustments need not be made if such Property Additions were acquired or made within the 90-day period preceding the withdrawal) or (b) in an amount equal to the aggregate principal amount of Indenture Securities that we would be entitled to issue on the basis of Retired Securities (with the entitlement to such issuance being waived by operation of such withdrawal) or (c) in an amount equal to the aggregate principal amount of any Outstanding Indenture Securities delivered to the Trustee; or (2) upon our request, be applied to (a) the purchase of Indenture Securities or (b) the payment (or provision therefor) at Stated Maturity of any Indenture Securities or the redemption (or provision therefor) of any Indenture Securities which are redeemable. (See Section 8.06.)

Consolidation, Merger, etc.

We may not consolidate with or merge into any other corporation or convey, otherwise transfer or lease the Mortgaged Property as or substantially as an entirety to any Person unless (a) the corporation formed by such consolidation or into which we are merged or the Person which acquires by conveyance or other transfer, or which leases, the Mortgaged Property as or substantially as an entirety is a corporation organized and existing under the laws of the United States, or any State or Territory thereof or the District of Columbia, and such corporation executes and delivers to the Trustee a supplemental indenture that in the case of a consolidation, merger, conveyance or other transfer, or in the case of a lease if the term thereof extends beyond the last stated maturity of the Indenture Securities then outstanding, contains an assumption by such corporation of the due and punctual payment of the principal of and premium, if any, and interest, if any, on the Indenture Securities and the performance of all of our covenants and conditions under the G&R Indenture and, in the case of a consolidation, merger, conveyance or other transfer that contains a grant, conveyance, transfer and mortgage by such corporation confirming the lien of the G&R Indenture on the Mortgaged Property and subjecting to such lien all property thereafter acquired by such corporation that shall constitute an improvement, extension or addition to the Mortgaged Property or renewal, replacement or substitution of or for any part thereof and, at the election of such corporation, subjecting to the lien of the G&R Indenture such other property then owned or thereafter acquired by such corporation as such corporation shall specify and (b) in the case of a lease, such lease is made expressly subject to termination by us or by the Trustee at any time during the continuance of an Event of Default. (See Section 13.01.) In the case of the conveyance or other transfer of the Mortgaged Property as or substantially as an entirety to any other Person, upon the satisfaction of all the conditions described above, we would be released and discharged from all obligations under the G&R Indenture and on the Indenture Securities then Outstanding unless we elect to waive such release and discharge. (See Section 13.04.)

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Modification of G&R Indenture

Modification Without Consent

Without the consent of any Holders, we may enter into one or more supplemental indentures with the Trustee for any of the following purposes:

(a) to evidence the succession of another Person to us and the assumption by any such successor of our covenants in the G&R Indenture and in the Indenture Securities; or

(b) to add one or more covenants by us or other provisions for the benefit of all Holders or for the benefit of the Holders of, or to remain in effect only so long as there shall be outstanding, Indenture Securities of one or more specified series (for the purposes of this subsection, “series” includes all tranches thereof), or to surrender any right or power conferred upon us by the G&R Indenture; or

(c) to correct or amplify the description of any property at any time subject to the lien of the G&R Indenture; or better to assure, convey and confirm to the Trustee any property subject or required to be subjected to the lien of the G&R Indenture; or to subject to the lien of the G&R Indenture additional property (including property of others), to specify any additional Permitted Liens with respect to such additional property and to modify the provisions in the G&R Indenture for dispositions of certain types of property without release in order to specify any additional items with respect to such additional property; or

(d) to change or eliminate any provision of the G&R Indenture or to add any new provision to the G&R Indenture, provided that if such change, elimination or addition adversely affects the interests of the Holders of the Indenture Securities of any series in any material respect, such change, elimination or addition will become effective with respect to such series only when no Indenture Security of such series remains Outstanding; or

(e) to establish the form or terms of the Indenture Securities of any series as permitted by the G&R Indenture; or

(f) to provide for the authentication and delivery of bearer securities and coupons appertaining thereto representing interest, if any, thereon and for the procedures for the registration, exchange and replacement thereof and for the giving of notice to, and the solicitation of the vote or consent of, the holders thereof, and for any and all other matters incidental thereto; or

(g) to evidence and provide for the acceptance of appointment by a successor trustee or by a co-trustee; or

(h) to provide for the procedures required to permit the utilization of a non-certificated system of registration for all, or any series of, the Indenture Securities; or

(i) to change any place or places where (1) the principal of and premium, if any, and interest, if any, on all or any series of Indenture Securities will be payable, (2) all or any series of Indenture Securities may be surrendered for registration of transfer, (3) all or any series of Indenture Securities may be surrendered for exchange and (4) notices and demands to or upon us in respect of all or any series of Indenture Securities and the G&R Indenture may be served; or

(j) to cure any ambiguity, to correct or supplement any provision therein which may be defective or inconsistent with any other provision therein, or to make any other changes to the provisions thereof or to add or remove other provisions with respect to matters and questions arising under the G&R Indenture, so long as such other changes or additions do not adversely affect the interests of the Holders of Indenture Securities of any series in any material respect. (See Section 14.01.)

Without limiting the generality of the foregoing, if the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”), is amended after the date of the G&R Indenture in such a way as to require changes to the G&R Indenture or the incorporation therein of additional provisions or so as to permit changes to, or the elimination of, provisions which, at the date of the G&R Indenture or at any time thereafter, were required by the Trust Indenture Act to be contained in the G&R Indenture, the G&R Indenture will be deemed to have been amended so as to conform to such amendment or to effect such changes or elimination, and we may, without the consent of any Holders, enter into one or more supplemental indentures with the Trustee to evidence or effect such amendment. (See Section 14.01.)

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Modifications Requiring Consent

Except as provided above, the consent of the Holders of not less than a majority in aggregate principal amount of the Indenture Securities of all series then Outstanding, considered as one class, is required for the purpose of adding any provisions to, or changing in any manner, or eliminating any of the provisions of, the G&R Indenture pursuant to one or more supplemental indentures; provided, however, that if less than all of the series of Indenture Securities Outstanding are directly affected by a proposed supplemental indenture, then the consent only of the Holders of a majority in aggregate principal amount of Outstanding Indenture Securities of all series so directly affected, considered as one class, will be required; and provided, further, that if the Indenture Securities of any series have been issued in more than one tranche and if the proposed supplemental indenture directly affects the rights of the Holders of one or more, but less than all such tranches, then the consent only of the Holders of a majority in aggregate principal amount of the Outstanding Indenture Securities of all such tranches so directly affected, considered as one class, will be required; and provided, further, that no such amendment or modification may

(a) change the Stated Maturity of the principal of, or any installment of principal of or interest on, any Indenture Security, or reduce the principal amount thereof or the rate of interest thereon (or the amount of any installment of interest thereon) or change the method of calculating such rate or reduce any premium payable thereon, or reduce the amount of the principal of any Discount Security that would be due and payable upon a declaration of acceleration of Maturity or change the coin or currency (or other property) in which any Indenture Security or any premium or the interest thereon is payable, or impair the right to institute suit for the enforcement of any such payment on or after the Maturity of any Indenture Security (or, in the case of redemption, on or after the redemption date) without, in any such case, the consent of the Holder of such Indenture Security,

(b) permit the creation of any lien not otherwise permitted by the G&R Indenture ranking prior to the lien of the G&R Indenture with respect to all or substantially all of the Mortgaged Property or terminate the lien of the G&R Indenture on all or substantially all of the Mortgaged Property or deprive the Holders of the benefit of the lien of the G&R Indenture, without, in any such case, the consent of the Holders of all Indenture Securities then Outstanding,

(c) reduce the percentage in principal amount of the Outstanding Indenture Securities of any series, or tranche thereof, the consent of the Holders of which is required for any such supplemental indenture, or the consent of the Holders of which is required for any waiver of compliance with any provision of the G&R Indenture or of any default thereunder and its consequences, or reduce the requirements for quorum or voting, without, in any such case, the consent of the Holder of each Outstanding Indenture Security of such series, or

(d) modify certain of the provisions of the G&R Indenture relating to supplemental indentures, waivers of certain covenants and waivers of past defaults with respect to the Indenture Securities of any series without the consent of the Holder of each Outstanding Indenture Security of such series.

A supplemental indenture that changes or eliminates any covenant or other provision of the G&R Indenture that has expressly been included solely for the benefit of the Holders of, or that is to remain in effect only so long as there shall be Outstanding, Indenture Securities of one or more specified series or modifies the rights of the Holders of Indenture Securities of such series with respect to such covenant or other provision, will be deemed not to affect the rights under the G&R Indenture of the Holders of the Indenture Securities of any other series. (See Section 14.02.)

Waiver

The Holders of at least a majority in aggregate principal amount of all Indenture Securities may waive our obligations to comply with certain covenants, including the covenants to maintain its corporate existence and properties, pay taxes and discharge liens, maintain certain insurance and make such recordings and filings as are necessary to protect the security of the Holders and the rights of the Trustee and its covenant with respect to merger, consolidation or the transfer or lease of the Mortgaged Property as or substantially as an entirety, described above, provided that such waiver occurs before the time such compliance is required. The Holders of at least a majority of the aggregate principal amount of Outstanding Indenture Securities of all affected series or tranches, considered as one class, may waive, before the time for such compliance, compliance with any covenant specified with respect to Indenture Securities of such series or tranches thereof. (See Section 6.09.)

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Before any sale of any of the Mortgaged Property and before a judgment or decree for payment of the money due shall have been obtained by the Trustee, the Holders of at least a majority in principal amount of all Outstanding Securities may waive any past default under the G&R Indenture, except a default (a) in the payment of the principal of or premium, if any, or interest, if any, on any Security Outstanding, or (b) in respect of a covenant or provision of the G&R Indenture which cannot be modified or amended without the consent of the Holder of each Outstanding Security of any series or tranche affected. Upon any such waiver, such default shall cease to exist, and any and all Events of Default arising therefrom shall be deemed to have been cured; but no such waiver shall extend to any subsequent or other default or impair any right consequent thereon. (Section 10.17.)

Events of Default

Each of the following events constitutes an Event of Default under the G&R Indenture (See Section 10.01.):

(1) failure to pay interest on any Indenture Security within 60 days after the same becomes due and payable;

(2) failure to pay principal of or premium, if any, on any Indenture Security within three Business Days after its Maturity;

(3) failure to perform or breach of any of our covenants or warranties in the G&R Indenture (other than a covenant or warranty which is to remain in effect only so long as the notes offered hereby remain outstanding or a default in the performance of which or breach of which is dealt with elsewhere under this paragraph) for a period of 90 days after there has been given to us by the Trustee, or to us and the Trustee by the Holders of at least 33% in principal amount of Outstanding Indenture Securities, a written notice specifying such default or breach and requiring it to be remedied and stating that such notice is a “Notice of Default,” unless the Trustee, or the Trustee and the Holders of a principal amount of Indenture Securities not less than the principal amount of Indenture Securities the Holders of which gave such notice, as the case may be, agree in writing to an extension of such period prior to its expiration; provided, however, that the Trustee, or the Trustee and such Holders, as the case may be, will be deemed to have agreed to an extension of such period if we have initiated corrective action within such period and is being diligently pursued; and

(4) certain events relating to our reorganization, bankruptcy and insolvency or appointment of a receiver or trustee for our property.

Remedies

Acceleration of Maturity

If an Event of Default occurs and is continuing, then the Trustee or the Holders of not less than 33% in principal amount of Indenture Securities then Outstanding may declare the principal amount (or if the Indenture Securities are Discount Securities, such portion of the principal amount as may be provided for such Discount Securities pursuant to the terms of the G&R Indenture) of all of the Indenture Securities then Outstanding, together with premium, if any, and accrued interest, if any, thereon to be immediately due and payable. At any time after such declaration of acceleration of the Indenture Securities then Outstanding, but before the sale of any of the Mortgaged Property and before a judgment or decree for payment of money shall have been obtained by the Trustee as provided in the G&R Indenture, the Event or Events of Default giving rise to such declaration of acceleration will, without further act, be deemed to have been waived, and such declaration and its consequences will, without further act, be deemed to have been rescinded and annulled, if (a) we have paid or deposited with the Trustee a sum sufficient to pay

(1) all overdue interest, if any, on all Indenture Securities then Outstanding;

(2) the principal of and premium, if any, on any Indenture Securities then Outstanding which have become due otherwise than by such declaration of acceleration and interest thereon at the rate or rates prescribed therefor in such Indenture Securities; and

(3) all amounts due to the Trustee as compensation and reimbursement as provided in the G&R Indenture; and (b) any other Event or Events of Default, other than the non-payment of the principal of Indenture Securities that shall have become due solely by such declaration of acceleration, shall have been cured or waived as provided in the G&R Indenture. (See Section 10.02.)

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Possession of Mortgaged Property

Under certain circumstances and to the extent permitted by law, if an Event of Default occurs and is continuing, the Trustee has the power to take possession of, and to hold, operate and manage, the Mortgaged Property, or with or without entry, sell the Mortgaged Property. If the Mortgaged Property is sold, whether by the Trustee or pursuant to judicial proceedings, the principal of the Outstanding Indenture Securities, if not previously due, will become immediately due, together with premium, if any, and any accrued interest. (See Sections 10.03, 10.04 and 10.05.)

Right to Direct Proceedings

If an Event of Default occurs and is continuing, the Holders of a majority in principal amount of the Indenture Securities then Outstanding will have the right to direct the time, method and place of conducting any proceedings for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee, provided that (a) such direction does not conflict with any rule of law or with the G&R Indenture, and could not involve the Trustee in personal liability in circumstances where indemnity would not, in the Trustee’s sole discretion, be adequate and (b) the Trustee may take any other action deemed proper by the Trustee that is not inconsistent with such direction. (See Section 10.16.)

Limitation on Right to Institute Proceedings

No Holder of any Indenture Security will have any right to institute any proceeding, judicial or otherwise, with respect to the G&R Indenture or for the appointment of a receiver or for any other remedy thereunder unless

(a) such Holder has previously given to the Trustee written notice of a continuing Event of Default;

(b) the Holders of not less than a majority in aggregate principal amount of the Indenture Securities then Outstanding have made written request to the Trustee to institute proceedings in respect of such Event of Default and have offered the Trustee reasonable indemnity against costs and liabilities to be incurred in complying with such request;

(c) such Holder or Holders shall have offered to the Trustee reasonable indemnity against the costs, expenses and liabilities to be incurred in compliance with such request;

(d) for sixty days after receipt of such notice, the Trustee has failed to institute any such proceeding and no direction inconsistent with such request has been given to the Trustee during such sixty-day period by the Holders of a majority in aggregate principal amount of Indenture Securities then Outstanding; and

(e) no direction inconsistent with such written request shall have been given to the Trustee during such sixty-day period by the Holders of a majority in aggregate principal amount of the Securities then Outstanding;

it being understood and intended that no one or more of such Holders shall have any right in any manner to affect, disturb or prejudice the lien of the G&R Indenture or the rights of any other of such Holders or to obtain or to seek to obtain priority or preference over any other of such Holders or to enforce any right under the G&R Indenture, except in the manner provided in the G&R Indenture and for the equal and ratable benefit of all of such Holders.

Furthermore, no Holder will be entitled to institute any such action if and to the extent that such action would disturb or prejudice the rights of other Holders. (See Section 10.11.)

No Impairment of Right to Receive Payment

Notwithstanding that the right of a Holder to institute a proceeding with respect to the G&R Indenture is subject to certain conditions precedent, each Holder of an Indenture Security has the absolute and unconditional right to receive payment of the principal of and premium, if any, and interest, if any, on such Indenture Security when due and to institute suit for the enforcement of any such payment, and such rights may not be impaired without the consent of such Holder. (See Section 10.12.)

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Notice of Default

The Trustee is required to give the Holders notice of any default under the G&R Indenture to the extent required by the Trust Indenture Act, unless such default shall have been cured or waived, except that no such notice to Holders of a default of the character described in clause (3) under “Events of Default” may be given until at least 75 days after the occurrence thereof. (See Section 11.02.) The Trust Indenture Act currently permits the Trustee to withhold notices of default (except for certain payment defaults) if the Trustee in good faith determines the withholding of such notice to be in the interests of the Holders.

Indemnification of Trustee

As a condition precedent to certain actions by the Trustee in the enforcement of the lien of the G&R Indenture and institution of action on the Indenture Securities, the Trustee may require adequate indemnity against costs, expenses and liabilities to be incurred in connection therewith. (See Sections 10.11 and 11.01.)

Remedies Limited by State Law

The laws of the State of Nevada where the Mortgaged Property is located may limit or deny the ability of the Trustee or securityholders to enforce certain rights and remedies provided in the G&R Indenture in accordance with their terms.

Defeasance

Any Indenture Securities, or any portion of the principal amount thereof, will be deemed to have been paid for purposes of the G&R Indenture, and, at our election, our entire indebtedness in respect thereof will be deemed to have been satisfied and discharged, if there has been irrevocably deposited with the Trustee or any Paying Agent (other than us), in trust: (a) money (including Funded Cash not otherwise applied pursuant to the G&R Indenture) in an amount which will be sufficient, or (b) Eligible Obligations (as described below), which do not contain provisions permitting the redemption or other prepayment thereof at the option of the issuer thereof, the principal of and the interest on which when due, without any regard to reinvestment thereof, will provide monies which, together with the money, if any, deposited with or held by the Trustee or such Paying Agent, will be sufficient, or (c) a combination of (a) and (b) which will be sufficient, to pay when due the principal of and premium, if any, and interest, if any, due and to become due on such Indenture Securities or portions thereof. (See Section 9.01.) For this purpose, Eligible Obligations include direct obligations of, or obligations unconditionally guaranteed by, the United States of America, entitled to the benefit of the full faith and credit thereof, and certificates, depositary receipts or other instruments that evidence a direct ownership interest in such obligations or in any specific interest or principal payments due in respect thereof.

The right of Nevada Power to cause its entire indebtedness in respect of the Indenture Securities of any series to be deemed to be satisfied and discharged as described above will be subject to the satisfaction of conditions specified in the instrument creating such series.

Duties of the Trustee; Resignation; Removal

The Trustee will have, and will be subject to, all the duties and responsibilities specified with respect to an indenture trustee under the Trust Indenture Act. Subject to such provisions, the Trustee will be under no obligation to exercise any of the powers vested in it by the G&R Indenture at the request of any holder of Indenture Securities, unless offered reasonable indemnity by such holder against the costs, expenses and liabilities which might be incurred thereby. The Trustee will not be required to expend or risk its own funds or otherwise incur financial liability in the performance of its duties if the Trustee reasonably believes that repayment or adequate indemnity is not reasonably assured to it.

The Trustee may resign at any time by giving written notice thereof to us or may be removed at any time by Act of the Holders of a majority in principal amount of Indenture Securities then Outstanding delivered to us and the Trustee. No resignation or removal of the Trustee and no appointment of a successor trustee will become effective until the acceptance of appointment by a successor trustee in accordance with the requirements of the G&R Indenture. So long as no Event of Default or event which, after notice or lapse of time, or both, would become an Event of Default has occurred and is continuing, if we have delivered to the Trustee a resolution of our Board of Directors appointing a successor trustee and such successor has accepted such appointment in accordance with the terms of the G&R Indenture, the Trustee will be deemed to have resigned and the successor will be deemed to have been appointed as trustee in accordance with the G&R Indenture. (See Section 11.10.)

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Evidence to be Furnished to the Trustee

Compliance with G&R Indenture provisions is evidenced by written statements of our officers or persons selected or paid by us. In certain cases, opinions of counsel and certification of an engineer, accountant, appraiser or other expert (who in some cases must be independent) must be furnished. In addition, the G&R Indenture requires us to give the Trustee, not less often than annually, a brief statement as to our compliance with the conditions and covenants under the G&R Indenture.

No Personal Liability of Directors, Officers, Employees and Stockholders

No director, officer, employee, incorporator or stockholder of Nevada Power will have any liability for any obligations of Nevada Power under the Indenture Securities, the G&R Indenture, or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each holder of Indenture Securities by accepting a note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Indenture Securities. The waiver may not be effective to waive liabilities under the federal securities laws.

Form, Registration, Transfer and Exchange

Each series of G&R Securities will be issued in fully registered form without coupons or in bearer form with or without coupons. Unless the applicable prospectus supplement provides otherwise, registered G&R Securities will be issued in denominations of $1,000 or integral multiples thereof and G&R Securities issued in bearer form will be issued in the denomination of $5,000. The G&R Indenture provides that G&R Securities may be issued in global form. If any series of G&R Securities are issuable in global form, the applicable prospectus supplement will describe the circumstances, if any, under which beneficial owners of interests in any of those global G&R Securities may exchange their interests for G&R Securities of that series and of like tenor and principal amount in any authorized form and denomination.

Holders may present G&R Securities for exchange, and registered G&R Securities for transfer, in the manner, at the places and subject to the restrictions set forth in the G&R Indenture, the G&R Securities and the applicable prospectus supplement. Holders may transfer G&R Securities in bearer form and the coupons, if any, appertaining to the senior G&R Securities will be transferable by delivery. There will be no service charge for any registration of transfer of registered G&R Securities or exchange of G&R Securities, but we may require payment of a sum sufficient to cover any tax or other governmental charges that may be imposed in connection with any registration of transfer or exchange. Bearer securities will not be issued in exchange for registered securities.

In the event of any redemption of G&R Securities of any series, we will not be required to:

•	register the transfer of or exchange G&R Securities of that series during a period of 15 days next preceding the mailing of a notice of redemption of securities of the series to be redeemed;

•	register the transfer of or exchange any registered debt security called for redemption, except the unredeemed portion of any registered debt security being redeemed in part; or

•

exchange any bearer security called for redemption except, to the extent provided with respect to any series of G&R Securities and referred to in the applicable prospectus supplement, to exchange the bearer security for a registered debt security of like tenor and principal amount that is immediately surrendered for redemption.

Global Securities

The G&R Securities of each series may be issued in whole or in part in global form. A G&R Security in global form will be deposited with, or on behalf of, a depositary, which will be named in an applicable prospectus supplement. A global security may be issued in either registered or bearer form and in either temporary or definitive form. A global debt security may not be transferred, except as a whole, among the depositary for such debt security and/or its nominees and/or successors. If any debt securities of a series are issuable as global securities, the applicable prospectus supplement will describe any circumstances when beneficial owners of interests in any global security may exchange those interests for definitive debt securities of like tenor and principal amount in any authorized form and denomination and the manner of payment of principal and interest on any global debt security.

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Payment and Paying Agents

Unless otherwise indicated in the applicable prospectus supplement, payment of the interest on any G&R Security (other than bearer securities) on any interest payment date will be made to the person in whose name the G&R Securities are registered.

Unless otherwise indicated in the applicable prospectus supplement, principal of and any premium, Additional Amounts and interest on the G&R Securities (other than bearer securities) of a particular series will be payable at the office of the paying agents designated by us. Unless otherwise indicated in the prospectus supplement, the principal corporate trust office of the trustee in The City of New York will be designated as sole paying agent for payments with respect to debt securities of each series.

All moneys paid by us to a paying agent or the trustee for the payment of the principal, premium additional amounts or interest on a G&R Security which remains unclaimed at the end of one year will be repaid to us, and the holder of the G&R Security thereafter may look only to us for payment thereof.

Governing Law

The G&R Securities will be governed by and construed under the laws of the State of New York, without regard to conflicts of laws principles thereof.

DESCRIPTION OF DEBT SECURITIES

The following is a general description of the debt securities, other than G&R Securities, that we may offer from time to time under this prospectus. The particular terms of the debt securities offered under this prospectus and the extent, if any, to which the general provisions described below may apply will be described in the applicable prospectus supplement.

The debt securities will be either senior debt securities or subordinated debt securities. We will issue the senior debt securities under a senior indenture between us and a trustee. We will issue the subordinated debt securities under a subordinated indenture between us and the same or another trustee. The senior indenture and the subordinated indenture are collectively referred to in this prospectus as the indentures, and each of the trustee under the senior indenture and the trustee under the subordinated indenture are referred to in this prospectus as the trustee.

The following description is only a summary of the material provisions of the indentures. We urge you to read the appropriate indenture because it, and not this description, defines your rights as holders of the applicable debt securities. See the information under the heading “Where You Can Find More Information” for information on how to obtain a copy of the appropriate indenture. The following description also is subject to and qualified by reference to the description of the particular terms of the debt securities and the relevant indenture described in the related prospectus supplement, including definitions used in the relevant indenture. The particular terms of the debt securities that we may offer under this prospectus and the relevant indenture may vary from the terms described below.

General

The senior debt securities will be unsubordinated obligations, will rank equally with all other unsubordinated debt obligations of ours and, unless otherwise indicated in the related prospectus supplement, will be unsecured. The subordinated debt securities will be subordinate in right of payment to any senior debt securities. A description of the subordinated debt securities is provided below under “—Subordinated Debt Securities.” The specific terms of any debt securities will be provided in the related prospectus supplement. For a complete understanding of the provisions pertaining to the debt securities, you should refer to the relevant form of indenture filed as an exhibit to the registration statement of which this prospectus is a part. Unless we elect or are required to secure the debt securities, the debt securities will be effectively subordinated to any of our existing and future secured debt to the extent of the assets securing that debt, including but not limited to, all of the securities issued under our G&R Indenture.

In addition to the debt securities that we may offer pursuant to this prospectus, we may issue other debt securities in public or private offerings from time to time. These other debt securities may be issued under other indentures or documentation that are not described in this prospectus, and those debt securities may contain provisions materially different from the provisions applicable to one or more issues of debt securities offered pursuant to this prospectus.

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Terms

The indentures will not limit the principal amount of debt, including unsecured debt, or other securities that we may issue.

The debt securities of any series may be issued in definitive form or, if provided in the related prospectus supplement, may be represented in whole or in part by a global security or securities, registered in the name of a depositary designated by us. Each debt security represented by a global security is referred to as a “book-entry security.”

Debt securities may be issued from time to time pursuant to this prospectus and will be offered on terms determined by market conditions at the time of sale. Debt securities may be issued in one or more series with the same or various maturities and may be sold at par, a premium or an original issue discount. Debt securities sold at an original issue discount may bear no interest or interest at a rate that is below market rates. Unless otherwise provided in the related prospectus supplement, debt securities denominated in U.S. dollars will be issued in denominations of $1,000 and integral multiples thereof.

Please refer to the related prospectus supplement for the specific terms of the debt securities offered, including the following:

•	designation of an aggregate principal amount, purchase price and denomination;

•	date of maturity;

•	if other than U.S. currency, the currency in which the debt securities may be purchased and the currency in which principal, premium, if any, and interest will be paid;

•	the interest rate or rates and the method of calculating interest (unless we specify a different method, interest will be calculated based on a 360-day year consisting of 12 30-day months);

•

the date or dates from which the interest will accrue, the payment dates on which any premium and interest will be payable or the manner of determination of the payment dates and the record dates for the determination of holders to whom interest is payable;

•	the place or places where principal, any premium and interest will be payable;

•	any redemption or sinking fund provisions or other repayment or repurchase obligations;

•	any index used to determine the amount of payment of principal of and any premium and interest on the debt securities;

•	the application, if any, of defeasance provisions to the debt securities;

•	if other than the entire principal amount, the portion of the debt securities that would be payable upon acceleration of the maturity thereof;

•	whether the debt securities will be issued in whole or in part in the form of one or more global securities, and in such case, the depositary for the global securities;

•	any covenants applicable to the debt securities being offered;

•	any events of default applicable to the debt securities being offered;

•	any changes to the events of default described in this prospectus;

•	the terms of subordination, if applicable; and

•	any other specific material terms, including any additions to the terms described in this prospectus and any terms that may be required by or advisable under applicable law.

Except with respect to book-entry securities, debt securities may be presented for exchange or registration of transfer, in the manner, at the places and subject to the restrictions set forth in the debt securities and the related prospectus supplement. Such services will be provided without charge, other than any tax or other governmental charge payable in connection therewith, but subject to the limitations provided in the indentures.

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Merger, Consolidation or Sale of Assets

Nevada Power Company will not, in a single transaction or through a series of related transactions, consolidate or merge with or into any other person, or, directly or indirectly, sell or convey all or substantially all of its properties and assets to another person or group of affiliated persons, except that Nevada Power Company may consolidate or merge with, or sell or convey substantially all of its assets to another person if (i) Nevada Power Company is the continuing person or the successor person (if other than Nevada Power Company) is organized and existing under the laws of the United States of America, any State thereof or the District of Columbia and such person expressly assumes all obligations of Nevada Power Company under the indenture, including payment of the principal and interest on the debt securities, and the performance and observance of all of the covenants and conditions of the indenture to be performed by Nevada Power Company and (ii) there is no default under the indenture. Upon such a succession, Nevada Power Company will be relieved from any further obligations under the indenture.

Events of Default

Except as otherwise set forth in the applicable prospectus supplement, an event of default shall occur with respect to any series of debt securities when:

•	we default in paying principal of or premium, if any, on any of the debt securities of such series when due;

•	we default in paying interest on the debt securities of such series when due and such default continues for 30 days;

•	we default in making deposits into any sinking fund payment with respect to any debt securities of such series when due and such default continues for 30 days;

•

we fail to perform any other covenant or warranty in the debt securities of such series or in the applicable indenture, and such failure continues for a period of 90 days after notice of such failure as provided in that indenture;

•	certain events of bankruptcy, insolvency, or reorganization involving us occur; or

•	any other event of default specified in the applicable prospectus supplement occurs with respect to debt securities of that series.

We will be required annually to deliver to the trustee officers’ certificates stating whether or not the officers signing such certificates have any knowledge of any default in the performance by us of our obligations under the applicable indenture.

If an event of default shall occur and be continuing with respect to any series (other than an event of default described in the fifth bullet point of the first paragraph above under “—Events of Default”), the trustee or the holders of a majority in principal amount of the debt securities of such series then outstanding (or, if any securities of that series are original issue discount securities, the portion of the principal amount of such securities as may be specified by the terms thereof) may declare the debt securities of such series to be immediately due and payable. If an event of default described in the fifth bullet point of the first paragraph above under “—Events of Default” occurs with respect to any series of debt securities, the principal amount of all debt securities of that series (or, if any securities of that series are original issue discount securities, the portion of the principal amount of such securities as may be specified by the terms thereof) will automatically become due and payable without any declaration by the trustee or the holders. The trustee is required to give holders of the debt securities of any series written notice of a default with respect to such series as and to the extent provided by the Trust Indenture Act. As used in this paragraph, a “default” means an event described in the first paragraph under “—Events of Default” without including any applicable grace period.

If at any time after the debt securities of such series have been declared due and payable, and before any judgment or decree for the moneys due has been obtained or entered, we pay or deposit with the trustee amounts sufficient to pay all matured installments of interest upon the debt securities of such series and the principal of all debt securities of such series which shall have become due, otherwise than by acceleration, together with interest on such principal and, to the extent legally enforceable, on such overdue installments of interest and all other amounts due under the applicable indenture shall have been paid, and any and all defaults with respect to such series under that indenture shall have been remedied, then the holders of a majority in aggregate principal amount of the debt securities of such series then outstanding, by written notice to us and the trustee, may rescind and annul the declaration that the debt securities of such series are due and payable.

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In addition, the holders of a majority in aggregate principal amount of the debt securities of such series may waive any past default and its consequences with respect to such series, except a default in the payment of the principal of or any premium or interest on any debt securities of such series or a default in the performance of a covenant that cannot be modified under the applicable indenture without the consent of the holder of each affected debt security.

The trustee is under no obligation to exercise any of the rights or powers under the indentures at the request, order or direction of any of the holders of debt securities, unless such holders shall have offered to the trustee security or indemnity satisfactory to the trustee. Subject to such provisions for the indemnification of the trustee and certain limitations contained in the indentures, the holders of a majority in aggregate principal amount of the debt securities of each series at the time outstanding shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred on the trustee, with respect to the debt securities of such series.

No holder of debt securities of any series will have any right to institute any proceeding, judicial or otherwise, with respect to the applicable indenture, for the appointment of a receiver or trustee or for any other remedy under the indenture unless:

•	The holder has previously given written notice to the trustee of a continuing event of default with respect to the debt securities of that series; and

•

The holders of a majority in principal amount of the outstanding debt securities of that series have made a written request to the trustee, and offered indemnity satisfactory to the trustee, to institute proceedings as trustee, the trustee has failed to institute the proceedings within 60 days after its receipt of such notice and the trustee has not received from the holders of a majority in principal amount of the debt securities of that series a direction inconsistent with that request.

Notwithstanding the foregoing, the holder of any debt security will have an absolute and unconditional right to receive payment of the principal of and any premium and, subject to the provisions of the applicable indenture regarding the payment of default interest, interest on that debt security on the due dates expressed in that security and to institute suit for the enforcement of payment.

Modification of the Indentures

Each indenture will contain provisions permitting us and the trustee to modify that indenture or enter into or modify any supplemental indenture without the consent of the holders of the debt securities for any of the following purposes:

•	to evidence the succession of another corporation to us in accordance with “—Merger, Consolidation or Sale of Assets”;

•	to add to our covenants further covenants for the benefit or protection of the holders of any or all series of debt securities or to surrender any right or power conferred upon us by that indenture;

•	to add any additional events of default with respect to all or any series of debt securities;

•

to add to or change any of the provisions of that indenture to facilitate the issuance of debt securities in bearer form with or without coupons, or to permit or facilitate the issuance of debt securities in uncertificated form;

•

to add to, change or eliminate any of the provisions of that indenture in respect of one or more series of debt securities thereunder, under certain conditions designed to protect the rights of any existing holder of those debt securities;

•	to secure all or any series of debt securities;

•	to establish the forms or terms of the debt securities of any series;

•

to evidence the appointment of a successor trustee and to add to or change provisions of that indenture necessary to provide for or facilitate the administration of the trusts under that indenture by more than one trustee; and

•

to cure any ambiguity, to correct or supplement any provision of that indenture which may be defective or inconsistent with another provision of that indenture or to change any other provisions with respect to matters or questions arising under that indenture, provided that any such action shall not adversely affect the interests of the holders of any series of debt securities.

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We and the trustee may otherwise modify each indenture or any supplemental indenture with the consent of the holders of not less than a majority in aggregate principal amount of each series of debt securities affected thereby at the time outstanding, except that no such modifications shall, without the consent of the holder of each debt security affected thereby:

•

change the fixed maturity of any debt securities or any installment of principal, interest or premium on any debt securities, or reduce the principal amount thereof or reduce the rate of interest or premium payable upon redemption, or reduce the amount of principal of an original issue discount debt security or any other debt security that would be due and payable upon a declaration of acceleration of the maturity thereof, or change the currency in which the debt securities are payable or impair the right to institute suit for the enforcement of any payment after the stated maturity thereof or the redemption date, if applicable, or adversely affect any right of the holder of any debt security to require us to repay or repurchase that security;

•	reduce the percentage of debt securities of any series, the consent of the holders of which is required for any waiver or supplemental indenture;

•

modify the provisions of that indenture relating to the waiver of past defaults or the waiver or certain covenants or the provisions described above, except to increase any percentage set forth in those provisions or to provide that other provisions of that indenture may not be modified without the consent of the holder of each debt security affected thereby;

•	change any obligation of ours to maintain an office or agency;

•	change any obligation of ours to pay additional amounts; or

•	reduce or postpone any sinking fund or similar provision.

Satisfaction and Discharge, Defeasance and Covenant Defeasance

Except as otherwise specified in the applicable prospectus supplement, each indenture shall be satisfied and discharged if (i) we shall deliver to the trustee all debt securities then outstanding for cancellation or (ii) all debt securities not delivered to the trustee for cancellation shall have become due and payable, are to become due and payable within one year or are to be called for redemption within one year and we shall deposit an amount sufficient to pay the principal, premium, if any, and interest to the date of maturity, redemption or deposit (in the case of debt securities that have become due and payable), provided that in either case we shall have paid all other sums payable under that indenture.

Each indenture will provide, if such provision is made applicable to the debt securities of a series, that we may elect either (A) to defease and be discharged from any and all obligations with respect to any debt security of such series (“defeasance,”) or (B) to be released from our obligations with respect to such debt security under certain of the covenants and events of default under that indenture together with additional covenants that may be included for a particular series and that certain events of default shall not be events of default under that indenture with respect to such series (“covenant defeasance”), upon the deposit with the trustee (or other qualifying trustee), in trust for such purpose, of money or certain U.S. government obligations which through the payment of principal and interest in accordance with their terms will provide money, in an amount sufficient to pay the principal of (and premium, if any) and interest on such debt security, on the scheduled due dates.

In the case of defeasance or covenant defeasance, the holders of such debt securities will be entitled to receive payments in respect of such debt securities solely from such trust. Such a trust may only be established if, among other things, we have delivered to the trustee an opinion of counsel (as specified in the indentures) to the effect that the holders of the debt securities affected thereby will not recognize income, gain or loss for Federal income tax purposes as a result of such defeasance or covenant defeasance and will be subject to Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such defeasance or covenant defeasance had not occurred. Such opinion of counsel, in the case of defeasance under clause (A) above, must refer to and be based upon a ruling of the Internal Revenue Service or a change in applicable Federal income tax law occurring after the date of the applicable indenture.

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Record Dates

The indentures will provide that in certain circumstances we may establish a record date for determining the holders of outstanding debt securities of a series entitled to join in the giving of notice or the taking of other action under the applicable indenture by the holders of the debt securities of such series.

Governing Law

The laws of the State of New York will govern each indenture and will govern the debt securities.

“Street Name” and Other Indirect Holders

Investors who hold securities in accounts at banks or brokers generally will not be recognized by us as legal holders of debt securities. This is called holding in “street name.” Instead, we would recognize only the bank or broker, or the financial institution that the bank or broker uses to hold its securities. These intermediary banks, brokers and other financial institutions pass along principal, interest and other payments on the debt securities, either because they agree to do so in their customer agreements or because they are legally required to do so. If you hold debt securities in “street name,” you should check with your own institution to find out, among other things:

•	how it handles payments and notices;

•	whether it imposes fees or charges;

•	how it would handle voting if applicable;

•	whether and how you can instruct it to send you debt securities registered in your own name so you can be a direct holder as described below; and

•	if applicable, how it would pursue rights under your debt securities if there were a default or other event triggering the need for holders to act to protect their interests.

Our obligations, as well as the obligations of the trustee under the indentures and those of any third parties employed by us or the trustee under either of the indentures, run only to persons who are registered as holders of debt securities issued under the applicable indenture. As noted above, we will not have obligations to you if you hold in “street name” or other indirect means, either because you choose to hold debt securities in that manner or because the debt securities are issued in the form of global securities as described below. For example, once we make payment to the registered holder, we have no further responsibility for the payment even if that holder is legally required to pass the payment along to you as a “street name” customer but does not do so.

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BOOK-ENTRY SYSTEM

Unless otherwise indicated in the applicable prospectus supplement, each series of debt securities will initially be issued in the form of one or more global securities, in registered form, without coupons. The global security will be deposited with, or on behalf of, the depository, and registered in the name of the depository or a nominee of the depository. Unless otherwise indicated in the applicable prospectus supplement, the depository for any global securities will be The Depository Trust Company, or DTC.

So long as the depository, or its nominee, is the registered owner of a global security, such depository or such nominee, as the case may be, will be considered the owner of such global security for all purposes under the applicable indenture, including for any notices and voting. Except in limited circumstances, the owners of beneficial interests in a global security will not be entitled to have securities registered in their names, will not receive or be entitled to receive physical delivery of any such securities and will not be considered the registered holder thereof under the applicable indenture. Accordingly, each person holding a beneficial interest in a global security must rely on the procedures of the depository and, if such person is not a direct participant, on procedures of the direct participant through which such person holds its interest, to exercise any of the rights of a registered owner of such security.

Except as otherwise provided in any applicable prospectus supplement, global securities may be exchanged in whole for certificated securities only if the depository notifies us that it is unwilling or unable to continue as depository for the global securities or the depository has ceased to be a clearing agency registered under the Exchange Act and, in either case, we thereupon fail to appoint a successor depository within 90 days. We may decide to discontinue use of the system of book-entry-only transfers through DTC (or a successor securities depository), subject to DTC’s procedures.

In any such case, we have agreed to notify the applicable trustee in writing that, upon surrender by the direct participants and indirect participants of their interest in such global securities, certificated securities representing the applicable securities will be issued to each person that such direct participants and indirect participants and the depository identify as being the beneficial owner of such securities.

The following is based solely on information furnished by DTC:

DTC will act as depository for the global securities. The global securities will be issued as fully-registered securities registered in the name of Cede & Co. (DTC’s partnership nominee) or such other name as may be requested by an authorized representative of DTC. One fully-registered global security certificate will be issued for each issue of the global securities, each in the aggregate principal amount of such issue and will be deposited with DTC. If, however, the aggregate principal amount of any issue of a series of debt securities exceeds $500 million, one certificate will be issued with respect to each $500 million of principal amount and an additional certificate will be issued with respect to any remaining principal amount of such series. DTC is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code, and a “clearing agency” registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934. DTC holds securities that its direct participants deposit with DTC. DTC also facilitates the post-trade settlement among direct participants of sales and other securities transactions, in deposited securities through electronic computerized book-entry transfers and pledges between direct participants’ accounts, thereby eliminating the need for physical movement of securities certificates.

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Direct participants include both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. DTC is a wholly-owned subsidiary of The Depository Trust & Clearing Corporation (“DTCC”). DTCC is the holding company for DTC, National Securities Clearing Corporation and Fixed Income Clearing Corporation, all of which are registered clearing agencies. DTCC is owned by the users of its regulated subsidiaries. Access to the DTC system is also available to others such as both U.S. and non-U.S. securities brokers and dealers, banks, trust companies and clearing corporations that clear through or maintain a custodial relationship with a direct participant, either directly or indirectly, which are referred to as indirect participants and, together with the direct participants, the participants. The rules applicable to DTC and its participants are on file with the Securities and Exchange Commission.

Purchases of global securities under the DTC system must be made by or through direct participants, who will receive a credit for the global securities on DTC’s records. The ownership interest of each actual purchaser of each global security, or beneficial owner, is in turn to be recorded on the direct and indirect participants’ records. Beneficial owners will not receive written confirmation from DTC of their purchase. Beneficial owners, however, are expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the direct or indirect participant through which the beneficial owner entered into the transaction. Transfers of ownership interests in the global securities are to be accomplished by entries made on the books of direct and indirect participants acting on behalf of beneficial owners. Beneficial owners will not receive certificates representing their ownership interests in the global securities, except in the event that use of the book-entry system for the global securities is discontinued.

To facilitate subsequent transfers, all global securities deposited by direct participants with DTC are registered in the name of DTC’s partnership nominee, Cede & Co., or such other name as may be requested by an authorized representative of DTC. The deposit of global securities with DTC and their registration in the name of Cede & Co. or such other DTC nominee do not effect any change in beneficial ownership. DTC has no knowledge of the actual beneficial owners of the global securities; DTC’s records reflect only the identity of the direct participants to whose accounts such global securities are credited which may or may not be the beneficial owners. The direct and indirect participants will remain responsible for keeping account of their holdings on behalf of their customers.

Conveyance of notices and other communications by DTC to direct participants, by direct participants to indirect participants, and by direct participants and indirect participants to beneficial owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time. Beneficial owners of global securities may wish to take certain steps to augment transmission to them of notices of significant events with respect to the global securities, such as redemptions, tenders, defaults, and proposed amendments to the security documents. For example, beneficial owners of global securities may wish to ascertain that the nominee holding the global securities for their benefit has agreed to obtain and transmit notices to beneficial owners, in the alternative, beneficial owners may wish to provide their names and addresses to the registrar and request that copies of the notices be provided directly to them.

If the global securities are redeemable, redemption notices shall be sent to DTC. If less than all of the global securities are being redeemed, DTC’s practice is to determine by lot the amount of the interest of each direct participant in such issue to be redeemed.

Neither DTC nor Cede & Co. (nor any other DTC nominee) will consent or vote with respect to the global securities unless authorized by a direct participant in accordance with DTC’s procedures. Under its usual procedures, DTC mails an omnibus proxy to us as soon as possible after the record date. The omnibus proxy assigns Cede & Co.’s consenting or voting rights to those direct participants whose accounts the global securities are credited on the record date, identified in a listing attached to the omnibus proxy.

Principal, distributions, interest and premium payments, if any, on the global securities will be made to Cede & Co., or such other nominee as may be requested by an authorized representative of DTC. DTC’s practice is to credit direct participants’ accounts upon DTC’s receipt of funds and corresponding detail information from us or the trustee for such securities, on payable date in accordance with their respective holdings shown on DTC’s records. Payments by participants to beneficial owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in “street name,” and will be the responsibility of such participant and not of DTC, the trustee for such securities, or us, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of principal, distributions, interest and premium, if any, on any of the aforementioned securities represented by global securities to DTC is the responsibility of the appropriate trustee and us. Disbursement of such payments to direct participants shall be the responsibility of DTC, and disbursement of such payments to the beneficial owners shall be the responsibility of the participants.

The information in this section concerning DTC and DTC’s book-entry system has been obtained from sources, including DTC, that we believe to be reliable, but we take no responsibility for the accuracy thereof.

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The underwriters, dealers or agents of any of the securities may be direct participants of DTC.

None of the trustees, us or any agent for payment on or registration of transfer or exchange of any global security will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial interests in such global security or for maintaining, supervising or reviewing any records relating to such beneficial interests.

DESCRIPTION OF TRUST PREFERRED SECURITIES

Trusts that we may form in the future may, from time to time, offer trust preferred securities under this prospectus. When the trusts offer to sell a particular series of trust preferred securities, we will describe the material terms of that series in a prospectus supplement or other offering material. Each trust’s declaration of trust will be qualified as an indenture under the Trust Indenture Act of 1939, as amended. Unless otherwise stated in a prospectus supplement or other offering material, the trust preferred securities will be issued pursuant to one or more trust agreements, which we will describe in a prospectus supplement or other offering material.

Each declaration of trust will authorize the trustees of each trust to issue on behalf of the trust one series of trust preferred securities and one series of common securities. The trust preferred securities will be issued to the public pursuant to the registration statement of which this prospectus is a part, and the common securities of the trusts will be issued directly or indirectly to us.

The trust preferred securities will have the terms, including interest, dividends, redemption, voting, conversion, liquidation rights and other preferred, deferred or other special rights or restrictions as are described in the applicable declaration of trust or made part of the declaration of trust by the Trust Indenture Act of 1939, as amended.

You should refer to the applicable prospectus supplement or other offering material relating to the trust preferred securities of each trust for specific terms, including, but not limited to:

•	the distinctive designation of the trust preferred securities;

•	the number of trust preferred securities issued by the trust;

•

the annual distribution rate, or method of determining the rate, for trust preferred securities issued by the trust and the date or dates upon which the distributions will be payable and any right to defer payment thereof;

•

whether distributions on the trust preferred securities will be cumulative, and, in the case of trust preferred securities having cumulative distribution rights, the date or dates or method of determining the date or dates from which distributions on trust preferred securities will be cumulative;

•

the amount or amounts which will be paid out of the assets of the trust to the holders of the trust preferred securities upon voluntary or involuntary dissolution, winding-up or termination of the trust;

•	the terms and conditions, if any, upon which the related series of our debt securities may be distributed to the holders of the trust preferred securities;

•

the obligation, if any, of the trust to purchase or redeem trust preferred securities and the price or prices at which, the period or periods within which and the terms and conditions upon which the trust preferred securities will be purchased or redeemed, in whole or in part, pursuant to the obligation;

•

the voting rights, if any, of the holders of the trust preferred securities in addition to those required by law, including the number of votes per trust preferred security and any requirement for the approval by the holders of the trust preferred securities, as a condition to specified action or amendments to the applicable declaration of trust; and

•	any other relevant rights, preferences, privileges, limitations or restrictions of the trust preferred securities that are consistent with the applicable declaration of trust or applicable law.

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Pursuant to the applicable declaration of trust, the property trustee will own our debt securities purchased by the applicable trust for the benefit of us and the holders of the trust preferred securities. The payment of dividends out of money held by the applicable trust, and payments upon redemption of the trust preferred securities or liquidation of any trust, will be guaranteed by us to the extent described below under “Description of Trust Guarantees.”

Specific United States federal income tax considerations applicable to an investment in trust preferred securities will be described in the applicable prospectus supplement or other offering material.

In connection with the issuance of trust preferred securities, each trust will also issue one series of common securities to us. Each declaration of trust will authorize the regular trustees of a trust to issue on behalf of the trust one series of common securities having the terms, including dividends, conversion, redemption, voting, liquidation rights or the restrictions described in the applicable declaration of trust. Except as otherwise provided in the applicable prospectus supplement or other offering material, the terms of the common securities of the trusts will be substantially identical to the terms of the trust preferred securities issued by the trusts, and the common securities of the trusts will rank on equal terms with, and payments will be made on a ratable basis with, the trust preferred securities. However, upon an event of default under the applicable declaration of trust, the rights of the holders of the common securities of the trusts to payment in respect of dividends and payments upon liquidation, redemption and otherwise will be subordinated to the rights of the holders of the trust preferred securities. Except in limited circumstances, the common securities of the trusts will also carry the right to vote and appoint, remove or replace any of the trustees of the related trust. All of the common securities of the trusts will be directly or indirectly owned by us.

The applicable prospectus supplement will describe whether we and/or certain of our subsidiaries maintain deposit accounts and conduct other banking transactions, including borrowings in the ordinary course of business, with the property trustee.

DESCRIPTION OF TRUST GUARANTEES

Below is a summary of information concerning the trust guarantees which will be executed and delivered by us, at various times, for the benefit of the holders of the trust preferred securities. The applicable prospectus supplement or other offering material will describe any significant differences between the actual terms of the trust guarantees and the summary below. This summary does not describe all exceptions and qualifications contained in the indenture or all of the terms of the trust guarantees. You should read the trust guarantees for provisions that may be important to you. Copies of the trust guarantees will be filed with the Securities and Exchange Commission and are incorporated by reference as an exhibit to the registration statement of which this prospectus is a part.

General

We will irrevocably and unconditionally agree, to the extent described in the trust guarantees, to pay in full, to the holders of the trust preferred securities of each trust, the trust guarantee payments (as defined below), except to the extent paid by the trust, as and when due, regardless of any defense, right of set-off or counterclaim which the trust may have or assert. Our obligation to make a trust guarantee payment may be satisfied by direct payment of the required amounts by us to the holders of the trust preferred securities or by causing the applicable trust to pay the required amounts to the holders.

The following payments regarding the trust preferred securities, which we refer to as the “trust guarantee payments,” to the extent not paid by the applicable trust, will be subject to the trust guarantees, without duplication:

•	any accrued and unpaid distributions which are required to be paid on the trust preferred securities, to the extent the trust has funds legally available therefor;

•

the redemption price, including all accrued and unpaid distributions, payable out of legally available funds, regarding any trust preferred securities called for redemption by the trust, to the extent the trust has funds legally available therefor; and

•

upon a voluntary or involuntary dissolution or winding-up of the trust (other than in connection with the distribution of debt securities to the holders of the trust preferred securities or a redemption of all the trust preferred securities), the lesser of:

•	the aggregate of the liquidation amount and all accrued and unpaid distributions on the trust preferred securities to the date of the payment to the extent the trust has funds available therefor; or

•	the amount of assets of the trust remaining available for distribution to holders of the trust preferred securities in liquidation of the trust.

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Amendment and Assignment

Except with respect to any changes that do not adversely affect the rights of holders of the trust preferred securities in any material respect (in which case no consent of such holders will be required), each trust guarantee may be amended only with the prior approval of the holders of not less than a majority in liquidation amount of the outstanding trust preferred securities. The manner of obtaining any such approval of holders of the trust preferred securities will be as described in the applicable prospectus supplement or other offering material. All guarantees and agreements contained in each guarantee shall bind our successors, assigns, receivers, trustees and representatives and shall inure to the benefit of the holders of the trust preferred securities then outstanding.

Termination of the Trust Guarantees

Each trust guarantee will end as to the trust preferred securities issued by the applicable trust upon any of the following:

•	full payment of the redemption price of all trust preferred securities;

•	distribution of our debt securities held by the trust to the holders of the trust preferred securities; or

•	full payment of the amounts payable in accordance with the declaration upon liquidation of the trust.

Each trust guarantee will continue to be effective or will be reinstated, as the case may be, if at any time any holder of trust preferred securities issued by the applicable trust must restore payment of any sums paid under the trust preferred securities or the trust guarantee.

Status of the Trust Guarantees

Our obligations under each trust guarantee to make the trust guarantee payments will constitute unsecured obligations of Nevada Power Company and will rank as follows:

•	subordinate and junior in right of payment to all of our other liabilities, including the debt securities, except those of our liabilities made pari passu or subordinate by their terms;

•

pari passu with the most senior preferred or preference stock, if any, hereafter issued by us and with any guarantee now or hereafter entered into by us in respect of any preferred or preference securities of any of our affiliates; and

•	senior to our common shares.

The terms of the trust securities will provide that each holder of trust securities by acceptance thereof agrees to the subordination provisions and other terms of the applicable guarantee.

Each trust guarantee will constitute a guarantee of payment and not of collection (that is, the guaranteed party may institute a legal proceeding directly against us to enforce its rights under the guarantee without instituting a legal proceeding against any other person or entity). No trust guarantee will be discharged except by payment of the trust guarantee payments in full to the extent not paid by the applicable trust, and by complete performance of all obligations under the trust guarantee.

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LEGAL MATTERS

Unless otherwise indicated in the applicable prospectus supplement, certain legal matters will be passed upon for us by Choate, Hall & Stewart LLP, Boston, Massachusetts. Matters of Nevada law will be passed upon by Woodburn and Wedge, Reno, Nevada. Unless otherwise indicated in the applicable prospectus supplement, legal matters in connection with the offered securities will be passed upon for the underwriter(s), dealer(s) or agent(s) by Pillsbury Winthrop Shaw Pittman LLP, New York, New York.

EXPERTS

The consolidated financial statements, and the related consolidated financial statement schedule, incorporated in this Prospectus by reference from the Annual Report on Form 10-K for Nevada Power Company for the year ended December 31, 2012 have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report, which is incorporated herein by reference. Such consolidated financial statements and consolidated financial statement schedule have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

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NEVADA POWER COMPANY d/b/a NV Energy

GENERAL AND REFUNDING

MORTGAGE SECURITIES

DEBT SECURITIES

TRUST PREFERRED SECURITIES

GUARANTEE OF TRUST PREFERRED SECURITIES

PROSPECTUS

August 28, 2013

PROSPECTUS

SIERRA PACIFIC POWER COMPANY d/b/a NV ENERGY

GENERAL AND REFUNDING

MORTGAGE SECURITIES

DEBT SECURITIES

TRUST PREFERRED SECURITIES

GUARANTEE OF TRUST PREFERRED SECURITIES

Sierra Pacific Power Company, a Nevada corporation, may offer and sell, from time to time, in one or more offerings, general and refunding mortgage securities or debt securities. Trusts that we may form in the future may also offer trust preferred securities, which we will guarantee. We may offer the securities simultaneously or at different times, in one or more separate series, in amounts, at prices and on terms to be determined at or prior to the time or times of sale.

This prospectus provides you with a general description of these securities. We will provide specific information about the offering and the terms of these securities in one or more supplements to this prospectus. The supplements may also add, update or change information contained in this prospectus. This prospectus may not be used to offer and sell our securities unless accompanied by a prospectus supplement. You should read this prospectus and the related prospectus supplements carefully before you invest in these securities.

Our principal executive offices are located at 6100 Neil Road, Reno, NV 89520 and our telephone number is (775) 834-4011.

Investing in these securities involves certain risks. See “Risk Factors” on page 1.

We may offer and sell these securities through one or more underwriters or agents. We will set forth in the related prospectus supplement the names of the underwriters or agents, the discount or commission received by them from us as compensation, our other expenses for the offering and sale of these securities and the net proceeds we receive from the sale. See “Plan of Distribution.”

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this prospectus is August 28, 2013.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement (No. 333- ) that we filed with the Securities and Exchange Commission (the “SEC”) utilizing a shelf registration process. Under this process, we may offer, from time to time any combination of the securities described in this prospectus in one or more offerings. In this prospectus, we refer to the general and refunding mortgage securities, the debt securities, the trust preferred securities and the guarantee of the trust preferred securities as the “securities.” This prospectus provides you with a general description of the securities we may offer. Each time we offer securities, we will provide you with a prospectus supplement and, if applicable, a pricing supplement. The prospectus supplement and any applicable pricing supplement will describe the specific amounts, prices and terms of the mortgage securities being offered. The prospectus supplement and any applicable pricing supplement may also add to, update or change the information in this prospectus. It is important for you to read and consider all information contained or incorporated by reference in this prospectus, the applicable prospectus supplement and any applicable pricing supplement. You should also read and consider the information in the documents to which we have referred you in “Where You Can Find More Information” in this prospectus.

No person is authorized to give any information or to make any representations other than those contained or incorporated by reference in this prospectus, and, if given or made, such information or representations must not be relied upon as having been authorized. Neither the delivery of this prospectus, the applicable prospectus supplement or any applicable pricing supplement, nor any sale made hereunder, shall under any circumstances create any implication that there has been no change in our affairs since the date of this prospectus, or that the information contained or incorporated by reference in this prospectus is correct as of any time subsequent to the date of such information.

The distribution of this prospectus, the applicable prospectus supplement and any applicable pricing supplement and the offering of the securities in certain jurisdictions may be restricted by law. This prospectus does not constitute an offer, or any invitation on our behalf, to subscribe to or purchase any of the securities, and may not be used for or in connection with an offer or solicitation by anyone, in any jurisdiction in which such an offer or solicitation is not authorized or to any person to whom it is unlawful to make such an offer or solicitation.

In this prospectus, “Sierra Pacific,” the “Company,” “we,” “us,” and “our” refer specifically to Sierra Pacific Power Company d/b/a NV Energy.

RISK FACTORS

Investing in our securities involves risks. You are urged to read and carefully consider the information under the heading “Risk Factors” in:

•	our Annual Reports on Form 10-K for the fiscal year ended December 31, 2012, which is incorporated by reference into this prospectus;

•	our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2013 and June 30, 2013, which are incorporated by reference into this prospectus; and

•	documents we file with the SEC after the date of this prospectus and which are deemed incorporated by reference into this prospectus.

Before making an investment decision, you should carefully consider these risks as well as other information we incorporate by reference in this prospectus. The risks and uncertainties that we have described are not the only ones facing us. The prospectus supplement applicable to each type or series of securities we offer under this registration statement may contain additional information about risks applicable to an investment our company and the particular type of securities we are offering under that prospectus supplement.

FORWARD-LOOKING STATEMENTS

This prospectus, including the documents incorporated by reference, contains forward-looking statements. These forward-looking statements can be identified by the use of words such as “assume,” “expect,” “intend,” “plan,” “project,” “believe,” “estimate,” “predict,” “anticipate,” “may,” “might,” “should,” “could,” “goal,” “potential” and similar expressions. We base these forward-looking statements on our current expectations and projections about future events, our assumptions regarding these events and our knowledge of facts at the time the statements are made. These forward-looking statements are subject to various risks and uncertainties that may be outside our control, and our actual results could differ materially from our projected results. For a discussion of these risks and uncertainties and the additional factors that could affect the validity of our forward-looking statements, as well as our financial condition and our results of operations, you should read the sections titled “Forward-Looking Statements” in Part II, Item 7 and “Risk Factors” in Part I, Item 1A of our most recent annual report on Form 10-K, as may be updated in our quarterly reports on Form 10-Q, all of which are also incorporated by reference into this prospectus. We are not able to predict all the factors that may affect future results. We qualify all our forward-looking statements by these cautionary statements. These forward-looking statements speak only as of the date of this prospectus or the date of the document incorporated by reference. Except as required by applicable laws or regulations, we do not undertake any obligation to update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the informational requirements of the Securities Exchange Act of 1934 (the “Exchange Act”) and file reports and other information with the SEC. Such reports and other information can be inspected and copied at the public reference facilities maintained by the Securities and Exchange Commission at the SEC’s Public Reference Room, 100 F Street, N.E., Room 1580, Washington, D.C. 20549.

Information on the public reference rooms and their copy charges may be obtained from the SEC by calling 1-800-SEC-0330. The SEC also maintains an Internet site (http://www.sec.gov) that contains reports, proxy and information statements and other information regarding registrants, including us, that have been filed electronically with the SEC. Our SEC filings are also available on its website at www.sierrapacific.com. The contents of our website are not incorporated into this prospectus or the accompanying prospectus supplement.

We have filed a registration statement on Form S-3 with the SEC covering the securities. This prospectus is part of that registration statement. As allowed by the SEC’s rules, this prospectus does not contain all of the information you can find in the registration statement and the exhibits to the registration statement. Because the prospectus may not contain all the information that you may find important, you should review the full text of these documents.

INCORPORATION OF INFORMATION WE FILE WITH THE

SECURITIES AND EXCHANGE COMMISSION

The SEC allows us to incorporate by reference the information we file with them, which means:

•	incorporated documents are considered part of the prospectus;

•	we can disclose important information to you by referring you to those documents; and

•	information that we file with the SEC will automatically update and supersede this incorporated information.

We incorporate by reference the documents listed below which were filed with the SEC under the Exchange Act:

•	our Annual Report on Form 10-K for the year ended December 31, 2012;

•	our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2013 and June 30, 2013; and

•	our Current Reports on Form 8-K filed on May 13, 2013, May 29, 2013, July 25, 2013, August 14, 2013, and August 15, 2013.

We also incorporate by reference each of the following documents that we will file with the SEC after the date of this prospectus until this offering is completed:

•	reports filed under Sections 13(a) and (c) of the Exchange Act; and

•	any reports filed under Section 15(d) of the Exchange Act.

You should rely only on information contained or incorporated by reference in this prospectus. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted.

You should assume that the information appearing in this prospectus is accurate as of the date of this prospectus only. Our business, financial condition and results of operations may have changed since that date.

You may request a copy of any filings referred to above (excluding exhibits), at no cost, by contacting us at the following address:

Sierra Pacific Power Company

d/b/a NV Energy

P.O. Box 10100

6100 Neil Road

Reno, Nevada 89520

Attention: Controller

Telephone: (775) 834-4011

Copies of the reports and other information that we file with the SEC can also be found on its website at www.sec.gov, or on our website www.nvenergy.com, under the “Company”, then “Investors” tabs. The foregoing reference to our website is for convenience only. Other than the documents or portions of documents specifically incorporated by reference into this prospectus, the information on or accessible through our website is not incorporated by reference, and you should not consider it a part of this prospectus.

SIERRA PACIFIC POWER COMPANY

We are a public utility primarily engaged in the distribution, transmission, generation and sale of electric energy and natural gas in Nevada. As of the date of this prospectus, we provide electricity to approximately 324,000 customers in a 42,000 square mile service area in western, central and northeastern Nevada, including the cities of Reno, Sparks, Carson City and Elko. As of the date of this prospectus, we also provide natural gas service in Nevada to approximately 153,000 customers in an area of about 800 square miles in Nevada’s Reno/Sparks area.

We are incorporated in Nevada. Our principal executive offices are located at 6100 Neil Road (P.O. Box 10100), Reno, Nevada 89520 and our telephone number is (775) 834-4011.

CERTAIN RELATIONSHIPS WITH NV ENERGY, INC.

AND NEVADA POWER COMPANY

We are a wholly-owned subsidiary of NV Energy, Inc., a holding company that is also the parent company of Nevada Power Company, the public utility that provides power to Southern Nevada. NV Energy, Inc. has no significant operations of its own. Its cash flows are substantially derived from dividends paid to it by us and by Nevada Power Company, which are typically utilized to service debt and pay dividends on the common stock of NV Energy, Inc., with the balance, if any, reinvested in us and in Nevada Power Company as capital contributions. Currently, we are subject to restrictions on the amount of dividends we may pay to our parent under the terms of certain financing agreements and the Federal Power Act. The specific restrictions on dividends contained in agreements to which we and Nevada Power Company are a party can be found in our Forms 10-K and 10-Q, which are incorporated by reference into this prospectus.

Many of our officers are also officers of NV Energy, Inc. and Nevada Power Company. In addition, all of the members of our board of directors are also directors of NV Energy, Inc. and Nevada Power Company. Our board of directors exercises substantial control over our business and operations and makes determinations with respect to, among other things, the following:

•	payment of dividends;

•	decisions on financings and our capital raising activities;

•	mergers or other business combinations; and

•	acquisition or disposition of assets.

Employees of NV Energy, Inc. provide certain accounting, treasury, information technology and administrative services to us and to Nevada Power Company. The costs of those services are allocated among the three companies according to each company’s usage.

NV Energy, Inc. files a consolidated U.S. federal income tax return for itself and its subsidiaries. Current income taxes are allocated based on each entity’s respective taxable income or loss and investment tax credits as if each subsidiary filed a separate return. Based upon NV Energy, Inc.’s filing practices, we do not believe we would incur any significant tax liability from our parent or its other subsidiaries; however, we may incur certain tax liabilities as a result of the joint tax filing in the event of a change in applicable law or as a result of an audit.

USE OF PROCEEDS

Unless we indicate differently in a supplement to this prospectus, we intend to use the net proceeds from the issuance and sale of the securities offered by this prospectus for any or all of the following purposes: (a) to make capital contributions to our utility and other subsidiaries, (b) to refinance long-term debt at maturity or earlier redemption or purchase, (c) to repay short-term debt, (d) to accomplish other general corporate purposes and (e) to reimburse our treasury for funds previously expended for any of these purposes.

DESCRIPTION OF THE GENERAL AND REFUNDING MORTGAGE SECURITIES

General

From time to time we may issue one or more series of General and Refunding Mortgage Securities (the “G&R Securities”). Below is a description of the general terms of the G&R Securities. The particular terms of a series of G&R Securities will be described in a prospectus supplement.

G&R Securities will be issued under the General and Refunding Mortgage Indenture, dated as of May 1, 2001, as amended and supplemented to the date hereof (the “G&R Indenture”), between us and The Bank of New York Mellon Trust Company,. N.A., as trustee (the “Trustee”).

The G&R Indenture has been filed as an exhibit to the registration statement of which this prospectus is a part, and the officer’s certificate or other instrument establishing the G&R Securities of a particular series will be so filed or will otherwise be incorporated by reference herein. The G&R Indenture is qualified under the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”). The following summaries of certain provisions of the G&R Indenture and the G&R Securities do not purport to be complete and are subject to, and qualified in their entirety by reference to, all of the provisions of the G&R Indenture and the G&R Securities. The Bank of New York Mellon Trust Company, N.A. also acts as trustee under the senior debt indenture of NVE and the general and refunding mortgage indenture of Nevada Power Company.

The G&R Indenture does not limit the amount of G&R Securities that we may issue. The G&R Securities will rank equally in right of payment with existing and future securities issued under the G&R Indenture, and will be senior in right of payment to all of our existing and future subordinated indebtedness.

Terms of the G&R Securities

Each prospectus supplement will describe the terms of a series of G&R Securities, including:

•	the title and series designation;

•	the aggregate principal amount and authorized denominations of the G&R Securities;

•	the percentage of principal amount at which the G&R Securities will be issued;

•	the stated maturity date;

•	any fixed or variable interest rates or rates per annum or the method or procedure for determining the interest rates;

•	the times at which any interest will be payable, the date or dates from which interest will accrue and the regular record dates for interest payments or the method for determining those dates;

•	the principal amount payable, whether at maturity or upon earlier acceleration, and whether the principal amount will be determined with reference to an index, formula or other method;

•	whether the G&R Securities are denominated or payable in United States dollars;

•	any sinking fund requirements;

•	any terms under which we can redeem the G&R Securities;

•	any terms for repayment of principal amount at the option of the holder;

•

whether and under what circumstances we will pay additional amounts (“Additional Amounts”) under any G&R Securities to a person who is not a U.S. person for specified taxes, assessments or other governmental charges and whether we have the option to redeem the affected G&R Securities rather than pay any Additional Amounts;

•

the form in which we will issue the G&R Securities, whether registered, bearer or both, and any restrictions applicable to the exchange of one form for another and to the offer, sale and delivery of the G&R Securities in either form;

•	whether the G&R Securities will be issued in global form, and any terms and conditions under which the G&R Securities in global form may be exchanged for definitive G&R Securities;

•	the defeasance provisions, if any, that apply to the G&R Securities (other than those described herein);

•

the person to whom any interest on a registered security is payable, if that person is not the registered owner of the G&R Securities, or the manner in which any interest is payable on a bearer security if other than upon presentation of the coupons pertaining thereto, as the case may be;

•	any events of default or covenants not contained in the G&R Indenture; and

•	any other specific terms of the G&R Securities which are not inconsistent with the provisions of the G&R Indenture.

Unless the terms of the securities specify otherwise, the provisions of the G&R Indenture permit us, without the consent of holders of any G&R Securities, to issue additional G&R Securities with terms different from those of G&R Securities previously issued and to reopen a previous series of G&R Securities and issue additional G&R Securities of that series.

We will pay or deliver principal and any premium, Additional Amounts, and interest in the manner, at the places and subject to the restrictions described in the G&R Indenture, the G&R Securities and the applicable prospectus supplement.

Description of the G&R Indenture

General

Except as otherwise contemplated below under this heading and subject to the exceptions specifically discussed under “Release of Property” and “Defeasance,” all Outstanding Indenture Securities, equally and ratably, will be secured by the lien of the G&R Indenture on substantially all properties owned by us located in the State of Nevada (and not excepted or released from the lien thereof), and improvements, extensions and additions to, and renewals and replacements of, such properties.

Capitalized terms used under this heading (“Description of the G&R Indenture”) which are not otherwise defined in this prospectus shall have the meanings ascribed thereto in the G&R Indenture. References to article and section numbers herein, unless otherwise indicated, are references to article and section numbers of the G&R Indenture.

Lien of the G&R Indenture

General

The G&R Indenture constitutes a lien on substantially all of our real property and tangible personal property located in the State of Nevada, other than property excepted from the lien thereof and such property as may have been released from the lien thereof in accordance with the terms thereof, subject to no liens prior to the lien of the G&R Indenture other than Permitted Liens and certain other liens permitted to exist.

The G&R Indenture provides that after-acquired property (other than excepted property) located in the State of Nevada will be subject to the lien of the G&R Indenture; provided, however, that in the case of consolidation or merger (whether or not we are the surviving corporation) or transfer of the Mortgaged Property as or substantially as an entirety, the G&R Indenture will not be required to be a lien upon any of the properties then owned or thereafter acquired by the successor corporation except properties acquired from us in or as a result of such transaction and improvements, extensions and additions (as defined in the G&R Indenture) to such properties and renewals, replacements and substitutions of or for any part or parts thereof. (See Article XIII and “Consolidation, Merger, etc.” herein.) In addition, after-acquired property may be subject to liens existing or placed thereon at the time of acquisition thereof, including, but not limited to, Purchase Money Liens (as hereinafter defined), and, in certain circumstances, to liens attaching to such property prior to the recording and/or filing of an instrument specifically subjecting such property to the lien of the G&R Indenture.

Without the consent of the Holders, we may enter into supplemental indentures with the Trustee in order to subject to the lien of the G&R Indenture additional property (including property which would otherwise be excepted from such lien). (See Section 14.01.) Such property would thereupon constitute Property Additions (so long as it would otherwise qualify as Property Additions as described below) and be available as a basis for the issuance of Indenture Securities. (See “—Issuance of Additional Indenture Securities.”)

Excepted Property

There are excepted from the lien of the G&R Indenture, among other things, cash, deposit accounts, securities; contracts, leases and other agreements of all kinds; contract rights, bills, notes and other instruments; revenues, accounts and accounts receivable and unbilled revenues, claims, demands and judgments; governmental and other licenses, permits, franchises, consents and allowances (except to the extent that any of the same constitute rights or interests relating to the occupancy or use of real property); certain intellectual property rights, domain names and other general intangibles; vehicles, movable equipment and aircraft; all goods, stock in trade, wares, merchandise and inventory held for sale or lease in the ordinary course of business; materials, supplies, inventory and other personal property consumable in the operation of the Mortgaged Property; fuel; portable tools and equipment; furniture and furnishings; computers and data processing, telecommunications and other facilities used primarily for administrative or clerical purposes or otherwise not used in connection with the operation or maintenance of electric or gas utility facilities; coal, ore, gas, oil and other minerals and timber; electric energy, gas (natural or artificial), steam, water and other products generated, produced, manufactured, purchased or otherwise acquired by us; real property, gas wells, pipe lines, and other facilities used primarily for the production or gathering of natural gas; and leasehold interests held by us as lessee. (See Granting Clauses.)

In addition, our properties located outside of the State of Nevada are not subject to the lien of the G&R Indenture.

Permitted Liens

The lien of the G&R Indenture is subject to Permitted Liens and certain other liens permitted to exist. For purposes of the G&R Indenture, Permitted Liens includes any and all of the following, among other, liens: (a) liens for taxes which are not delinquent or are being contested in good faith; (b) mechanics’, workmen’s and similar liens and other liens arising in the ordinary cause of business; (c) liens in respect of judgments (i) in an amount not exceeding the greater of $10 million and 3% of the aggregate principal amount of Indenture Securities then Outstanding or (ii) with respect to which we shall in good faith be prosecuting an appeal or shall have the right to do so; (d) easements, leases or other rights of others in, and defects in title to, the Mortgaged Property which do not in the aggregate materially impair our use of the Mortgaged Property considered as a whole; (e) certain defects, irregularities and limitations in title to real property subject to rights-of-way in our favor or used primarily for right-of-way purposes; (f) liens securing indebtedness of others upon real property used for transmission or distribution or otherwise to obtain rights-of-way; (g) leases existing at the date of the G&R Indenture and subsequent leases for not more than 10 years or which do not materially impair our use of the property subject thereto; (h) liens of lessors or licensors for amounts due which are not delinquent or are being contested; (i) controls, restrictions or obligations imposed by Governmental Authorities upon our property or the operation thereof; (j) rights of Governmental Authorities to purchase or designate a purchase of our property; (k) liens required by law or governmental regulation as a condition to the transaction of any business or the exercise of any privilege or license, or to enable us to maintain self-insurance or to participate in any funds established to cover insurance risks or in connection with workmen’s compensation, unemployment insurance, social security or any pension or welfare benefit plan or program; (l) liens to secure duties or public or statutory obligations or surety, stay or appeal bonds; (m) rights of others to take minerals, timber, electric energy, gas, water, steam or other products produced by us or by others on our property; (n) rights and interests of Persons other than us arising out of agreements relating to the common ownership or joint use of property, and liens on the interests of such Persons in such property; (o) restrictions or assignment and/or qualification requirements on the assignee; (p) liens which have been bonded for the full amount in dispute or for the payment of which other security arrangements have been made; (q) easements, ground leases or rights-of-way on or across our property for the purpose of roads, pipelines, transmission or distribution lines, communication lines, railways and other similar purposes, provided that the same do not materially impair our use of such property; and (r) Prepaid Liens. (See Granting Clauses and Section 1.01.)

Trustee’s Lien.

The G&R Indenture provides that the Trustee will have a lien, prior to the lien on behalf of the holders of Indenture Securities, upon the Mortgaged Property for the payment of its reasonable compensation and expenses and for indemnity against certain liabilities. (See Section 11.07.)

Issuance of Additional Indenture Securities

The aggregate principal amount of Indenture Securities which may be authenticated and delivered under the G&R Indenture is unlimited. (See Section 3.01.) Securities of any series may be issued from time to time on the basis of Property Additions, Retired Securities and cash deposited with the trustee, and in an aggregate principal amount not exceeding:

(i)          70% of the Cost or Fair Value to us (whichever is less) of Property Additions (as described below) which do not constitute Funded Property (generally, Property Additions which have been made the basis of the authentication and delivery of Indenture Securities, the release of Mortgaged Property or the withdrawal of cash, which have been substituted for retired Funded Property or which have been used for other specified purposes) after certain deductions and additions, primarily including adjustments to offset property retirements;

(ii)        the aggregate principal amount of Retired Securities; and

(iii)      an amount of cash deposited with the Trustee. (See Article IV.)

Property Additions generally include any property which is owned by us and is subject to the lien of the G&R Indenture except (with certain exceptions) goodwill, going concern value rights or intangible property, or any property the cost of acquisition or construction of which is properly chargeable to one of our operating expense accounts. (See Section 1.03.)

Retired Securities means, generally, Indenture Securities which are no longer Outstanding under the G&R Indenture, which have not been retired by the application of Funded Cash and which have not been used as the basis for the authentication and delivery of Indenture Securities, the release of property or the withdrawal of cash.

Release of Property

Unless an Event of Default has occurred and is continuing, we may obtain the release from the lien of the G&R Indenture of any Funded Property, except for cash held by the Trustee, upon delivery to the Trustee of an amount in cash equal to the amount, if any, by which 70% of the Cost of the property to be released (or, if less, the Fair Value to us of such property at the time it became Funded Property) exceeds the aggregate of:

(1)          an amount equal to 70% of the aggregate principal amount of obligations secured by Purchase Money Lien upon the property to be released and delivered to the Trustee, subject to certain limitations described below;

(2)          an amount equal to 70% of the Cost or Fair Value to us (whichever is less) of certified Property Additions not constituting Funded Property after certain deductions and additions, primarily including adjustments to offset property retirements (except that such adjustments need not be made if such Property Additions were acquired or made within the 90-day period preceding the release);

(3)          the aggregate principal amount of Indenture Securities we would be entitled to issue on the basis of Retired Securities (with such entitlement being waived by operation of such release);

(4)          any amount of cash and/or an amount equal to 70% of the aggregate principal amount of obligations secured by Purchase Money Lien upon the property released delivered to the trustee or other holder of a lien prior to the lien of the G&R Indenture, subject to certain limitations described below;

(5)          the aggregate principal amount of Indenture Securities delivered to the Trustee (with such Indenture Securities to be canceled by the Trustee); and

(6)          any taxes and expenses incidental to any sale, exchange, dedication or other disposition of the property to be released. (See Section 8.03.)

As used in the G&R Indenture, the term “Purchase Money Lien” means, generally, a lien on the property being released which is retained by the transferor of such property or granted to one or more other Persons in connection with the transfer or release thereof, or granted to or held by a trustee or agent for any such Persons, and may include liens which cover property in addition to the property being released and/or which secure indebtedness in addition to indebtedness to the transferor of such property. (See Section 1.01.) Generally, the principal amount of obligations secured by Purchase Money Lien used as the basis for the release of property may not exceed 75% of the Fair Value of such property unless no additional obligations are outstanding, or are permitted to be issued, under such Purchase Money Lien. (See Section 8.03.)

Property which is not Funded Property may generally be released from the lien of the G&R Indenture without depositing any cash or property with the Trustee as long as (a) the aggregate amount of Cost or Fair Value to us (whichever is less) of all Property Additions which do not constitute Funded Property (excluding the property to be released) after certain deductions and additions, primarily including adjustments to offset property retirements, is not less than zero or (b) the Cost or Fair Value (whichever is less) of property to be released does not exceed the aggregate amount of the Cost or Fair Value to us (whichever is less) of Property Additions acquired or made within the 90-day period preceding the release. (See Section 8.04.)

The G&R Indenture provides simplified procedures for the release of minor properties and property taken by eminent domain, and provides for dispositions of certain obsolete property and grants or surrender of certain rights without any release or consent by the Trustee. (See Sections 8.05, 8.07 and 8.08.)

If we retain any interest in any property released from the lien of the G&R Indenture, the G&R Indenture will not become a lien on such property or such interest therein or any improvements, extensions or additions to such property or renewals, replacements or substitutions of or for such property or any part or parts thereof. (See Section 8.09.)

Withdrawal of Cash

Unless an Event of Default has occurred and is continuing and subject to certain limitations, cash held by the Trustee may, generally, (1) be withdrawn by us (a) to the extent of an amount equal to 70% the Cost or Fair Value to us (whichever is less) of Property Additions not constituting Funded Property, after certain deductions and additions, primarily including adjustments to offset retirements (except that such adjustments need not be made if such Property Additions were acquired or made within the 90-day period preceding the withdrawal) or (b) in an amount equal to the aggregate principal amount of Indenture Securities that we would be entitled to issue on the basis of Retired Securities (with the entitlement to such issuance being waived by operation of such withdrawal) or (c) in an amount equal to the aggregate principal amount of any Outstanding Indenture Securities delivered to the Trustee; or (2) upon our request, be applied to (a) the purchase of Indenture Securities or (b) the payment (or provision therefor) at Stated Maturity of any Indenture Securities or the redemption (or provision therefor) of any Indenture Securities which are redeemable. (See Section 8.06.)

Consolidation, Merger, etc.

We may not consolidate with or merge into any other corporation or convey, otherwise transfer or lease the Mortgaged Property as or substantially as an entirety to any Person unless (a) the corporation formed by such consolidation or into which we are merged or the Person which acquires by conveyance or other transfer, or which leases, the Mortgaged Property as or substantially as an entirety is a corporation organized and existing under the laws of the United States, or any State or Territory thereof or the District of Columbia, and such corporation executes and delivers to the Trustee a supplemental indenture that in the case of a consolidation, merger, conveyance or other transfer, or in the case of a lease if the term thereof extends beyond the last stated maturity of the Indenture Securities then outstanding, contains an assumption by such corporation of the due and punctual payment of the principal of and premium, if any, and interest, if any, on the Indenture Securities and the performance of all of our covenants and conditions under the G&R Indenture and, in the case of a consolidation, merger, conveyance or other transfer that contains a grant, conveyance, transfer and mortgage by such corporation confirming the lien of the G&R Indenture on the Mortgaged Property and subjecting to such lien all property thereafter acquired by such corporation that shall constitute an improvement, extension or addition to the Mortgaged Property or renewal, replacement or substitution of or for any part thereof and, at the election of such corporation, subjecting to the lien of the G&R Indenture such other property then owned or thereafter acquired by such corporation as such corporation shall specify and (b) in the case of a lease, such lease is made expressly subject to termination by us or by the Trustee at any time during the continuance of an Event of Default. (See Section 13.01.) In the case of the conveyance or other transfer of the Mortgaged Property as or substantially as an entirety to any other Person, upon the satisfaction of all the conditions described above, we would be released and discharged from all obligations under the G&R Indenture and on the Indenture Securities then Outstanding unless we elect to waive such release and discharge. (See Section 13.04.)

Modification of G&R Indenture

Modification Without Consent

Without the consent of any Holders, we may enter into one or more supplemental indentures with the Trustee for any of the following purposes:

(a)          to evidence the succession of another Person to us and the assumption by any such successor of our covenants in the G&R Indenture and in the Indenture Securities; or

(b)          to add one or more covenants by us or other provisions for the benefit of all Holders or for the benefit of the Holders of, or to remain in effect only so long as there shall be outstanding, Indenture Securities of one or more specified series (for the purposes of this subsection, “series” includes all tranches thereof), or to surrender any right or power conferred upon us by the G&R Indenture; or

(c)          to correct or amplify the description of any property at any time subject to the lien of the G&R Indenture; or better to assure, convey and confirm to the Trustee any property subject or required to be subjected to the lien of the G&R Indenture; or to subject to the lien of the G&R Indenture additional property (including property of others), to specify any additional Permitted Liens with respect to such additional property and to modify the provisions in the G&R Indenture for dispositions of certain types of property without release in order to specify any additional items with respect to such additional property; or

(d)          to change or eliminate any provision of the G&R Indenture or to add any new provision to the G&R Indenture, provided that if such change, elimination or addition adversely affects the interests of the Holders of the Indenture Securities of any series in any material respect, such change, elimination or addition will become effective with respect to such series only when no Indenture Security of such series remains Outstanding; or

(e)          to establish the form or terms of the Indenture Securities of any series as permitted by the G&R Indenture; or

(f)          to provide for the authentication and delivery of bearer securities and coupons appertaining thereto representing interest, if any, thereon and for the procedures for the registration, exchange and replacement thereof and for the giving of notice to, and the solicitation of the vote or consent of, the holders thereof, and for any and all other matters incidental thereto; or

(g)          to evidence and provide for the acceptance of appointment by a successor trustee or by a co-trustee; or

(h)          to provide for the procedures required to permit the utilization of a non-certificated system of registration for all, or any series of, the Indenture Securities; or

(i)          to change any place or places where (1) the principal of and premium, if any, and interest, if any, on all or any series of Indenture Securities will be payable, (2) all or any series of Indenture Securities may be surrendered for registration of transfer, (3) all or any series of Indenture Securities may be surrendered for exchange and (4) notices and demands to or upon us in respect of all or any series of Indenture Securities and the G&R Indenture may be served; or

(j) to cure any ambiguity, to correct or supplement any provision therein which may be defective or inconsistent with any other provision therein, or to make any other changes to the provisions thereof or to add or remove other provisions with respect to matters and questions arising under the G&R Indenture, so long as such other changes or additions do not adversely affect the interests of the Holders of Indenture Securities of any series in any material respect. (See Section 14.01.)

Without limiting the generality of the foregoing, if the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”), is amended after the date of the G&R Indenture in such a way as to require changes to the G&R Indenture or the incorporation therein of additional provisions or so as to permit changes to, or the elimination of, provisions which, at the date of the G&R Indenture or at any time thereafter, were required by the Trust Indenture Act to be contained in the G&R Indenture, the G&R Indenture will be deemed to have been amended so as to conform to such amendment or to effect such changes or elimination, and we may, without the consent of any Holders, enter into one or more supplemental indentures with the Trustee to evidence or effect such amendment. (See Section 14.01.)

Modifications Requiring Consent

Except as provided above, the consent of the Holders of not less than a majority in aggregate principal amount of the Indenture Securities of all series then Outstanding, considered as one class, is required for the purpose of adding any provisions to, or changing in any manner, or eliminating any of the provisions of, the G&R Indenture pursuant to one or more supplemental indentures; provided, however, that if less than all of the series of Indenture Securities Outstanding are directly affected by a proposed supplemental indenture, then the consent only of the Holders of a majority in aggregate principal amount of Outstanding Indenture Securities of all series so directly affected, considered as one class, will be required; and provided, further, that if the Indenture Securities of any series have been issued in more than one tranche and if the proposed supplemental indenture directly affects the rights of the Holders of one or more, but less than all such tranches, then the consent only of the Holders of a majority in aggregate principal amount of the Outstanding Indenture Securities of all such tranches so directly affected, considered as one class, will be required; and provided, further, that no such amendment or modification may:

(a)          change the Stated Maturity of the principal of, or any installment of principal of or interest on, any Indenture Security, or reduce the principal amount thereof or the rate of interest thereon (or the amount of any installment of interest thereon) or change the method of calculating such rate or reduce any premium payable thereon, or reduce the amount of the principal of any Discount Security that would be due and payable upon a declaration of acceleration of Maturity or change the coin or currency (or other property) in which any Indenture Security or any premium or the interest thereon is payable, or impair the right to institute suit for the enforcement of any such payment on or after the Maturity of any Indenture Security (or, in the case of redemption, on or after the redemption date) without, in any such case, the consent of the Holder of such Indenture Security,

(b)          permit the creation of any lien not otherwise permitted by the G&R Indenture ranking prior to the lien of the G&R Indenture with respect to all or substantially all of the Mortgaged Property or terminate the lien of the G&R Indenture on all or substantially all of the Mortgaged Property or deprive the Holders of the benefit of the lien of the G&R Indenture, without, in any such case, the consent of the Holders of all Indenture Securities then Outstanding,

(c)          reduce the percentage in principal amount of the Outstanding Indenture Securities of any series, or tranche thereof, the consent of the Holders of which is required for any such supplemental indenture, or the consent of the Holders of which is required for any waiver of compliance with any provision of the G&R Indenture or of any default thereunder and its consequences, or reduce the requirements for quorum or voting, without, in any such case, the consent of the Holder of each Outstanding Indenture Security of such series, or

(d)          modify certain of the provisions of the G&R Indenture relating to supplemental indentures, waivers of certain covenants and waivers of past defaults with respect to the Indenture Securities of any series without the consent of the Holder of each Outstanding Indenture Security of such series.

A supplemental indenture that changes or eliminates any covenant or other provision of the G&R Indenture that has expressly been included solely for the benefit of the Holders of, or that is to remain in effect only so long as there shall be Outstanding, Indenture Securities of one or more specified series or modifies the rights of the Holders of Indenture Securities of such series with respect to such covenant or other provision, will be deemed not to affect the rights under the G&R Indenture of the Holders of the Indenture Securities of any other series. (See Section 14.02.)

Waiver

The Holders of at least a majority in aggregate principal amount of all Indenture Securities may waive our obligations to comply with certain covenants, including the covenants to maintain its corporate existence and properties, pay taxes and discharge liens, maintain certain insurance and make such recordings and filings as are necessary to protect the security of the Holders and the rights of the Trustee and its covenant with respect to merger, consolidation or the transfer or lease of the Mortgaged Property as or substantially as an entirety, described above, provided that such waiver occurs before the time such compliance is required. The Holders of at least a majority of the aggregate principal amount of Outstanding Indenture Securities of all affected series or tranches, considered as one class, may waive, before the time for such compliance, compliance with any covenant specified with respect to Indenture Securities of such series or tranches thereof. (See Section 6.09.)

Before any sale of any of the Mortgaged Property and before a judgment or decree for payment of the money due shall have been obtained by the Trustee, the Holders of at least a majority in principal amount of all Outstanding Securities may waive any past default under the G&R Indenture, except a default (a) in the payment of the principal of or premium, if any, or interest, if any, on any Security Outstanding, or (b) in respect of a covenant or provision of the G&R Indenture which cannot be modified or amended without the consent of the Holder of each Outstanding Security of any series or tranche affected. Upon any such waiver, such default shall cease to exist, and any and all Events of Default arising therefrom shall be deemed to have been cured; but no such waiver shall extend to any subsequent or other default or impair any right consequent thereon. (Section 10.17.)

Events of Default

Each of the following events constitutes an Event of Default under the G&R Indenture (See Section 10.01.):

(1)          failure to pay interest on any Indenture Security within 60 days after the same becomes due and payable;

(2)          failure to pay principal of or premium, if any, on any Indenture Security within three Business Days after its Maturity;

(3)          failure to perform or breach of any of our covenants or warranties in the G&R Indenture (other than a covenant or warranty which is to remain in effect only so long as the notes offered hereby remain outstanding or a default in the performance of which or breach of which is dealt with elsewhere under this paragraph) for a period of 90 days after there has been given to us by the Trustee, or to us and the Trustee by the Holders of at least 33% in principal amount of Outstanding Indenture Securities, a written notice specifying such default or breach and requiring it to be remedied and stating that such notice is a “Notice of Default,” unless the Trustee, or the Trustee and the Holders of a principal amount of Indenture Securities not less than the principal amount of Indenture Securities the Holders of which gave such notice, as the case may be, agree in writing to an extension of such period prior to its expiration; provided, however, that the Trustee, or the Trustee and such Holders, as the case may be, will be deemed to have agreed to an extension of such period if we have initiated corrective action within such period and is being diligently pursued; and

(4)          certain events relating to our reorganization, bankruptcy and insolvency or appointment of a receiver or trustee for our property.

Remedies

Acceleration of Maturity

If an Event of Default occurs and is continuing, then the Trustee or the Holders of not less than 33% in principal amount of Indenture Securities then Outstanding may declare the principal amount (or if the Indenture Securities are Discount Securities, such portion of the principal amount as may be provided for such Discount Securities pursuant to the terms of the G&R Indenture) of all of the Indenture Securities then Outstanding, together with premium, if any, and accrued interest, if any, thereon to be immediately due and payable. At any time after such declaration of acceleration of the Indenture Securities then Outstanding, but before the sale of any of the Mortgaged Property and before a judgment or decree for payment of money shall have been obtained by the Trustee as provided in the G&R Indenture, the Event or Events of Default giving rise to such declaration of acceleration will, without further act, be deemed to have been waived, and such declaration and its consequences will, without further act, be deemed to have been rescinded and annulled, if

(a) we have paid or deposited with the Trustee a sum sufficient to pay

(1)          all overdue interest, if any, on all Indenture Securities then Outstanding;

(2)          the principal of and premium, if any, on any Indenture Securities then Outstanding which have become due otherwise than by such declaration of acceleration and interest thereon at the rate or rates prescribed therefor in such Indenture Securities; and

(3)          all amounts due to the Trustee as compensation and reimbursement as provided in the G&R Indenture; and

(b) any other Event or Events of Default, other than the non-payment of the principal of Indenture Securities that shall have become due solely by such declaration of acceleration, shall have been cured or waived as provided in the G&R Indenture. (See Section 10.02.)

Possession of Mortgaged Property

Under certain circumstances and to the extent permitted by law, if an Event of Default occurs and is continuing, the Trustee has the power to take possession of, and to hold, operate and manage, the Mortgaged Property, or with or without entry, sell the Mortgaged Property. If the Mortgaged Property is sold, whether by the Trustee or pursuant to judicial proceedings, the principal of the Outstanding Indenture Securities, if not previously due, will become immediately due, together with premium, if any, and any accrued interest. (See Sections 10.03, 10.04 and 10.05.)

Right to Direct Proceedings

If an Event of Default occurs and is continuing, the Holders of a majority in principal amount of the Indenture Securities then Outstanding will have the right to direct the time, method and place of conducting any proceedings for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee, provided that (a) such direction does not conflict with any rule of law or with the G&R Indenture, and could not involve the Trustee in personal liability in circumstances where indemnity would not, in the Trustee’s sole discretion, be adequate and (b) the Trustee may take any other action deemed proper by the Trustee that is not inconsistent with such direction. (See Section 10.16.)

Limitation on Right to Institute Proceedings

No Holder of any Indenture Security will have any right to institute any proceeding, judicial or otherwise, with respect to the G&R Indenture or for the appointment of a receiver or for any other remedy thereunder unless

(a)          such Holder has previously given to the Trustee written notice of a continuing Event of Default;

(b)          the Holders of not less than a majority in aggregate principal amount of the Indenture Securities then Outstanding have made written request to the Trustee to institute proceedings in respect of such Event of Default and have offered the Trustee reasonable indemnity against costs and liabilities to be incurred in complying with such request;

(c)          such Holder or Holders shall have offered to the Trustee reasonable indemnity against the costs, expenses and liabilities to be incurred in compliance with such request;

(d)          for sixty days after receipt of such notice, the Trustee has failed to institute any such proceeding and no direction inconsistent with such request has been given to the Trustee during such sixty-day period by the Holders of a majority in aggregate principal amount of Indenture Securities then Outstanding; and

(e)          no direction inconsistent with such written request shall have been given to the Trustee during such sixty-day period by the Holders of a majority in aggregate principal amount of the Securities then Outstanding;

it being understood and intended that no one or more of such Holders shall have any right in any manner to affect, disturb or prejudice the lien of the G&R Indenture or the rights of any other of such Holders or to obtain or to seek to obtain priority or preference over any other of such Holders or to enforce any right under the G&R Indenture, except in the manner provided in the G&R Indenture and for the equal and ratable benefit of all of such Holders.

Furthermore, no Holder will be entitled to institute any such action if and to the extent that such action would disturb or prejudice the rights of other Holders. (See Section 10.11.)

No Impairment of Right to Receive Payment

Notwithstanding that the right of a Holder to institute a proceeding with respect to the G&R Indenture is subject to certain conditions precedent, each Holder of an Indenture Security has the absolute and unconditional right to receive payment of the principal of and premium, if any, and interest, if any, on such Indenture Security when due and to institute suit for the enforcement of any such payment, and such rights may not be impaired without the consent of such Holder. (See Section 10.12.)

Notice of Default

The Trustee is required to give the Holders notice of any default under the G&R Indenture to the extent required by the Trust Indenture Act, unless such default shall have been cured or waived, except that no such notice to Holders of a default of the character described in clause (3) under “Events of Default” may be given until at least 75 days after the occurrence thereof. (See Section 11.02.) The Trust Indenture Act currently permits the Trustee to withhold notices of default (except for certain payment defaults) if the Trustee in good faith determines the withholding of such notice to be in the interests of the Holders.

Indemnification of Trustee

As a condition precedent to certain actions by the Trustee in the enforcement of the lien of the G&R Indenture and institution of action on the Indenture Securities, the Trustee may require adequate indemnity against costs, expenses and liabilities to be incurred in connection therewith. (See Sections 10.11 and 11.01.)

Remedies Limited by State Law

The laws of the State of Nevada where the Mortgaged Property is located may limit or deny the ability of the Trustee or securityholders to enforce certain rights and remedies provided in the G&R Indenture in accordance with their terms.

Defeasance

Any Indenture Securities, or any portion of the principal amount thereof, will be deemed to have been paid for purposes of the G&R Indenture, and, at our election, our entire indebtedness in respect thereof will be deemed to have been satisfied and discharged, if there has been irrevocably deposited with the Trustee or any Paying Agent (other than us), in trust: (a) money (including Funded Cash not otherwise applied pursuant to the G&R Indenture) in an amount which will be sufficient, or (b) Eligible Obligations (as described below), which do not contain provisions permitting the redemption or other prepayment thereof at the option of the issuer thereof, the principal of and the interest on which when due, without any regard to reinvestment thereof, will provide monies which, together with the money, if any, deposited with or held by the Trustee or such Paying Agent, will be sufficient, or (c) a combination of (a) and (b) which will be sufficient, to pay when due the principal of and premium, if any, and interest, if any, due and to become due on such Indenture Securities or portions thereof. (See Section 9.01.) For this purpose, Eligible Obligations include direct obligations of, or obligations unconditionally guaranteed by, the United States of America, entitled to the benefit of the full faith and credit thereof, and certificates, depositary receipts or other instruments that evidence a direct ownership interest in such obligations or in any specific interest or principal payments due in respect thereof.

The right of Sierra Pacific to cause its entire indebtedness in respect of the Indenture Securities of any series to be deemed to be satisfied and discharged as described above will be subject to the satisfaction of conditions specified in the instrument creating such series.

Duties of the Trustee; Resignation; Removal

The Trustee will have, and will be subject to, all the duties and responsibilities specified with respect to an indenture trustee under the Trust Indenture Act. Subject to such provisions, the Trustee will be under no obligation to exercise any of the powers vested in it by the G&R Indenture at the request of any holder of Indenture Securities, unless offered reasonable indemnity by such holder against the costs, expenses and liabilities which might be incurred thereby. The Trustee will not be required to expend or risk its own funds or otherwise incur financial liability in the performance of its duties if the Trustee reasonably believes that repayment or adequate indemnity is not reasonably assured to it.

The Trustee may resign at any time by giving written notice thereof to us or may be removed at any time by Act of the Holders of a majority in principal amount of Indenture Securities then Outstanding delivered to us and the Trustee. No resignation or removal of the Trustee and no appointment of a successor trustee will become effective until the acceptance of appointment by a successor trustee in accordance with the requirements of the G&R Indenture. So long as no Event of Default or event which, after notice or lapse of time, or both, would become an Event of Default has occurred and is continuing, if we have delivered to the Trustee a resolution of our Board of Directors appointing a successor trustee and such successor has accepted such appointment in accordance with the terms of the G&R Indenture, the Trustee will be deemed to have resigned and the successor will be deemed to have been appointed as trustee in accordance with the G&R Indenture. (See Section 11.10.)

Evidence to be Furnished to the Trustee

Compliance with G&R Indenture provisions is evidenced by written statements of our officers or persons selected or paid by us. In certain cases, opinions of counsel and certification of an engineer, accountant, appraiser or other expert (who in some cases must be independent) must be furnished. In addition, the G&R Indenture requires us to give the Trustee, not less often than annually, a brief statement as to our compliance with the conditions and covenants under the G&R Indenture.

No Personal Liability of Directors, Officers, Employees and Stockholders

No director, officer, employee, incorporator or stockholder of Sierra Pacific will have any liability for any obligations of Sierra Pacific under the Indenture Securities, the G&R Indenture, or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each holder of Indenture Securities by accepting a note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Indenture Securities. The waiver may not be effective to waive liabilities under the federal securities laws.

Form, Registration, Transfer and Exchange

Each series of G&R Securities will be issued in fully registered form without coupons or in bearer form with or without coupons. Unless the applicable prospectus supplement provides otherwise, registered G&R Securities will be issued in denominations of $1,000 or integral multiples thereof and G&R Securities issued in bearer form will be issued in the denomination of $5,000. The G&R Indenture provides that G&R Securities may be issued in global form. If any series of G&R Securities are issuable in global form, the applicable prospectus supplement will describe the circumstances, if any, under which beneficial owners of interests in any of those global G&R Securities may exchange their interests for G&R Securities of that series and of like tenor and principal amount in any authorized form and denomination.

Holders may present G&R Securities for exchange, and registered G&R Securities for transfer, in the manner, at the places and subject to the restrictions set forth in the G&R Indenture, the G&R Securities and the applicable prospectus supplement. Holders may transfer G&R Securities in bearer form and the coupons, if any, appertaining to the senior G&R Securities will be transferable by delivery. There will be no service charge for any registration of transfer of registered G&R Securities or exchange of G&R Securities, but we may require payment of a sum sufficient to cover any tax or other governmental charges that may be imposed in connection with any registration of transfer or exchange. Bearer securities will not be issued in exchange for registered securities.

In the event of any redemption of G&R Securities of any series, we will not be required to:

•	register the transfer of or exchange G&R Securities of that series during a period of 15 days next preceding the mailing of a notice of redemption of securities of the series to be redeemed;

•	register the transfer of or exchange any registered debt security called for redemption, except the unredeemed portion of any registered debt security being redeemed in part; or

•

exchange any bearer security called for redemption except, to the extent provided with respect to any series of G&R Securities and referred to in the applicable prospectus supplement, to exchange the bearer security for a registered debt security of like tenor and principal amount that is immediately surrendered for redemption.

Global Securities

The G&R Securities of each series may be issued in whole or in part in global form. A G&R Security in global form will be deposited with, or on behalf of, a depositary, which will be named in an applicable prospectus supplement. A global security may be issued in either registered or bearer form and in either temporary or definitive form. A global debt security may not be transferred, except as a whole, among the depositary for such debt security and/or its nominees and/or successors. If any debt securities of a series are issuable as global securities, the applicable prospectus supplement will describe any circumstances when beneficial owners of interests in any global security may exchange those interests for definitive debt securities of like tenor and principal amount in any authorized form and denomination and the manner of payment of principal and interest on any global debt security.

Payment and Paying Agents

Unless otherwise indicated in the applicable prospectus supplement, payment of the interest on any G&R Security (other than bearer securities) on any interest payment date will be made to the person in whose name the G&R Securities are registered.

Unless otherwise indicated in the applicable prospectus supplement, principal of and any premium, Additional Amounts and interest on the G&R Securities (other than bearer securities) of a particular series will be payable at the office of the paying agents designated by us. Unless otherwise indicated in the prospectus supplement, the principal corporate trust office of the trustee in The City of New York will be designated as sole paying agent for payments with respect to debt securities of each series.

All moneys paid by us to a paying agent or the trustee for the payment of the principal, premium additional amounts or interest on a G&R Security which remains unclaimed at the end of one year will be repaid to us, and the holder of the G&R Security thereafter may look only to us for payment thereof.

Governing Law

The G&R Securities will be governed by and construed under the laws of the State of New York, without regard to conflicts of laws principles thereof.

DESCRIPTION OF DEBT SECURITIES

The following is a general description of the debt securities, other than G&R Securities, that we may offer from time to time under this prospectus. The particular terms of the debt securities offered under this prospectus and the extent, if any, to which the general provisions described below may apply will be described in the applicable prospectus supplement.

The debt securities will be either senior debt securities or subordinated debt securities. We will issue the senior debt securities under a senior indenture between us and a trustee. We will issue the subordinated debt securities under a subordinated indenture between us and the same or another trustee. The senior indenture and the subordinated indenture are collectively referred to in this prospectus as the indentures, and each of the trustee under the senior indenture and the trustee under the subordinated indenture are referred to in this prospectus as the trustee.

The following description is only a summary of the material provisions of the indentures. We urge you to read the appropriate indenture because it, and not this description, defines your rights as holders of the applicable debt securities. See the information under the heading “Where You Can Find More Information” for information on how to obtain a copy of the appropriate indenture. The following description also is subject to and qualified by reference to the description of the particular terms of the debt securities and the relevant indenture described in the related prospectus supplement, including definitions used in the relevant indenture. The particular terms of the debt securities that we may offer under this prospectus and the relevant indenture may vary from the terms described below.

General

The senior debt securities will be unsubordinated obligations, will rank equally with all other unsubordinated debt obligations of ours and, unless otherwise indicated in the related prospectus supplement, will be unsecured. The subordinated debt securities will be subordinate in right of payment to any senior debt securities. A description of the subordinated debt securities is provided below under “—Subordinated Debt Securities.” The specific terms of any debt securities will be provided in the related prospectus supplement. For a complete understanding of the provisions pertaining to the debt securities, you should refer to the relevant form of indenture filed as an exhibit to the registration statement of which this prospectus is a part. Unless we elect or are required to secure the debt securities, the debt securities will be effectively subordinated to any of our existing and future secured debt to the extent of the assets securing that debt, including but not limited to, all of the securities issued under our G&R Indenture.

In addition to the debt securities that we may offer pursuant to this prospectus, we may issue other debt securities in public or private offerings from time to time. These other debt securities may be issued under other indentures or documentation that are not described in this prospectus, and those debt securities may contain provisions materially different from the provisions applicable to one or more issues of debt securities offered pursuant to this prospectus.

Terms

The indentures will not limit the principal amount of debt, including unsecured debt, or other securities that we may issue.

The debt securities of any series may be issued in definitive form or, if provided in the related prospectus supplement, may be represented in whole or in part by a global security or securities, registered in the name of a depositary designated by us. Each debt security represented by a global security is referred to as a “book-entry security.”

Debt securities may be issued from time to time pursuant to this prospectus and will be offered on terms determined by market conditions at the time of sale. Debt securities may be issued in one or more series with the same or various maturities and may be sold at par, a premium or an original issue discount. Debt securities sold at an original issue discount may bear no interest or interest at a rate that is below market rates. Unless otherwise provided in the related prospectus supplement, debt securities denominated in U.S. dollars will be issued in denominations of $1,000 and integral multiples thereof.

Please refer to the related prospectus supplement for the specific terms of the debt securities offered, including the following:

•	designation of an aggregate principal amount, purchase price and denomination;

•	date of maturity;

•	if other than U.S. currency, the currency in which the debt securities may be purchased and the currency in which principal, premium, if any, and interest will be paid;

•	the interest rate or rates and the method of calculating interest (unless we specify a different method, interest will be calculated based on a 360-day year consisting of 12 30-day months);

•

the date or dates from which the interest will accrue, the payment dates on which any premium and interest will be payable or the manner of determination of the payment dates and the record dates for the determination of holders to whom interest is payable;

•	the place or places where principal, any premium and interest will be payable;

•	any redemption or sinking fund provisions or other repayment or repurchase obligations;

•	any index used to determine the amount of payment of principal of and any premium and interest on the debt securities;

•	the application, if any, of defeasance provisions to the debt securities;

•	if other than the entire principal amount, the portion of the debt securities that would be payable upon acceleration of the maturity thereof;

•	whether the debt securities will be issued in whole or in part in the form of one or more global securities, and in such case, the depositary for the global securities;

•	any covenants applicable to the debt securities being offered;

•	any events of default applicable to the debt securities being offered;

•	any changes to the events of default described in this prospectus;

•	the terms of subordination, if applicable; and

•	any other specific material terms, including any additions to the terms described in this prospectus and any terms that may be required by or advisable under applicable law.

Except with respect to book-entry securities, debt securities may be presented for exchange or registration of transfer, in the manner, at the places and subject to the restrictions set forth in the debt securities and the related prospectus supplement. Such services will be provided without charge, other than any tax or other governmental charge payable in connection therewith, but subject to the limitations provided in the indentures.

Merger, Consolidation or Sale of Assets

Sierra Pacific Power Company will not, in a single transaction or through a series of related transactions, consolidate or merge with or into any other person, or, directly or indirectly, sell or convey all or substantially all of its properties and assets to another person or group of affiliated persons, except that Sierra Pacific Power Company may consolidate or merge with, or sell or convey substantially all of its assets to another person if (i) Sierra Pacific Power Company is the continuing person or the successor person (if other than Sierra Pacific Power Company) is organized and existing under the laws of the United States of America, any State thereof or the District of Columbia and such person expressly assumes all obligations of Sierra Pacific Power Company under the indenture, including payment of the principal and interest on the debt securities, and the performance and observance of all of the covenants and conditions of the indenture to be performed by Sierra Pacific Power Company and (ii) there is no default under the indenture. Upon such a succession, Sierra Pacific Power Company will be relieved from any further obligations under the indenture.

Events of Default

Except as otherwise set forth in the applicable prospectus supplement or in an Exchange Act report, an event of default shall occur with respect to any series of debt securities when:

•	we default in paying principal of or premium, if any, on any of the debt securities of such series when due;

•	we default in paying interest on the debt securities of such series when due and such default continues for 30 days;

•	we default in making deposits into any sinking fund payment with respect to any debt securities of such series when due and such default continues for 30 days;

•

we fail to perform any other covenant or warranty in the debt securities of such series or in the applicable indenture, and such failure continues for a period of 90 days after notice of such failure as provided in that indenture;

•	certain events of bankruptcy, insolvency, or reorganization involving us occur; or

•	any other event of default specified in the applicable prospectus supplement occurs with respect to debt securities of that series.

We will be required annually to deliver to the trustee officers’ certificates stating whether or not the officers signing such certificates have any knowledge of any default in the performance by us of our obligations under the applicable indenture.

If an event of default shall occur and be continuing with respect to any series (other than an event of default described in the fifth bullet point of the first paragraph above under “—Events of Default”), the trustee or the holders of a majority in principal amount of the debt securities of such series then outstanding (or, if any securities of that series are original issue discount securities, the portion of the principal amount of such securities as may be specified by the terms thereof) may declare the debt securities of such series to be immediately due and payable. If an event of default described in the fifth bullet point of the first paragraph above under “—Events of Default” occurs with respect to any series of debt securities, the principal amount of all debt securities of that series (or, if any securities of that series are original issue discount securities, the portion of the principal amount of such securities as may be specified by the terms thereof) will automatically become due and payable without any declaration by the trustee or the holders. The trustee is required to give holders of the debt securities of any series written notice of a default with respect to such series as and to the extent provided by the Trust Indenture Act. As used in this paragraph, a “default” means an event described in the first paragraph under “—Events of Default” without including any applicable grace period.

If at any time after the debt securities of such series have been declared due and payable, and before any judgment or decree for the moneys due has been obtained or entered, we pay or deposit with the trustee amounts sufficient to pay all matured installments of interest upon the debt securities of such series and the principal of all debt securities of such series which shall have become due, otherwise than by acceleration, together with interest on such principal and, to the extent legally enforceable, on such overdue installments of interest and all other amounts due under the applicable indenture shall have been paid, and any and all defaults with respect to such series under that indenture shall have been remedied, then the holders of a majority in aggregate principal amount of the debt securities of such series then outstanding, by written notice to us and the trustee, may rescind and annul the declaration that the debt securities of such series are due and payable.

In addition, the holders of a majority in aggregate principal amount of the debt securities of such series may waive any past default and its consequences with respect to such series, except a default in the payment of the principal of or any premium or interest on any debt securities of such series or a default in the performance of a covenant that cannot be modified under the applicable indenture without the consent of the holder of each affected debt security.

The trustee is under no obligation to exercise any of the rights or powers under the indentures at the request, order or direction of any of the holders of debt securities, unless such holders shall have offered to the trustee security or indemnity satisfactory to the trustee. Subject to such provisions for the indemnification of the trustee and certain limitations contained in the indentures, the holders of a majority in aggregate principal amount of the debt securities of each series at the time outstanding shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred on the trustee, with respect to the debt securities of such series.

No holder of debt securities of any series will have any right to institute any proceeding, judicial or otherwise, with respect to the applicable indenture, for the appointment of a receiver or trustee or for any other remedy under the indenture unless:

•	The holder has previously given written notice to the trustee of a continuing event of default with respect to the debt securities of that series; and

•

The holders of a majority in principal amount of the outstanding debt securities of that series have made a written request to the trustee, and offered indemnity satisfactory to the trustee, to institute proceedings as trustee, the trustee has failed to institute the proceedings within 60 days after its receipt of such notice and the trustee has not received from the holders of a majority in principal amount of the debt securities of that series a direction inconsistent with that request.

Notwithstanding the foregoing, the holder of any debt security will have an absolute and unconditional right to receive payment of the principal of and any premium and, subject to the provisions of the applicable indenture regarding the payment of default interest, interest on that debt security on the due dates expressed in that security and to institute suit for the enforcement of payment.

Modification of the Indentures

Each indenture will contain provisions permitting us and the trustee to modify that indenture or enter into or modify any supplemental indenture without the consent of the holders of the debt securities for any of the following purposes:

•	to evidence the succession of another corporation to us in accordance with “—Merger, Consolidation or Sale of Assets”;

•	to add to our covenants further covenants for the benefit or protection of the holders of any or all series of debt securities or to surrender any right or power conferred upon us by that indenture;

•	to add any additional events of default with respect to all or any series of debt securities;

•

to add to or change any of the provisions of that indenture to facilitate the issuance of debt securities in bearer form with or without coupons, or to permit or facilitate the issuance of debt securities in uncertificated form;

•

to add to, change or eliminate any of the provisions of that indenture in respect of one or more series of debt securities thereunder, under certain conditions designed to protect the rights of any existing holder of those debt securities;

•	to secure all or any series of debt securities;

•	to establish the forms or terms of the debt securities of any series;

•

to evidence the appointment of a successor trustee and to add to or change provisions of that indenture necessary to provide for or facilitate the administration of the trusts under that indenture by more than one trustee; and

•

to cure any ambiguity, to correct or supplement any provision of that indenture which may be defective or inconsistent with another provision of that indenture or to change any other provisions with respect to matters or questions arising under that indenture, provided that any such action shall not adversely affect the interests of the holders of any series of debt securities.

We and the trustee may otherwise modify each indenture or any supplemental indenture with the consent of the holders of not less than a majority in aggregate principal amount of each series of debt securities affected thereby at the time outstanding, except that no such modifications shall, without the consent of the holder of each debt security affected thereby:

•

change the fixed maturity of any debt securities or any installment of principal, interest or premium on any debt securities, or reduce the principal amount thereof or reduce the rate of interest or premium payable upon redemption, or reduce the amount of principal of an original issue discount debt security or any other debt security that would be due and payable upon a declaration of acceleration of the maturity thereof, or change the currency in which the debt securities are payable or impair the right to institute suit for the enforcement of any payment after the stated maturity thereof or the redemption date, if applicable, or adversely affect any right of the holder of any debt security to require us to repay or repurchase that security;

•	reduce the percentage of debt securities of any series, the consent of the holders of which is required for any waiver or supplemental indenture;

•

modify the provisions of that indenture relating to the waiver of past defaults or the waiver or certain covenants or the provisions described above, except to increase any percentage set forth in those provisions or to provide that other provisions of that indenture may not be modified without the consent of the holder of each debt security affected thereby;

•	change any obligation of ours to maintain an office or agency;

•	change any obligation of ours to pay additional amounts; or

•	reduce or postpone any sinking fund or similar provision.

Satisfaction and Discharge, Defeasance and Covenant Defeasance

Except as otherwise specified in the applicable prospectus supplement, each indenture shall be satisfied and discharged if (i) we shall deliver to the trustee all debt securities then outstanding for cancellation or (ii) all debt securities not delivered to the trustee for cancellation shall have become due and payable, are to become due and payable within one year or are to be called for redemption within one year and we shall deposit an amount sufficient to pay the principal, premium, if any, and interest to the date of maturity, redemption or deposit (in the case of debt securities that have become due and payable), provided that in either case we shall have paid all other sums payable under that indenture.

Each indenture will provide, if such provision is made applicable to the debt securities of a series, that we may elect either (A) to defease and be discharged from any and all obligations with respect to any debt security of such series (“defeasance,”) or (B) to be released from our obligations with respect to such debt security under certain of the covenants and events of default under that indenture together with additional covenants that may be included for a particular series and that certain events of default shall not be events of default under that indenture with respect to such series (“covenant defeasance”), upon the deposit with the trustee (or other qualifying trustee), in trust for such purpose, of money or certain U.S. government obligations which through the payment of principal and interest in accordance with their terms will provide money, in an amount sufficient to pay the principal of (and premium, if any) and interest on such debt security, on the scheduled due dates.

In the case of defeasance or covenant defeasance, the holders of such debt securities will be entitled to receive payments in respect of such debt securities solely from such trust. Such a trust may only be established if, among other things, we have delivered to the trustee an opinion of counsel (as specified in the indentures) to the effect that the holders of the debt securities affected thereby will not recognize income, gain or loss for Federal income tax purposes as a result of such defeasance or covenant defeasance and will be subject to Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such defeasance or covenant defeasance had not occurred. Such opinion of counsel, in the case of defeasance under clause (A) above, must refer to and be based upon a ruling of the Internal Revenue Service or a change in applicable Federal income tax law occurring after the date of the applicable indenture.

Record Dates

The indentures will provide that in certain circumstances we may establish a record date for determining the holders of outstanding debt securities of a series entitled to join in the giving of notice or the taking of other action under the applicable indenture by the holders of the debt securities of such series.

Governing Law

The laws of the State of New York will govern each indenture and will govern the debt securities.

BOOK-ENTRY SYSTEM

Unless otherwise indicated in the applicable prospectus supplement, each series of debt securities will initially be issued in the form of one or more global securities, in registered form, without coupons. The global security will be deposited with, or on behalf of, the depository, and registered in the name of the depository or a nominee of the depository. Unless otherwise indicated in the applicable prospectus supplement, the depository for any global securities will be The Depository Trust Company, or DTC.

So long as the depository, or its nominee, is the registered owner of a global security, such depository or such nominee, as the case may be, will be considered the owner of such global security for all purposes under the applicable indenture, including for any notices and voting. Except in limited circumstances, the owners of beneficial interests in a global security will not be entitled to have securities registered in their names, will not receive or be entitled to receive physical delivery of any such securities and will not be considered the registered holder thereof under the applicable indenture. Accordingly, each person holding a beneficial interest in a global security must rely on the procedures of the depository and, if such person is not a direct participant, on procedures of the direct participant through which such person holds its interest, to exercise any of the rights of a registered owner of such security.

Except as otherwise provided in any applicable prospectus supplement, global securities may be exchanged in whole for certificated securities only if the depository notifies us that it is unwilling or unable to continue as depository for the global securities or the depository has ceased to be a clearing agency registered under the Exchange Act and, in either case, we thereupon fail to appoint a successor depository within 90 days. We may decide to discontinue use of the system of book-entry-only transfers through DTC (or a successor securities depository), subject to DTC’s procedures.

In any such case, we have agreed to notify the applicable trustee in writing that, upon surrender by the direct participants and indirect participants of their interest in such global securities, certificated securities representing the applicable securities will be issued to each person that such direct participants and indirect participants and the depository identify as being the beneficial owner of such securities.

The following is based solely on information furnished by DTC:

DTC will act as depository for the global securities. The global securities will be issued as fully-registered securities registered in the name of Cede & Co. (DTC’s partnership nominee) or such other name as may be requested by an authorized representative of DTC. One fully-registered global security certificate will be issued for each issue of the global securities, each in the aggregate principal amount of such issue and will be deposited with DTC. If, however, the aggregate principal amount of any issue of a series of debt securities exceeds $500 million, one certificate will be issued with respect to each $500 million of principal amount and an additional certificate will be issued with respect to any remaining principal amount of such series. DTC is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code, and a “clearing agency” registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934. DTC holds securities that its direct participants deposit with DTC. DTC also facilitates the post-trade settlement among direct participants of sales and other securities transactions, in deposited securities through electronic computerized book-entry transfers and pledges between direct participants’ accounts, thereby eliminating the need for physical movement of securities certificates.

Direct participants include both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. DTC is a wholly-owned subsidiary of The Depository Trust & Clearing Corporation (“DTCC”). DTCC is the holding company for DTC, National Securities Clearing Corporation and Fixed Income Clearing Corporation, all of which are registered clearing agencies. DTCC is owned by the users of its regulated subsidiaries. Access to the DTC system is also available to others such as both U.S. and non-U.S. securities brokers and dealers, banks, trust companies and clearing corporations that clear through or maintain a custodial relationship with a direct participant, either directly or indirectly, which are referred to as indirect participants and, together with the direct participants, the participants. The rules applicable to DTC and its participants are on file with the Securities and Exchange Commission.

Purchases of global securities under the DTC system must be made by or through direct participants, who will receive a credit for the global securities on DTC’s records. The ownership interest of each actual purchaser of each global security, or beneficial owner, is in turn to be recorded on the direct and indirect participants’ records. Beneficial owners will not receive written confirmation from DTC of their purchase. Beneficial owners, however, are expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the direct or indirect participant through which the beneficial owner entered into the transaction. Transfers of ownership interests in the global securities are to be accomplished by entries made on the books of direct and indirect participants acting on behalf of beneficial owners. Beneficial owners will not receive certificates representing their ownership interests in the global securities, except in the event that use of the book-entry system for the global securities is discontinued.

To facilitate subsequent transfers, all global securities deposited by direct participants with DTC are registered in the name of DTC’s partnership nominee, Cede & Co., or such other name as may be requested by an authorized representative of DTC. The deposit of global securities with DTC and their registration in the name of Cede & Co. or such other DTC nominee do not effect any change in beneficial ownership. DTC has no knowledge of the actual beneficial owners of the global securities; DTC’s records reflect only the identity of the direct participants to whose accounts such global securities are credited which may or may not be the beneficial owners. The direct and indirect participants will remain responsible for keeping account of their holdings on behalf of their customers.

Conveyance of notices and other communications by DTC to direct participants, by direct participants to indirect participants, and by direct participants and indirect participants to beneficial owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time. Beneficial owners of global securities may wish to take certain steps to augment transmission to them of notices of significant events with respect to the global securities, such as redemptions, tenders, defaults, and proposed amendments to the security documents. For example, beneficial owners of global securities may wish to ascertain that the nominee holding the global securities for their benefit has agreed to obtain and transmit notices to beneficial owners, in the alternative, beneficial owners may wish to provide their names and addresses to the registrar and request that copies of the notices be provided directly to them.

If the global securities are redeemable, redemption notices shall be sent to DTC. If less than all of the global securities are being redeemed, DTC’s practice is to determine by lot the amount of the interest of each direct participant in such issue to be redeemed.

Neither DTC nor Cede & Co. (nor any other DTC nominee) will consent or vote with respect to the global securities unless authorized by a direct participant in accordance with DTC’s procedures. Under its usual procedures, DTC mails an omnibus proxy to us as soon as possible after the record date. The omnibus proxy assigns Cede & Co.’s consenting or voting rights to those direct participants whose accounts the global securities are credited on the record date, identified in a listing attached to the omnibus proxy.

Principal, distributions, interest and premium payments, if any, on the global securities will be made to Cede & Co., or such other nominee as may be requested by an authorized representative of DTC. DTC’s practice is to credit direct participants’ accounts upon DTC’s receipt of funds and corresponding detail information from us or the trustee for such securities, on payable date in accordance with their respective holdings shown on DTC’s records. Payments by participants to beneficial owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in “street name,” and will be the responsibility of such participant and not of DTC, the trustee for such securities, or us, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of principal, distributions, interest and premium, if any, on any of the aforementioned securities represented by global securities to DTC is the responsibility of the appropriate trustee and us. Disbursement of such payments to direct participants shall be the responsibility of DTC, and disbursement of such payments to the beneficial owners shall be the responsibility of the participants.

The information in this section concerning DTC and DTC’s book-entry system has been obtained from sources, including DTC, that we believe to be reliable, but we take no responsibility for the accuracy thereof.

The underwriters, dealers or agents of any of the securities may be direct participants of DTC.

None of the trustees, us or any agent for payment on or registration of transfer or exchange of any global security will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial interests in such global security or for maintaining, supervising or reviewing any records relating to such beneficial interests.

DESCRIPTION OF TRUST PREFERRED SECURITIES

Trusts that we may form in the future may, from time to time, offer trust preferred securities under this prospectus. When the trusts offer to sell a particular series of trust preferred securities, we will describe the material terms of that series in a prospectus supplement or other offering material. Each trust’s declaration of trust will be qualified as an indenture under the Trust Indenture Act of 1939, as amended. Unless otherwise stated in a prospectus supplement or other offering material, the trust preferred securities will be issued pursuant to one or more trust agreements, which we will describe in a prospectus supplement or other offering material.

Each declaration of trust will authorize the trustees of each trust to issue on behalf of the trust one series of trust preferred securities and one series of common securities. The trust preferred securities will be issued to the public pursuant to the registration statement of which this prospectus is a part, and the common securities of the trusts will be issued directly or indirectly to us.

The trust preferred securities will have the terms, including interest, dividends, redemption, voting, conversion, liquidation rights and other preferred, deferred or other special rights or restrictions as are described in the applicable declaration of trust or made part of the declaration of trust by the Trust Indenture Act of 1939, as amended.

You should refer to the applicable prospectus supplement or other offering material relating to the trust preferred securities of each trust for specific terms, including, but not limited to:

•	the distinctive designation of the trust preferred securities;

•	the number of trust preferred securities issued by the trust;

•

the annual distribution rate, or method of determining the rate, for trust preferred securities issued by the trust and the date or dates upon which the distributions will be payable and any right to defer payment thereof;

•

whether distributions on the trust preferred securities will be cumulative, and, in the case of trust preferred securities having cumulative distribution rights, the date or dates or method of determining the date or dates from which distributions on trust preferred securities will be cumulative;

•

the amount or amounts which will be paid out of the assets of the trust to the holders of the trust preferred securities upon voluntary or involuntary dissolution, winding-up or termination of the trust;

•	the terms and conditions, if any, upon which the related series of our debt securities may be distributed to the holders of the trust preferred securities;

•

the obligation, if any, of the trust to purchase or redeem trust preferred securities and the price or prices at which, the period or periods within which and the terms and conditions upon which the trust preferred securities will be purchased or redeemed, in whole or in part, pursuant to the obligation;

•

the voting rights, if any, of the holders of the trust preferred securities in addition to those required by law, including the number of votes per trust preferred security and any requirement for the approval by the holders of the trust preferred securities, as a condition to specified action or amendments to the applicable declaration of trust; and

•	any other relevant rights, preferences, privileges, limitations or restrictions of the trust preferred securities that are consistent with the applicable declaration of trust or applicable law.

Pursuant to the applicable declaration of trust, the property trustee will own our debt securities purchased by the applicable trust for the benefit of us and the holders of the trust preferred securities. The payment of dividends out of money held by the applicable trust, and payments upon redemption of the trust preferred securities or liquidation of any trust, will be guaranteed by us to the extent described below under “Description of Trust Guarantees.”

Specific United States federal income tax considerations applicable to an investment in trust preferred securities will be described in the applicable prospectus supplement or other offering material.

In connection with the issuance of trust preferred securities, each trust will also issue one series of common securities to us. Each declaration of trust will authorize the regular trustees of a trust to issue on behalf of the trust one series of common securities having the terms, including dividends, conversion, redemption, voting, liquidation rights or the restrictions described in the applicable declaration of trust. Except as otherwise provided in the applicable prospectus supplement or other offering material, the terms of the common securities of the trusts will be substantially identical to the terms of the trust preferred securities issued by the trusts, and the common securities of the trusts will rank on equal terms with, and payments will be made on a ratable basis with, the trust preferred securities. However, upon an event of default under the applicable declaration of trust, the rights of the holders of the common securities of the trusts to payment in respect of dividends and payments upon liquidation, redemption and otherwise will be subordinated to the rights of the holders of the trust preferred securities. Except in limited circumstances, the common securities of the trusts will also carry the right to vote and appoint, remove or replace any of the trustees of the related trust. All of the common securities of the trusts will be directly or indirectly owned by us.

The applicable prospectus supplement will describe whether we and/or certain of our subsidiaries maintain deposit accounts and conduct other banking transactions, including borrowings in the ordinary course of business, with the property trustee.

DESCRIPTION OF TRUST GUARANTEES

Below is a summary of information concerning the trust guarantees which will be executed and delivered by us, at various times, for the benefit of the holders of the trust preferred securities. The applicable prospectus supplement or other offering material will describe any significant differences between the actual terms of the trust guarantees and the summary below. This summary does not describe all exceptions and qualifications contained in the indenture or all of the terms of the trust guarantees. You should read the trust guarantees for provisions that may be important to you. Copies of the trust guarantees will be filed with the Securities and Exchange Commission and are incorporated by reference as an exhibit to the registration statement of which this prospectus is a part.

General

We will irrevocably and unconditionally agree, to the extent described in the trust guarantees, to pay in full, to the holders of the trust preferred securities of each trust, the trust guarantee payments (as defined below), except to the extent paid by the trust, as and when due, regardless of any defense, right of set-off or counterclaim which the trust may have or assert. Our obligation to make a trust guarantee payment may be satisfied by direct payment of the required amounts by us to the holders of the trust preferred securities or by causing the applicable trust to pay the required amounts to the holders.

The following payments regarding the trust preferred securities, which we refer to as the “trust guarantee payments,” to the extent not paid by the applicable trust, will be subject to the trust guarantees, without duplication:

•	any accrued and unpaid distributions which are required to be paid on the trust preferred securities, to the extent the trust has funds legally available therefor;

•

the redemption price, including all accrued and unpaid distributions, payable out of legally available funds, regarding any trust preferred securities called for redemption by the trust, to the extent the trust has funds legally available therefor; and

•

upon a voluntary or involuntary dissolution or winding-up of the trust (other than in connection with the distribution of debt securities to the holders of the trust preferred securities or a redemption of all the trust preferred securities), the lesser of:

•	the aggregate of the liquidation amount and all accrued and unpaid distributions on the trust preferred securities to the date of the payment to the extent the trust has funds available therefor; or

•	the amount of assets of the trust remaining available for distribution to holders of the trust preferred securities in liquidation of the trust.

Amendment and Assignment

Except with respect to any changes that do not adversely affect the rights of holders of the trust preferred securities in any material respect (in which case no consent of such holders will be required), each trust guarantee may be amended only with the prior approval of the holders of not less than a majority in liquidation amount of the outstanding trust preferred securities. The manner of obtaining any such approval of holders of the trust preferred securities will be as described in the applicable prospectus supplement or other offering material. All guarantees and agreements contained in each guarantee shall bind our successors, assigns, receivers, trustees and representatives and shall inure to the benefit of the holders of the trust preferred securities then outstanding.

Termination of the Trust Guarantees

Each trust guarantee will end as to the trust preferred securities issued by the applicable trust upon any of the following:

•	full payment of the redemption price of all trust preferred securities;

•	distribution of our debt securities held by the trust to the holders of the trust preferred securities; or

•	full payment of the amounts payable in accordance with the declaration upon liquidation of the trust.

Each trust guarantee will continue to be effective or will be reinstated, as the case may be, if at any time any holder of trust preferred securities issued by the applicable trust must restore payment of any sums paid under the trust preferred securities or the trust guarantee.

Status of the Trust Guarantees

Our obligations under each trust guarantee to make the trust guarantee payments will constitute unsecured obligations of Sierra Pacific Power Company and will rank as follows:

•	subordinate and junior in right of payment to all of our other liabilities, including the debt securities, except those of our liabilities made pari passu or subordinate by their terms;

•

pari passu with the most senior preferred or preference stock, if any, hereafter issued by us and with any guarantee now or hereafter entered into by us in respect of any preferred or preference securities of any of our affiliates; and

•	senior to our common shares.

The terms of the trust securities will provide that each holder of trust securities by acceptance thereof agrees to the subordination provisions and other terms of the applicable guarantee.

Each trust guarantee will constitute a guarantee of payment and not of collection (that is, the guaranteed party may institute a legal proceeding directly against us to enforce its rights under the guarantee without instituting a legal proceeding against any other person or entity). No trust guarantee will be discharged except by payment of the trust guarantee payments in full to the extent not paid by the applicable trust, and by complete performance of all obligations under the trust guarantee.

LEGAL MATTERS

Unless otherwise indicated in the applicable prospectus supplement, certain legal matters will be passed upon for us by Choate, Hall & Stewart LLP, Boston, Massachusetts. Matters of Nevada law will be passed upon by Woodburn and Wedge, Reno, Nevada. Unless otherwise indicated in the applicable prospectus supplement, legal matters in connection with the offered securities will be passed upon for the underwriter(s), dealer(s) or agent(s) by Pillsbury Winthrop Shaw Pittman LLP, New York, New York.

EXPERTS

The consolidated financial statements, and the related consolidated financial statement schedule, incorporated in this Prospectus by reference from the Annual Report on Form 10-K for Sierra Pacific Power Company for the year ended December 31, 2012 have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report, which is incorporated herein by reference. Such consolidated financial statements and consolidated financial statement schedule have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

SIERRA PACIFIC POWER COMPANY d/b/a NV Energy

GENERAL AND REFUNDING

MORTGAGE SECURITIES

DEBT SECURITIES

TRUST PREFERRED SECURITIES

GUARANTEE OF TRUST PREFERRED SECURITIES

PROSPECTUS

August 28, 2013

PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUSES

Item 14. Other Expenses of Issuance and Distribution

The following table sets forth the expenses (other than underwriting discounts and commissions) expected to be incurred in connection with the offerings described in this registration statement.

Securities and Exchange Commission Registration Fee	$	*
Blue sky fees and expenses (including legal fees)	$	†
Legal fees and expenses	$	†
Indenture trustee’s fees and expenses	$	†
Accounting fees and expenses	$	†
Printing and engraving expenses	$	†
Listing expenses	$	†
Rating agencies’ expenses	$	†
Miscellaneous	$	†

Total Expenses	$	†

*	To be deferred pursuant to Rule 456(b) and calculated in connection with the offering of securities under this registration statement pursuant to Rule 457(r).

†	To be filed by amendment.

Item 15. Indemnification of Directors and Officers

The Nevada Revised Statutes provide that a director or officer is not individually liable to the corporation or its stockholders or creditors for any damages as a result of any act or failure to act in his capacity as a director or officer unless it is proven that his act or failure to act constituted a breach of his fiduciary duties as a director or officer and his breach of those duties involved intentional misconduct, fraud or a knowing violation of law. The Articles of Incorporation or an amendment thereto may, however, provide for greater individual liability. Furthermore, directors may be jointly and severally liable for the payment of certain distributions in violation of Chapter 78 of the Nevada Revised Statutes.

Each of the Articles of Incorporation and By-laws of NV Energy, Inc., Nevada Power Company and Sierra Pacific Power Company provide in substance that no director, officer, employee, fiduciary or authorized representative of the respective company shall be personally liable for monetary damages as such for any action taken, or any failure to take any action, as a director, officer or other representative capacity to the fullest extent that the laws of the State of Nevada permit elimination or limitation of the liability of directors and officers.

The Nevada Revised Statutes also provide that under certain circumstances, a corporation may indemnify any person for amounts incurred in connection with a pending, threatened or completed action, suit or proceeding in which he is, or is threatened to be made, a party by reason of his being a director, officer, employee or agent of the corporation or serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, if such person (a) is not liable for a breach of fiduciary duty involving intentional misconduct, fraud or a knowing violation of law or such greater standard imposed by the corporation’s articles of incorporation; or (b) acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. Additionally, a corporation may indemnify a director, officer, employee or agent with respect to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor, if such person (a) is not liable for a breach of fiduciary duty involving intentional misconduct, fraud or a knowing violation of law or such greater standard imposed by the corporation’s articles of incorporation; or (b) acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, however, indemnification may not be made for any claim, issue or matter as to which such a person has been adjudged by a court to be liable to the corporation or for amounts paid in settlement to the corporation, unless the court determines that the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper. To the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to above, or in defense of any claim, issue or matter therein, the corporation shall indemnify him against expenses, including attorneys’ fees, actually and reasonably incurred by him in connection with the defense.

Each of the By-laws of NV Energy, Inc., Nevada Power Company and Sierra Pacific Power Company provide in substance that every director and officer of the respective company shall be entitled to indemnification against reasonable expense and any liability incurred in connection with the defense of any actual or threatened claim, action, suit or proceeding, civil, criminal, administrative, investigative or other, whether brought by or in the right of the respective company or otherwise, in which he or she may be involved, as a party or otherwise, by reason of being or having been a director or officer of the respective company or by reason of the fact that such person is or was serving at the request of NV Energy, Inc., Nevada Power Company or Sierra Pacific Power Company as a director, officer, employee, fiduciary or other representative of the respective company or another corporation, partnership, joint venture, trust, employee benefit plan or other entity, except to the extent prohibited by law.

NV Energy, Inc., Nevada Power Company and Sierra Pacific Power Company have each purchased insurance coverage under a policy insuring its directors and officers against certain liabilities which they may incur in their capacity as such.

See “Item 17. Undertakings” for a description of the Securities and Exchange Commission’s position regarding such indemnification provisions.

Item 16. Exhibits

See Index to Exhibits preceding the Exhibits included as part of this registration statement.

Item 17. Undertakings

The undersigned Registrants each hereby undertake:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

Provided, however, that (i), (ii) and (iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Securities and Exchange Commission by the Registrants pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering;

(4) That, for the purpose of determining liability under the Securities Act to any purchaser:

(i) (A) Each prospectus filed by the Registrants pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5) That, for the purpose of determining liability of the Registrants under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned Registrants undertake that in a primary offering of securities of the undersigned Registrants pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrants will be sellers to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned Registrants relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrants or used or referred to by the undersigned Registrants;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrants or its securities provided by or on behalf of the undersigned Registrants; and

(iv) Any other communication that is an offer in the offering made by the undersigned Registrants to the purchaser.

(b) The undersigned Registrants hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrants’ annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrants pursuant to the provisions referred to in Item 15 hereof, or otherwise, the Registrants have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrants of expenses incurred or paid by a director, officer or controlling person of the Registrants in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrants will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, State of Nevada, on August 28, 2013.

NV ENERGY, INC.

By	/s/ Jonathan S. Halkyard
Jonathan S. Halkyard
Executive Vice President and Chief Financial Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Jonathan S. Halkyard, Paul J. Kaleta and E. Kevin Bethel as his or her true and lawful attorneys-in-fact and agents, with full power of substitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all supplements and amendments (including post-effective amendments and Registration Statements filed pursuant to Rule 462(b) of the Securities Act) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitutes, shall do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ Michael W. Yackira	Director, Chief Executive Officer and President	August 28, 2013
Michael W. Yackira	(Principal Executive Officer)

/s/ Jonathan S. Halkyard	Executive Vice President and
Jonathan S. Halkyard	Chief Financial Officer (Principal Financial Officer)	August 28, 2013

/s/ E. Kevin Bethel	Vice President, Chief Accounting Officer and Controller
E. Kevin Bethel	(Principal Accounting Officer)	August 28, 2013

/s/ Philip G. Satre	Director and Chairman of the Board	August 28, 2013
Philip G. Satre

/s/ Joseph B. Anderson, Jr.	Director	August 28, 2013
Joseph B. Anderson, Jr.

/s/ Glenn C. Christenson	Director	August 28, 2013
Glenn C. Christenson

/s/ Susan F. Clark	Director	August 28, 2013
Susan F. Clark

/s/ Stephen E. Frank	Director	August 28, 2013
Stephen E. Frank

Signature	Title	Date

/s/ Brian J. Kennedy	Director	August 28, 2013
Brian J. Kennedy

/s/ Maureen T. Mullarkey	Director	August 28, 2013
Maureen T. Mullarkey

/s/ John F. O’Reilly	Director	August 28, 2013
John F. O’Reilly

/s/ Donald D. Snyder	Director	August 28, 2013
Donald D. Snyder

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, State of Nevada, on August 28, 2013.

NEVADA POWER COMPANY

By	/s/ Jonathan S. Halkyard
Jonathan S. Halkyard
Executive Vice President and Chief Financial Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Jonathan S. Halkyard, Paul J. Kaleta and E. Kevin Bethel as his or her true and lawful attorneys-in-fact and agents, with full power of substitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all supplements and amendments (including post-effective amendments and Registration Statements filed pursuant to Rule 462(b) of the Securities Act) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitutes, shall do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ Michael W. Yackira	Director, Chief Executive Officer and President	August 28, 2013
Michael W. Yackira	(Principal Executive Officer)

/s/ Jonathan S. Halkyard	Executive Vice President and
Jonathan S. Halkyard	Chief Financial Officer (Principal Financial Officer)	August 28, 2013

/s/ E. Kevin Bethel	Vice President, Chief Accounting Officer and Controller	August 28, 2013
E. Kevin Bethel	(Principal Accounting Officer)

/s/ Philip G. Satre	Director and Chairman of the Board	August 28, 2013
Philip G. Satre

/s/ Joseph B. Anderson, Jr.	Director	August 28, 2013
Joseph B. Anderson, Jr.

/s/ Glenn C. Christenson	Director	August 28, 2013
Glenn C. Christenson

/s/ Susan F. Clark	Director	August 28, 2013
Susan F. Clark

/s/ Stephen E. Frank	Director	August 28, 2013
Stephen E. Frank

Signature	Title	Date

/s/ Brian J. Kennedy	Director	August 28, 2013
Brian J. Kennedy

/s/ Maureen T. Mullarkey	Director	August 28, 2013
Maureen T. Mullarkey

/s/ John F. O’Reilly	Director	August 28, 2013
John F. O’Reilly

/s/ Donald D. Snyder	Director	August 28, 2013
Donald D. Snyder

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, State of Nevada, on August 28, 2013.

SIERRA PACIFIC POWER COMPANY

By	/s/ Jonathan S. Halkyard
Jonathan S. Halkyard
Executive Vice President and Chief Financial Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Jonathan S. Halkyard, Paul J. Kaleta and E. Kevin Bethel as his or her true and lawful attorneys-in-fact and agents, with full power of substitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all supplements and amendments (including post-effective amendments and Registration Statements filed pursuant to Rule 462(b) of the Securities Act) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitutes, shall do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ Michael W. Yackira	Director, Chief Executive Officer and President	August 28, 2013
Michael W. Yackira	(Principal Executive Officer)

/s/ Jonathan S. Halkyard	Executive Vice President and
Jonathan S. Halkyard	Chief Financial Officer (Principal Financial Officer)	August 28, 2013

/s/ E. Kevin Bethel	Vice President, Chief Accounting Officer and Controller	August 28, 2013
E. Kevin Bethel	(Principal Accounting Officer)

/s/ Philip G. Satre	Director and Chairman of the Board	August 28, 2013
Philip G. Satre

/s/ Joseph B. Anderson, Jr.	Director	August 28, 2013
Joseph B. Anderson, Jr.

/s/ Glenn C. Christenson	Director	August 28, 2013
Glenn C. Christenson

/s/ Susan F. Clark	Director	August 28, 2013
Susan F. Clark

/s/ Stephen E. Frank	Director	August 28, 2013
Stephen E. Frank

Signature	Title	Date

/s/ Brian J. Kennedy	Director	August 28, 2013
Brian J. Kennedy

/s/ Maureen T. Mullarkey	Director	August 28, 2013
Maureen T. Mullarkey

/s/ John F. O’Reilly	Director	August 28, 2013
John F. O’Reilly

/s/ Donald D. Snyder	Director	August 28, 2013
Donald D. Snyder

EXHIBIT INDEX

Exhibit No.	Description

NV Energy, Inc.

*1.1	Form of Underwriting Agreement.

*1.2	Form of Distribution Agreement.

Nevada Power Company

*1.3	Form of Underwriting Agreement.

*1.4	Form of Distribution Agreement.

Sierra Pacific Power Company

*1.5	Form of Underwriting Agreement.

*1.6	Form of Distribution Agreement.

NV Energy, Inc.

3.1	Amended and Restated Articles of Incorporation of NV Energy, Inc. effective May 9, 2011 (filed as Exhibit 10.1 to Form 10-Q for quarter ended June 30, 2011).

3.2	By-laws of NV Energy, Inc., as amended through October 28, 2011 (filed as Exhibit 3.1 to Form 10-Q for the quarter ended September 30, 2011).

Nevada Power Company

3.3	Restated Articles of Incorporation of Nevada Power Company, dated July 28, 1999 (filed as Exhibit 3(B) to Form 10-K for year ended December 31, 1999).

3.4	Amended and Restated By-Laws of Nevada Power Company dated July 28, 1999 (filed as Exhibit 3(C) to Form 10-K for year ended December 31, 1999).

Sierra Pacific Power Company

3.5	Restated Articles of Incorporation of Sierra Pacific Power Company dated October 25, 2006 (filed as Exhibit 3.1 to Form 10-Q for the quarter ended September 30, 2006).

3.6	By-laws of Sierra Pacific Power Company, as amended through November 13, 1996 (filed as Exhibit (3)(A) to Form 10-K for the year ended December 31, 1996).

NV Energy, Inc.

4.1	Indenture between Sierra Pacific Resources and The Bank of New York, as Trustee (filed as Exhibit 4.1 to Form 8-K dated May 22, 2000).

*4.2	Form of Senior Debt Indenture.

*4.3	Form of Subordinated Debt Indenture.

*4.4	Form of Senior Debt Security (included in Exhibit 4.2).

*4.5	Form of Subordinated Debt Security (included in Exhibit 4.3).

*4.6	Form of Warrant Agreement.

Exhibit No.	Description

*4.7	Form of Warrant Certificate.

*4.8	Form of Stock Purchase Contract Agreement.

*4.9	Form of Stock Purchase Contract Security.

*4.10	Form of Stock Purchase Unit Agreement.

*4.11	Form of Stock Purchase Unit Certificate.

Nevada Power Company

4.12	General and Refunding Mortgage Indenture, dated as of May 1, 2001 between Nevada Power Company and The Bank of New York Mellon Trust Company, N.A., as Trustee (previously filed as Exhibit 4.1(a) to Form 10-Q for the quarter ended June 30, 2001).

4.13	First Supplemental Indenture, dated as of May 1, 2001 (previously filed as Exhibit 4.1(b) to Form 10-Q for the quarter ended June 30, 2001).

4.14	Second Supplemental Indenture, dated as of October 1, 2001 (previously filed as Exhibit 4(A) to Form 10-K for the year ended December 31, 2001).

*4.15	Form of Officer’s Certificate establishing the terms of the G&R Securities.

*4.16	Form of Senior Debt Indenture.

*4.17	Form of Subordinated Debt Indenture.

*4.18	Form of Senior Debt Security (included in Exhibit 4.16).

*4.19	Form of Subordinated Debt Security (included in Exhibit 4.17).

*4.20	Certificate of Trust.

*4.21	Declaration of Trust.

*4.22	Form of Trust Preferred Security (included in Exhibit 4.21).

*4.23	Form of Trust Common Security (included in Exhibit 4.21).

*4.24	Form of Trust Preferred Securities Guarantee Agreement.

Sierra Pacific Power Company

4.25	General and Refunding Mortgage Indenture, dated as of May 1, 2001 between Sierra Pacific Power Company and The Bank of New York Mellon Trust Company, N.A., as Trustee (previously filed as Exhibit 4.2(a) to Form 10-Q for the quarter ended June 30, 2001).

4.26	First Supplemental Indenture, dated as of May 1, 2001 (previously filed as Exhibit 4.2(b) to Form 10-Q for the quarter ended June 30, 2001).

4.27	Second Supplemental Indenture, dated as of October 30, 2006 (previously filed as Exhibit 4(A) to Form 10-K for the year ended December 31, 2006).

*4.28	Form of Officer’s Certificate establishing the terms of the G&R Securities.

*4.29	Form of Senior Debt Indenture.

*4.30	Form of Subordinated Debt Indenture.

*4.31	Form of Senior Debt Security (included in Exhibit 4.29).

Exhibit No.	Description

*4.32	Form of Subordinated Debt Security (included in Exhibit 4.30).

*4.33	Certificate of Trust.

*4.34	Declaration of Trust.

*4.35	Form of Trust Preferred Security (included in Exhibit 4.34).

*4.36	Form of Trust Common Security (included in Exhibit 4.34).

*4.37	Form of Trust Preferred Securities Guarantee Agreement.

NV Energy, Inc.

+5.1	Opinion of Choate, Hall & Stewart LLP.

+5.2	Opinion of Woodburn and Wedge.

Nevada Power Company

+5.3	Opinion of Choate, Hall & Stewart LLP.

+5.4	Opinion of Woodburn and Wedge.

*5.5	Opinion of Special Counsel for the Trusts.

Sierra Pacific Power Company

+5.6	Opinion of Choate, Hall & Stewart LLP.

+5.7	Opinion of Woodburn and Wedge.

*5.8	Opinion of Special Counsel for the Trusts.

NV Energy, Inc.

12.1	Computation of Ratios of Earnings to Fixed Charges (previously filed as Exhibit 12.1 to Form 10-Q for the quarter ended June 30, 2013).

Nevada Power Company

12.2	Computation of Ratios of Earnings to Fixed Charges (previously filed as Exhibit 12.2 to Form 10-Q for the quarter ended June 30, 2013).

Sierra Pacific Power Company

12.3	Computation of Ratios of Earnings to Fixed Charges (previously filed as Exhibit 12.3 to Form 10-Q for the quarter ended June 30, 2013).

NV Energy, Inc.

+23.1	Consent of Deloitte & Touche LLP.

+23.2	Consent of Choate, Hall & Stewart LLP (included in Exhibit 5.1)

+23.3	Consent of Woodburn and Wedge (included in Exhibit 5.2).

Nevada Power Company

+23.4	Consent of Deloitte & Touche LLP.

+23.5	Consent of Choate, Hall & Stewart LLP (included in Exhibit 5.3)

Exhibit No.	Description

+23.6	Consent of Woodburn and Wedge (included in Exhibit 5.4).

*23.7	Consent of Special Counsel for the Trusts (included in Exhibit 5.5).

Sierra Pacific Power Company

+23.8	Consent of Deloitte & Touche LLP.

+23.9	Consent of Choate, Hall & Stewart LLP (included in Exhibit 5.6)

+23.10	Consent of Woodburn and Wedge (included in Exhibit 5.7).

*23.11	Consent of Special Counsel for the Trusts (included in Exhibit 5.8).

NV Energy, Inc.

24.1	Powers of Attorney (included in signature page).

Nevada Power Company

24.2	Powers of Attorney (included in signature page).

Sierra Pacific Power Company

24.3	Powers of Attorney (included in signature page).

NV Energy, Inc.

*25.1	Form T-1 Statement of Eligibility of Indenture Trustee.

*25.2	Form T-1 Statement of Eligibility of Senior Debt Indenture Trustee.

*25.3	Form T-1 Statement of Eligibility of Subordinated Debt Indenture Trustee.

Nevada Power Company

*25.4	Form T-1 Statement of Eligibility of General and Refunding Mortgage Indenture Trustee.

*25.5	Form T-1 Statement of Eligibility of Senior Debt Indenture Trustee.

*25.6	Form T-1 Statement of Eligibility of Subordinated Debt Indenture Trustee.

*25.7	Form T-1 Statement of Eligibility of Trustee under the Declaration of Trust.

*25.8	Form T-1 Statement of Eligibility of Guarantee Trustee.

Sierra Pacific Power Company

*25.9	Form T-1 Statement of Eligibility of General and Refunding Mortgage Indenture Trustee.

*25.10	Form T-1 Statement of Eligibility of Senior Debt Indenture Trustee.

*25.11	Form T-1 Statement of Eligibility of Subordinated Debt Indenture Trustee.

*25.12	Form T-1 Statement of Eligibility of Trustee under the Declaration of Trust.

*25.13	Form T-1 Statement of Eligibility of Guarantee Trustee.

*	To be filed either by amendment to this Registration Statement or as an exhibit to a report filed under the Securities Exchange Act of 1934, as amended, and incorporated herein by reference.

+	Filed herewith.